UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Conagra Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Our Brands

Slim Jim | Healthy Choice | Duncan Hines | Angie's Boom Chicka Pop | gardein Plant-Based Protein

udi's Gluten Free | David | Birds Eye | vlasic Big Crunch! | Ro*Tel

Chef Boyardee | Snack Pack | Hunt's 100% Natural | Marie Callender's | Banquet Made in the USA Since 1953

La Choy | Reddi wip | Duke's Freshly Crafted Smoked Meats | Orville Redenbacher's Gourmet Popping Corn | Swiss Miss

Rosarita | Hebrew National Premium Cuts of 100% Kosher Beef | Kid Cuisine | earth balance | Hungry-Man

Manwich | glutino Forever Gluten Free | Mrs. Butter-worth's | Frontera | evol.

PAM | Smart Balance | P.F. Chang's Home Menu | Crunch 'n Munch | Gulden's

Act II | BiGS | Bertolli Since 1865 Dal 1865 | Blake's | Wish-Bone

Visit ConagraBrands.com for a full list of our iconic and emerging brands.

Conagra Brands, Inc. 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654
Message from Our President and
Chief Executive Officer

August 4, 2023
Dear Fellow Shareholders,
I am delighted to invite you to participate in the Conagra Brands, Inc. 2023 Annual Meeting of Shareholders. The Annual Meeting will include a brief company overview and business report, a discussion of and voting on matters described in the Notice of 2023 Annual Meeting of Shareholders and Proxy Statement, and a question-and-answer session.
Looking back, fiscal 2023 was another dynamic year through which we navigated a challenging operating environment to successfully implement targeted pricing actions to offset high inflation, continued to improve our service levels, and drove productivity initiatives to offset higher operating costs. Under the steady guidance of our engaged board of directors, our decisive actions enabled us to deliver strong revenue growth, margin improvement, and profitable results.
During fiscal 2023, our Board provided key insights and oversight and also continued its refreshment activities. After strengthening our Board with two new directors in both 2021 and 2022, our Board has nominated a proven leader with strong technology and cybersecurity experience, Francisco Fraga, for election at our 2023 annual meeting. Our Board continues to be focused on cultivating directors with the integrity, leadership, experience, skills, backgrounds, and knowledge that our business needs to continue to grow shareholder value.
We anticipate fiscal 2024 to be a transition toward a more normalized operating environment, where we will continue to focus on developing and marketing innovative new products, improving productivity throughout our supply chain, and nurturing what we consider to be the most dynamic culture in the food industry.
On behalf of our entire organization, I thank you for your support of Conagra Brands as we continue to drive shareholder value.
Sincerely,
Sean Connolly
President and Chief Executive Officer

CONAGRA BRANDS 2023 PROXY STATEMENT i

Notice of 2023 Annual Meeting of Shareholders
Meeting Information
When	Where	Record Date
Thursday, September 14, 2023 Noon CDT	Online at www.virtualshareholder meeting.com/CAG2023	Shareholders of record of our common stock as of the close of business on July 25, 2023 are entitled to notice and to vote at the meeting

   Attend Online
Once again, our 2023 Annual Meeting of Shareholders (Annual Meeting) will be held in a virtual forum only with no physical location. The Annual Meeting will include a brief report on our business, a discussion of and voting on matters described in the Notice of 2023 Annual Meeting of Shareholders and Proxy Statement, and a question-and-answer session. We believe the virtual format is advantageous to the Company by reducing our costs and advantageous to our shareholders who are able to attend our meeting from anywhere in the world at no cost. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may also ask questions, vote online, and examine our shareholder list during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/CAG2023. Please see “Additional Information about the Meeting” in this Proxy Statement for details regarding the Annual Meeting.

Items of Business
Proposal Number		Board Recommendation	Page Reference
1	Election of directors	Vote FOR ALL	8
2	Advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation	Vote 1 YEAR	30
3	Advisory vote to approve named executive officer compensation	Vote FOR	31
4	Approval of the Conagra Brands, Inc. 2023 Stock Plan	Vote FOR	70
5	Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2024	Vote FOR	80
6	Shareholder proposal requesting a shareholder right to call a special shareholder meeting, if properly presented	Vote AGAINST	82
We will also transact any other business properly brought before the Annual Meeting, or any postponement or adjournment thereof.
Please carefully review the accompanying Proxy Statement which provides detailed information about the above matters to be considered at the Annual Meeting.
By Order of the Board of Directors, Carey Bartell Executive Vice President, General Counsel and Corporate Secretary August 4, 2023
ii CONAGRA BRANDS 2023 PROXY STATEMENT

Voting
YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend and participate in the 2023 Annual Meeting, please promptly vote your shares in advance.
VOTING BEFORE THE 2023 ANNUAL MEETING
By Mail	By Internet	By Telephone	By Mobile Device
If you received paper copies of our proxy materials, by completing, signing, dating, and returning (in the postage-paid envelope provided) the enclosed proxy card or voting instruction form	Go to www.proxyvote.com and follow the instructions	Call (toll-free, 24/7): • (800) 690-6903 (registered shareholders and ESPP participants) • (800) 454-8683 (beneficial owners) and follow the recorded instructions	Scan the QR code using your mobile device to go to www.proxyvote.com
Internet and telephone voting are available through 11:59 p.m. Eastern Time on September 13, 2023 for registered shareholders, beneficial owners, and shares held in the Conagra Brands Employee Stock Purchase Plan (ESPP). You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form for internet and telephone voting.
If you hold shares in the ESPP, your proxy card serves as voting instructions for the shares credited to your plan account and such shares must be voted prior to the Annual Meeting. The trustee for the ESPP must receive your voting instructions by 11:59 p.m. Eastern Time on September 13, 2023. If the plan trustee does not receive your instructions by that time, the trustee will vote the shares held by the ESPP in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received.
ATTENDING AND VOTING AT THE ANNUAL MEETING
Shareholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CAG2023.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin promptly at Noon CDT. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 11:30 a.m. CDT.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on September 14, 2023
This Notice of 2023 Annual Meeting of Shareholders, Proxy Statement, and Annual Report for the fiscal year ended May 28, 2023 are available at http://www.conagrabrands.com/investor-relations/financial-reports/annual-reports. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report unless you specifically request a copy. You may request a paper copy by following the instructions on the Notice of Internet Availability of Proxy Materials. We began making our proxy materials available on August 4, 2023.

Forward-Looking Statement and Website Links
This Proxy Statement may contain forward-looking statements within the meaning of the federal securities laws. Examples of forward-looking statements include statements regarding our strategy, plans, and objectives and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or comparable terms. Readers of this document should understand that these statements are not guarantees of performance. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. These risks, uncertainties, and factors include those described in our reports filed from time to time with the Securities and Exchange Commission (SEC). We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law.
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.
CONAGRA BRANDS 2023 PROXY STATEMENT iii

iv CONAGRA BRANDS 2023 PROXY STATEMENT

Proxy Statement
We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of Directors (the Board) of Conagra Brands, Inc. (referred to as Conagra Brands, Conagra, or the Company) of proxies to be voted at the Annual Meeting of Shareholders to be held on September 14, 2023 (the Annual Meeting). We began making our proxy materials available on August 4, 2023.
Company Overview and Business Strategy
Company Overview

~$12.3B	~18,600
FISCAL 2023 REVENUE	NUMBER OF EMPLOYEES (as of May 28, 2023)
Conagra Brands (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, the Company combines a rich heritage of making great food with a sharpened focus on innovation. The Company’s portfolio is evolving to satisfy people’s changing food preferences. Its iconic brands such as Birds Eye®, Duncan Hines®, Healthy Choice®, Marie Callender’s®, Reddi-wip®, and Slim Jim®, as well as emerging brands, including Angie’s® BOOMCHICKAPOP®, Duke’s®, Earth Balance®, Gardein®, and Frontera®, offer choices for every occasion.
Business Strategy
At Conagra, we aspire to have the most impactful, energized, and inclusive culture in food. We seek to build a diverse team that embraces debate to challenge marketplace and business conventions. We strive to be respected for our great brands, great food, great margins, and consistent results. Since 2016, we have been on a journey to architect a new focused branded pureplay Conagra Brands by transforming our portfolio, enhancing our capabilities, and establishing an entrepreneurial culture to deliver consistent, superior performance.
CONAGRA BRANDS 2023 PROXY STATEMENT 1

Company Overview and Business Strategy
Fiscal 2023 Performance Highlights
In fiscal 2023, we executed against our business priorities by:
•
Executing inflation-justified pricing actions

•
Driving margin recovery

•
Strengthening our supply chain, improving service levels, continuing to generate cost savings and increasing productivity

•
Reducing net leverage ratio

•
Investing to maintain brand strength

As a result of these efforts, for fiscal 2023, we delivered the following results:

6.4%	6.6%	8.8%	15.6%	$1.42	$2.77
Net Sales Growth	Organic Net Sales* Growth	Operating Margin	Adjusted Operating Margin*	Diluted Earnings Per Share (EPS)	Adjusted EPS*
CAPITAL RETURNED TO SHAREHOLDERS AND LEVERAGE REDUCTION

We paid $623.8 million in cash dividends in fiscal 2023.
As of May 28, 2023, we had total debt of $9,238.7 million and net debt of $9,144.8 million. During the fiscal year ended May 28, 2023, we generated $683.6 million in net income attributable to Conagra Brands and adjusted EBITDA* of $2,520.2 million. We reduced our net leverage ratio* to 3.63x as of May 28, 2023.

*
Non-GAAP Financial Measure. See Appendix B to this Proxy Statement for a reconciliation to the most directly comparable GAAP measure.

2 CONAGRA BRANDS 2023 PROXY STATEMENT

Proxy Voting Summary
Proposal 1: Election of Directors (▶ page 8)
Our Board recommends that you vote FOR ALL of the nominees under this proposal 1.
Our business is managed under the direction of the Board, and you are being asked to vote to elect the members of the Board to hold office until the Conagra Brands 2024 Annual Meeting of Shareholders, and until their successors have been elected and qualified. The Board has nominated the 10 current directors and 1 additional nominee, all listed below, for election at the Annual Meeting. The Board believes that the combined nominee group reflects a broad range of skills, education, experiences, qualifications, age, tenure, and other characteristics that are valuable to our Company. As a result of the Board’s robust refreshment processes, our Board currently includes 5 directors with fewer than 5 years of service on our Board (4 of whom joined our Board in 2021 and 2022) and, with the election of Mr. Fraga, the average tenure of our directors will be 5.9 years. The following table provides a summary of certain information about our director nominees including the year each joined our board, current age, primary occupation, independence, committee membership, and service on the boards of other publicly traded companies.
				Standing Committee Membership			# of Other Public Company Boards
Name and Primary Occupation	Age	Director since	Independent	Audit / Finance	Human Resources	Nominating & Corporate Governance
Anil Arora President, Wealth The TIFIN Group	62	2018					1
Thomas “Tony” K. Brown Retired Group Vice President, Global Purchasing Ford Motor Company	67	2013					1
Emanuel “Manny” Chirico Retired CEO PVH Corp.	66	2021					1
Sean M. Connolly President and CEO Conagra Brands, Inc.	57	2015					0
George Dowdie Retired Executive Vice President of Global Supply Chain Starbucks Corporation	67	2022					0
Francisco Fraga SVP and Chief Information Officer, U.S. Pharmaceutical McKesson Corporation	50	Nominee					0
Fran Horowitz Chief Executive Officer Abercrombie & Fitch Co.	59	2021					1
Richard H. Lenny Retired Chair, President and CEO The Hershey Company	71	2009		*			2
Melissa Lora Retired President Taco Bell International, a subsidiary of Yum! Brands, Inc.	61	2019					2
Ruth Ann Marshall Retired President of the Americas MasterCard International, Inc.	69	2007					2
Denise A. Paulonis President and CEO Sally Beauty Holdings, Inc.	51	2022					1
Non-Executive Chair of the Board	Committee Chair	Committee Member	Audit Committee Financial Expert

*
As Board Chair, Mr. Lenny is also deemed an ex-officio member of the Audit / Finance Committee.

CONAGRA BRANDS 2023 PROXY STATEMENT 3

Proxy Voting Summary
BOARD NOMINEE DEMOGRAPHICS SNAPSHOT
Our Board values diversity and through its nomination process strives to build a group of nominees that delivers diverse views, perspectives, backgrounds, and experiences.

Independence

1
91%
independent
10

Gender Diversity

4
36%
female
7

Racial/Ethnic Diversity

Black
2
Asian
1
36%
diverse
Hispanic
1
White
7

Tenure

>10 yrs.
2
6-10 yrs.
2
5.9 yrs.
average
7
≤5 yrs.

Age

≤55 yrs.
2
≥66 yrs.
5
62.3 yrs.
average
4
56-65 yrs.

Independent Chair of the Board	4 new independent directors added to our Board in 2021 and 2022
2 female (1 LGBTQ+) committee Chairs	7 nominees with ≤5 years of service on our Board
73% diverse Board	9 of 10 directors (10 of 11 nominees) are independent (all except our CEO)
BOARD SKILLS AND EXPERIENCE SNAPSHOT
When selecting nominees for our Board, our Nominating and Corporate Governance Committee has identified the below skills as relevant to our Company.
Experience and Skills	# of Director Nominees with Experience or Skill
Public company board experience	●	●	●	●	●	●	●	●	●	●	●	9/11
Active or former C-suite executive	●	●	●	●	●	●	●	●	●	●	●	11/11
Market-facing experience	●	●	●	●	●	●	●	●	●	●	●	10/11
International experience	●	●	●	●	●	●	●	●	●	●	●	11/11
Finance/capital management expertise	●	●	●	●	●	●	●	●	●	●	●	8/11
M&A experience	●	●	●	●	●	●	●	●	●	●	●	10/11
Technology expertise	●	●	●	●	●	●	●	●	●	●	●	8/11
Risk management expertise	●	●	●	●	●	●	●	●	●	●	●	10/11
Human capital management experience	●	●	●	●	●	●	●	●	●	●	●	11/11
Sustainability expertise	●	●	●	●	●	●	●	●	●	●	●	5/11
4 CONAGRA BRANDS 2023 PROXY STATEMENT

Proxy Voting Summary
Proposal 2: Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation (▶ page 30)
Our Board recommends that you vote for 1 YEAR as the frequency of future advisory votes to approve named executive officer compensation under this proposal 2.
Shareholders are being provided the opportunity to vote on how often they believe we should hold an advisory vote to approve named executive officer compensation in the future. The voting options for the advisory vote to approve the frequency of future say-on-pay votes are:
•
1 year,

•
2 years, or

•
3 years

The Board believes that our current practice of holding an annual advisory vote on executive compensation remains appropriate for our shareholders and the Company.
Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation (▶ page 31)
Our Board recommends that you vote FOR this proposal 3, on an advisory basis, to approve our named executive officer compensation.
Approve, on a nonbinding advisory basis, the compensation paid to our named executive officers (Say-on-Pay vote). As more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement, for fiscal 2023, the Human Resources (HR) Committee established an executive compensation program that was designed to promote attainment of our fiscal 2023 operating plan and long-term goals.

93%	6x	>92%
Percentage of our CEO’s fiscal 2023 compensation opportunity tied to Conagra’s performance	Our CEO’s stock ownership requirement, as a multiple of his base salary	Level of shareholder support for our “Say-on-Pay” voting item in each of the last 5 years

NO	YES	FULLY INDEPENDENT
Hedging or pledging of Company stock permitted for employees or members of the Board	Clawback Policy in place to recoup unwarranted incentive compensation	The HR Committee’s compensation consultant performs no work for management
In designing the 2023 fiscal year program, the HR Committee chose to include a mix of compensation types (salary, benefits, cash-based incentives, and equity-based awards) and a mix of performance periods (single-year and multi-year) to promote long-term, strategic decision-making. The HR Committee sought to provide a significant percentage of our CEO’s and NEOs’ compensation in the form of performance-based compensation with the greatest percentage of the performance-based opportunity in the form of long-term compensation payable in shares of our common stock. The HR Committee believes that the emphasis on stock-based compensation is the best method to align management interests with those of our shareholders and also to minimize the likelihood that our executives would be motivated to pursue overly risky initiatives or unsustainable results.
CONAGRA BRANDS 2023 PROXY STATEMENT 5

Proxy Voting Summary
FISCAL 2023 COMPENSATION OPPORTUNITY MIX (AT TARGET)*
*
Includes additional value granted in fiscal 2023. See “Long-Term Incentive Plan Overview—Fiscal 2023 LTI Target Opportunity and Additional Opportunity” under “Compensation Discussion and Analysis” below.

Annual Incentive Program	Long-Term Incentive Plan
• Based on a single year of performance results • Performance measures are aligned to our annual operating plan	• Based on multi-year results or service • Payouts are generally after three years
Weighted Metrics
70%	Operating income, adjusted for items impacting comparability (Adjusted Operating Income)
30%	Net sales, adjusted for items impacting comparability (Adjusted Net Sales)
• Payouts in fiscal 2023 could range from 0% to 200% of target
Performance Shares	Restricted Stock Units
60% of Opportunity	40% of Opportunity
• Opportunity to earn shares of our common stock if we achieve pre-set performance goals over a three-year period • Weighted metrics:* • Payouts will ultimately range from 0% to 200% of target	• Opportunity to earn shares of our common stock if the employee generally remains with Conagra over the three-year vesting period of the award • Rewards stock price appreciation and tenure

*
Adjusted Net Sales Growth Rate: Year-over-year growth rate of our Adjusted Net Sales. Adjusted EPS Annual Growth Rate: Year-over-year growth rate of our EPS, adjusted for items impacting comparability.

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan (▶ page 70)
Our Board recommends that you vote FOR this proposal 4, to approve the Conagra Brands, Inc. 2023 Stock Plan.
Our current stock plan (2014 Stock Plan) was approved by our shareholders in 2014 such that we will not be able to issue any new awards under the 2014 Stock Plan on or after September 19, 2024. As of May 28, 2023, 37,420,695 shares of common stock remain available for grant under the 2014 Stock Plan. The proposed 2023 Stock Plan authorizes the issuance of a new pool of up to 17,400,000 shares of Conagra Brands common stock (or about 3.7% of our outstanding common stock as of May 28, 2023), plus certain other shares that may be added back to the 2023 Stock Plan, for awards under the 2023 Stock Plan. Our Board, upon the recommendation of our HR Committee, has approved the 2023 Stock Plan to succeed the 2014 Stock Plan and we are asking shareholders to approve the 2023 Stock Plan.
6 CONAGRA BRANDS 2023 PROXY STATEMENT

Proxy Voting Summary
Proposal 5: Ratification of the Appointment of KPMG LLP as our Independent Auditor for Fiscal 2024 (▶ page 80)
Our Board recommends that you vote FOR this proposal 5, the ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2024.
KPMG LLP has served as our independent auditor since fiscal 2006 providing KPMG with significant experience with our financial statements, processes, procedures, and financial controls. The Audit / Finance Committee evaluates and ensures the rotation of the lead audit partner at our independent auditor. Five different partners of KPMG have served as the lead audit partner for our account. The Audit / Finance Committee has appointed KPMG LLP as our independent auditors for fiscal 2024.
Proposal 6: Shareholder Proposal Requesting a Shareholder Right to Call a Special Shareholder Meeting, if Properly Presented (▶ page 82)
Our Board recommends that you vote AGAINST this proposal 6.
The Company has been advised that Mr. John Chevedden, as the proxy for Mr. Kenneth Steiner, beneficial owner of at least 500 shares of the Company’s common stock, intends to present the proposal contained in this proxy statement. After careful consideration, our Board has concluded that this proposal is not in the best interests of the Company and its shareholders.
CONAGRA BRANDS 2023 PROXY STATEMENT 7

Proposal 1: Election of Directors
Overview
Our Board currently consists of 10 directors whose terms expire at the Annual Meeting. Based on the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board has nominated all 10 current directors, and 1 additional nominee, as named in this Proxy Statement for election at the Annual Meeting.
If elected, each of the directors will hold office until the Conagra Brands 2024 Annual Meeting of Shareholders, and until their successors have been elected and qualified. We have no reason to believe that any of the nominees for director will be unable to serve if elected.
Our Board recommends that you vote FOR ALL of the nominees under this proposal 1.
Board Skills and Qualifications
Our Nominating and Corporate Governance Committee plays a key role in identifying candidates for the Board who fulfill the Company’s requirements. More information on director recruitment and selection processes can be found in the “Director Nomination Process” section of this Proxy Statement.
The Board desires that its membership collectively hold a broad and diverse range of skills, education, experiences, qualifications, characteristics, and perspectives, that can be leveraged for the benefit of the Company and its shareholders. Not only must individuals exhibit high standards for ethics and integrity to be nominated for Board service, they must be willing to commit the time needed to faithfully carry out a director’s duties, including overseeing our strategy, risks, CEO performance and succession planning, and director evaluation and refreshment processes.
We seek to maintain a Board comprised predominately of independent directors; all of our director nominees are independent with the exception of our CEO. In addition to independence, we seek individuals with a variety of experiences, skills, and characteristics that will be valuable to our Board and enhance our Board’s effectiveness. The following matrix summarizes, for each director nominee, as of August 4, 2023, some of the key skills and expertise that they bring to the Board that were considered by our Nominating and Corporate Governance Committee as part of the director nomination process. This matrix is a high-level summary of notable areas of expertise and does not represent an exhaustive list of skills and expertise held by the director nominees or those considered by the Nominating and Corporate Governance Committee.
8 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 1: Election of Directors
Key Skills and Expertise Considered for Fiscal 2024	ARORA	BROWN	CHIRICO	CONNOLLY	DOWDIE	FRAGA	HOROWITZ	LENNY	LORA	MARSHALL	PAULONIS

Public Company Board Experience
Directors who have served on other public company boards bring to our Board an understanding of corporate governance practices, experience in board oversight responsibilities, ability to provide strategic insights to management, and focus on growing long-term shareholder value.
	●	●	●	●	●	●	●	●	●	●	●

Active or Former C-Suite Executive
Directors who have served in senior leadership, i.e. as chief executive officer, chief operating officer, chief financial officer, or another similar high-level executive role, at a public company contribute to our Board through their leadership, ability to develop leadership in others, practical understanding of how large organizations operate, and strategic vision.
	●	●	●	●	●	●	●	●	●	●	●
Market-facing Experience We have identified directors for our Board with consumer, commercial, eCommerce, marketing, and data insights experience who understand the market drivers of our industry.	●	●	●	●	●	●	●	●	●	●	●

International Expertise
Although our operations and sales are predominately in the United States, we value directors who can contribute to our success with an understanding of global supply chain and commercial issues and increase our understanding of other cultures.by sharing perspectives on operating in other countries
	●	●	●	●	●	●	●	●	●	●	●

Finance/Capital Management Expertise
We have selected directors who are able to understand our financial statements and capital structure, oversee our accounting and financial reporting processes, and provide strategic insights regarding complex financial transactions.
	●	●	●	●	●	●	●	●	●	●	●

M&A Experience
As a company that has utilized mergers and acquisitions (M&A) to curate our portfolio of brands, we value directors with M&A experience who are able to provide our Board with their insights on acquisition and divestiture transactions and integration of acquired businesses.
	●	●	●	●	●	●	●	●	●	●	●

Technology Experience
We have sought directors with an understanding of the use of information technology, data analytics, and enterprise-wide software to create efficiencies and productivity; experience with eCommerce including digital marketing, and expertise in managing related cybersecurity risks as we prioritize innovations in these areas to drive shareholder value.
	●	●	●	●	●	●	●	●	●	●	●

Risk Management Experience
As a company that faces risk associated with regulatory compliance, food safety, employee safety, and other risks, we benefit from directors with experience managing risks at companies in industries with similar risks.
	●	●	●	●	●	●	●	●	●	●	●

Human Capital Management Experience
Directors who have experience managing a large, diverse workforce provide the Board with an understanding of key issues relating to human capital management that are important to the Company including recruiting, talent development, diversity, compensation programs, and succession planning.
	●	●	●	●	●	●	●	●	●	●	●

Sustainability Expertise
We have sought directors who embody our corporate citizenship values and have experience managing sustainability driven change, including adoption of innovative techniques and transitioning to emerging technologies to reduce waste, reduce greenhouse gas emissions, preserve water, and support a sustainable supply chain.
	●	●	●	●	●	●	●	●	●	●	●
CONAGRA BRANDS 2023 PROXY STATEMENT 9

Proposal 1: Election of Directors
Board Demographics
The director nominees bring a variety of diverse skills, backgrounds, and experiences to our Board. Our Board also seeks director nominees with different personal dimensions of diversity to enhance the breadth of the Board’s collective perspective and its effectiveness.
As shown in the matrix below, 36% of our director nominees are female; 36% of our director nominees are racially or ethnically diverse; and in the aggregate 73% of our director nominees are diverse based on such characteristics.
Self-Identified Characteristics	Arora	Brown	Chirico	Connolly	Dowdie	Fraga	Horowitz	Lenny	Lora	Marshall	Paulonis
Race:
African American or Black		●			●
Asian	●
Hispanic						●
White			●	●			●	●	●	●	●
Gender:
Female							●		●	●	●
Male	●	●	●	●	●	●		●
LGBTQ+:										●
Director Refreshment
Our Board represents an intentional mix of long-tenured directors and new perspectives, insights, expertise, and experiences. The average tenure of our director nominees is 5.9 years, with seven of our current directors having joined our Board since 2018.
The Board uses refreshment processes to enable it to evaluate the continued alignment of the Board’s membership with the needs of Conagra Brands. The Board’s refreshment processes involve reviewing and modifying the skills matrix and experience required for membership. The Board also enables planned refreshment through its retirement policy contained in the Conagra Brands Corporate Governance Principles (Corporate Governance Principles), which provides that no director may be nominated to a new term if he or she would be over age 75 at the time of the election.
Director Nominees
The following biographies provide more detail regarding each nominee including their age on August 4, 2023, the date of this Proxy Statement.
10 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 1: Election of Directors
ANIL ARORA	Independent	Director since July 17, 2018
Age 62 Board Committees • Human Resources • Nominating and Corporate Governance
Professional Experience
The TIFIN Group (2020 to present)
•
President, Wealth

Envestnet|Yodlee (2015 to 2019)
•
Chief Executive Officer

Yodlee, Inc. (2000 to 2015)
•
Chief Executive Officer

Gateway, Inc.
The Pillsbury Company
Kraft Foods Group
•
Various management roles

Other Public Boards
ON24, Inc. (2022 to present)
•
Lead Independent Director (2023 to present)

Past Public Boards
Ping Identity Holding Corp. (2022)
Envestnet, Inc. (2015 to 2021)
Yodlee, Inc. (2011 to 2015)
Visual Sciences, Inc. (2005 to 2008)

Highlighted Skills and Qualifications
Mr. Arora brings significant public company experience, C-suite leadership skills and insights, M&A experience and technology expertise to our Board. Our Board benefits from his experience leading Yodlee from a start-up through its initial public offering and subsequent acquisition by Envestnet including his service as vice chairman of Envestnet and chief executive officer of Envestnet|Yodlee (a financial technology and data intelligence company), as well as his previous leadership, strategy and marketing experience from Gateway, Inc., The Pillsbury Company, and Kraft Foods Group. Mr. Arora also adds finance, risk management, and technology expertise to our Board from his past executive roles and his current role as President of the wealth segment at The TIFIN Group, a financial technology company.

THOMAS “TONY” K. BROWN	Independent	Director since October 15, 2013
Age 67 Board Committees • Audit / Finance • Nominating and Corporate Governance
Professional Experience
Ford Motor Company (1999 to retirement in 2013)
•
Group Vice President, Global Purchasing (2008 to 2013)

•
Various leadership positions in Global Purchasing

United Technologies Corporation
QMS, Inc.
Digital Equipment Corporation
•
Various management roles in supply chain and purchasing

Other Public Boards 3M Company (2013 to present) Past Public Boards Tower International, Inc. (2014 to 2019)

Highlighted Skills and Qualifications
Mr. Brown brings valuable insights to our Board based on his global purchasing leadership experience and his service on other public company boards. His experience as a board member for 3M and Tower International, both publicly-traded, international manufacturing companies, provides him with a deep understanding of the Board’s risk oversight responsibilities. Additionally, Mr. Brown adds valuable capital management and financing insights and expertise to our Board from experience leading Ford Motor Company’s global purchasing team and other senior leadership roles in global purchasing management and supply chain operations.

CONAGRA BRANDS 2023 PROXY STATEMENT 11

Proposal 1: Election of Directors
EMANUEL “MANNY” CHIRICO	Independent	Director since February 1, 2021
Age 66 Board Committees • Audit / Finance
Professional Experience
PVH Corp. (1993 to retirement in 2021)
•
Executive Chairman (2007 to 2021)

•
Chief Executive Officer (2006 to 2021)

•
President and Chief Operating Officer (2005 to 2006)

•
Executive Vice President and Chief Financial Officer (1998 to 2005)

•
Vice President and Controller (1993 to 1999)

Ernst & Young LLP
•
Partner, Retail and Apparel Practice Group

Other Public Boards Dick’s Sporting Goods, Inc. (2003 to present) Past Public Boards PVH Corp. (2005 to 2021)

Highlighted Skills and Qualifications
Mr. Chirico brings C-suite executive experience, financial expertise, and experience with boards of other publicly traded companies to our Board. He provides valuable insights based on his substantial market facing, international business and management experience from his service as chairman and chief executive officer of PVH Corp. (a wholesale and retail apparel company), as well as his financial background as an audit partner and chief financial officer. Mr. Chirico also brings robust expertise in M&A, finance, and risk and compliance oversight.

SEAN M. CONNOLLY	Director since April 6, 2015
Age 57 Board Committees • Executive
Professional Experience
Conagra Brands, Inc. (2015 to present)
•
President and Chief Executive Officer

The Hillshire Brands Company (2012 to 2014)
•
President and Chief Executive Officer

Sara Lee Corporation (2012)
•
Executive Vice President and Chief Executive Officer, Sara Lee North American Retail and Foodservice

Campbell Soup Company
The Procter & Gamble Company
•
Various food and beverage brand management roles

Other Public Boards None Past Public Company Boards The Hillshire Brands Company (2012 to 2014)

Highlighted Skills and Qualifications
As our President and Chief Executive Officer, Mr. Connolly provides our Board with valuable insights on the Company, as well as significant market-facing experience from a career-long focus on building leading consumer brands in the food industry. He contributes his broad understanding of governance issues from his experience as a board member of Hillshire and from his current board service to S. C. Johnson & Son, Inc., a privately held consumer products company. Mr. Connolly also brings substantial broad-based industry expertise and significant transactional experience to our Board from his career in different management roles within the consumer packaged goods industry.

12 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 1: Election of Directors
GEORGE DOWDIE	Independent	Director since March 1, 2022
Age 67 Board Committees • Audit / Finance
Professional Experience
Starbucks Corporation (2013 to retirement in 2023)
•
Executive Vice President, Global Supply Chain (2020 to 2023)

•
Senior Vice President, Global Food Safety, Quality & Regulatory (2013 to 2020)

Campbell Soup Company
Seagram Co. Ltd.
Frito-Lay
•
Various management roles

Other Public Boards None

Highlighted Skills and Qualifications
Mr. Dowdie brings strong international and market-facing experience to our board from his recent executive leadership roles at Starbucks (a multinational retailer of specialty coffee). He provides our Board with valuable insights from his experience leading supply chain, product development, and food safety operations for leading consumer products in the food and beverage industries. Mr. Dowdie also brings broad industry expertise as well as market-facing commercialization, innovation management, and new business development experience to our Board based on his experience from his roles at Campbell Soup Company, Seagram Co., Ltd., and Frito-Lay.

FRANCISCO FRAGA	Independent	Director Nominee
Age 50 Board Committees If elected as a director, our Board of Directors anticipates appointing Mr. Fraga as a member of our Audit / Finance Committee.
Professional Experience
McKesson Corporation (2021 to present)
•
Senior Vice President and Chief Information Officer, U.S. Pharmaceutical

Campbell Soup Company, Inc. (2017 to 2021)
•
Senior Vice President and Chief Information & Technology Officer

Procter & Gamble Company (1996 to 2017)
•
Various management roles

Other Public Boards None

Highlighted Skills and Qualifications
Our Board has nominated Mr. Fraga to bring valuable technology and cybersecurity expertise to our Board. Our Board anticipates that he will provide insights grounded in his robust consumer products industry background and based on his experience leading information technology transformations. It also expects that Mr. Fraga will add global market-facing eCommerce experience from his current role at McKesson Corporation (a diversified healthcare services company), where he has been instrumental in introducing new digital capabilities, and his past work at Campbell Soup Company (a branded food products company) and Procter & Gamble (a branded consumer packaged goods company) where he also oversaw digital innovations.

CONAGRA BRANDS 2023 PROXY STATEMENT 13

Proposal 1: Election of Directors
FRAN HOROWITZ	Independent	Director since August 2, 2021
Age 59 Board Committees • Human Resources
Professional Experience
Abercrombie & Fitch Co. (2014 to present)
•
Chief Executive Officer (2017 to present)

•
President and Chief Merchandising Officer (2015 to 2017)

•
Member of the Office of the Chairman (2014 to 2017)

•
Brand President of Hollister (2014 to 2015)

Ann Taylor Loft, Inc.
Express, Inc.
Bloomingdale’s
•
Various management roles

Other Public Boards Abercrombie & Fitch Co. (2017 to present)

Highlighted Skills and Qualifications
As an active CEO of a publicly-traded company, Abercrombie & Fitch Co. (a branded fashion retailer), Ms. Horowitz brings strong leadership skills and insights to our Board. Additionally, through prior leadership positions with a variety of companies, including leading fashion retailers Ann Taylor Loft, Inc., Express, Inc. and Bloomingdale’s, she provides our Board with retail market-facing expertise and experience with international operations.

RICHARD H. LENNY	Independent	Director since March 17, 2009 Non-Executive Chair since May 28, 2018
Age 71 Board Committees • Audit / Finance (Ex-officio member) • Executive (Chair) • Human Resources • Nominating and Corporate Governance (Chair)
Professional Experience
Friedman, Fleischer & Lowe, LLC (2011 to retirement in 2016)
•
Senior Advisor (2014 to 2016)

•
Operating Partner (2011 to 2014)

The Hershey Company (2001 to 2007)
•
President and Chief Executive Officer

Nabisco Biscuit Company
Pillsbury Company
Kraft Foods
•
Various management roles

Other Public Boards
Illinois Tool Works Inc. (2014 to present)
•
Lead Independent Director (2020 to present)

McDonald’s Corporation (2005 to present)
Past Public Boards
Information Resources, Inc. (2013 to 2018)
Discover Financial Services (2009 to 2018)
The Hershey Company (2001 to 2007)

Highlighted Skills and Qualifications
As a former executive officer with major consumer brand companies, Mr. Lenny brings a deep knowledge of strategy, marketing, and business development of consumer products in the food industry, both domestically and abroad. He also brings extensive knowledge and understanding of corporate governance best practices from his board service to other publicly-traded companies. Mr. Lenny provides strong leadership and expertise in leadership selection and development from his executive positions and his service in leadership capacities on the boards of other public companies, including as lead independent director of Illinois Tool Works Inc.

14 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 1: Election of Directors
MELISSA LORA	Independent	Director since January 4, 2019
Age 61 Board Committees • Audit / Finance (Chair) • Executive Committee • Nominating and Corporate Governance
Professional Experience
Taco Bell Corp., a subsidiary of Yum! Brands, Inc. (2001 to retirement in 2018)
•
President, Taco Bell International (2013 to 2018)

•
Global Chief Financial and Development Officer (2012 to 2013)

•
Chief Financial and Development Officer (2006 to 2012)

•
Chief Financial Officer (2001 to 2006)

Other Public Boards KB Home (2004 to present) • Lead Independent Director (2016 to present) NVIDIA Corporation (2023 to present) Past Public Boards MGIC Investment Corporation (2018 to 2022)

Highlighted Skills and Qualifications
As a former executive officer serving in various leadership roles at Taco Bell Corp., an operating division of Yum! Brands, Inc. (a multinational restaurant company), Ms. Lora brings strong leadership skills to our Board. Additionally, she provides insights from her substantial international business and market-facing experience and deep expertise in finance, risk, and compliance oversight from more than a decade of service as a Chief Financial Officer, as well as more than a decade of service as the chair of the audit committee of KB Home. Ms. Lora also provides our Board with a broad understanding of governance issues facing publicly-traded companies from her board service to other public companies, including acting as lead independent director of KB Home.

RUTH ANN MARSHALL	Independent	Director since May 23, 2007
Age 69 Board Committees • Executive • Human Resources (Chair) • Nominating and Corporate Governance
Professional Experience
MasterCard International, Inc. (1999 to retirement in 2006)
•
President of the Americas (2004 to 2006)

•
President, MasterCard North America (1999 to 2004)

Concord EFS, Inc. (1995 to 1999)
•
Senior Executive Vice President

Other Public Boards Regions Financial Corporation (2011 to present) Global Payments, Inc. (2006 to present)

Highlighted Skills and Qualifications
Ms. Marshall brings strong leadership and provides valuable insights in the areas of marketing, account management, and customer service from her experience as an executive officer in various roles at Mastercard International. She has a broad understanding of corporate governance issues from her board service to other publicly-traded companies. Ms. Marshall also provides our Board with her market-facing experience and technology expertise gained from her work growing the MasterCard Americas payments technology business, domestically and internationally, including through new product development.

CONAGRA BRANDS 2023 PROXY STATEMENT 15

Proposal 1: Election of Directors
DENISE A. PAULONIS	Independent	Director since August 1, 2022
Age 51 Board Committees • Audit / Finance
Professional Experience
Sally Beauty Holdings, Inc. (2021 to present)
•
President and Chief Executive Officer

Sprouts Farmers Market (2020 to 2021)
•
Chief Financial Officer

The Michaels Companies, Inc. (2014 to 2020)
•
Executive Vice President, Chief Financial Officer (2016 to 2020)

•
Various leadership roles in the finance and IT functions

PepsiCo
McKinsey & Company
•
Various management roles

Other Public Boards Sally Beauty Holdings, Inc. (2018 to present)

Highlighted Skills and Qualifications
As an active CEO of a publicly-traded company, Sally Beauty Holdings, Inc. (a multinational retailer and distributor of beauty products), Ms. Paulonis brings strong leadership capabilities and experience driving strategic and operational transformation to our Board. As a former chief financial officer, she has significant finance, risk management, and compliance oversight expertise. Ms. Paulonis also brings to our Board her international business and management experience, including expertise in technology from her leadership roles at both Sprouts Farmers Market (a supermarket chain) and The Michaels Companies (an arts and crafts specialty retail company).

Director Independence
To be considered independent, the Board must affirmatively determine that a director has no material relationship with Conagra Brands. In making its independence determinations, the Board applies the listing standards of the New York Stock Exchange (NYSE), and the categorical independence standards contained in our Corporate Governance Principles. The Board considers even immaterial relationships, including transactions, relationships, and arrangements with the Company, in its decision-making process to ensure a complete view of each director nominee’s independence.
Anil Arora	Fran Horowitz
Thomas “Tony” K. Brown	Richard H. Lenny
Emanuel “Manny” Chirico	Melissa Lora
George Dowdie	Ruth Ann Marshall
Francisco Fraga	Denise A. Paulonis
To take a holistic approach to its independence determinations, the Board also reviewed commercial relationships between Conagra Brands and companies on whose boards our nominees served during fiscal 2023. The relationships with these companies involved Conagra Brands’ purchase or sale of products and services in the ordinary course of business on arm’s-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence under our Corporate Governance Principles or under applicable law and NYSE listing standards.
The Board has determined that 9 of our 10 current directors, who are also nominees for directors—Messrs. Arora, Brown, Chirico, Dowdie, and Lenny and Mses. Horowitz, Lora, Marshall, and Paulonis—and our 11th nominee, Mr. Fraga, have no material relationships with Conagra Brands and are independent within the meaning of applicable independence standards. The Board also determined that each of Ms. Joie Gregor, Mr. Rajive Johri and Mr. Craig Omtvedt, who served as directors until September 2022, had no material relationships with Conagra Brands and were independent within the meaning of applicable independence standards. Mr. Connolly is not considered to be independent due to his employment with Conagra Brands.
16 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 1: Election of Directors
In addition to satisfying our independence standards, each member of the Audit / Finance Committee of the Board must satisfy an additional SEC independence requirement. This requirement provides that the member may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than his or her director’s compensation and may not be an affiliated person of Conagra Brands. Each member of the Audit / Finance Committee satisfies this additional independence requirement.
The SEC and NYSE have also adopted heightened standards relating to the independence of members of the HR Committee. These standards require consideration of the source of HR Committee members’ compensation, including any consulting, advisory, or other compensatory fees paid to a HR Committee member, and each HR Committee member’s affiliation with us, any of our subsidiaries, or any affiliates of our subsidiaries. Each member of the HR Committee satisfies these additional independence requirements.
Our Board recommends that you vote FOR ALL of the nominees under this proposal 1.
CONAGRA BRANDS 2023 PROXY STATEMENT 17

Corporate Governance
The Board is committed to performing its responsibilities in a manner consistent with sound governance practices. It routinely reviews its processes, assesses the regulatory and legislative environment, communicates with investors, and adapts its governance practices as needed to support informed, competent, and independent oversight on behalf of our shareholders. Our governance policies are consistent with the Investor Steward Group’s corporate governance principles. Copies of our committee charters, our Corporate Governance Principles and other governance polices are available on our website at http://www.conagrabrands.com/investor-relations/corporate-governance/principles. To learn more about our governance practices, policies, and committee charters, see “Frequently Searched Information” below for a full listing of these documents and additional website information.
Governance Highlights
Highlights of our corporate governance practices, discussed in more detail throughout this proxy statement, include the following:
BOARD LEADERSHIP, STRUCTURE, AND COMPOSITION

Independent Board Chair since 2005

Corporate Governance Principles provide for the selection of an independent lead director (from the independent directors who have served at least one year) by the independent directors if the positions of Board Chair and CEO are held by the same person at any time in the future

Corporate Governance Principles limit outside public company board service (including Conagra) to 4 boards (2 for directors who serve as CEO or an executive officer of another public company) and no more than 3 audit committees

Director age limit of 75 years for renomination

Richard H. Lenny, our independent Board Chair, presides at all Board meetings, including executive sessions

9 of 10 current directors, and all members of our Audit / Finance, HR and Nominating and Corporate Governance Committees are independent

2 female (1 LGBTQ+) Committee Chairs

70% of our current Board is gender and/or racially/ethnically diverse

Average current director tenure of approx. 6.5 years

Average current director age of approx. 63 years

BOARD OPERATIONS

The Board meets on a regularly-scheduled basis

Independent directors meet in executive session at every regularly-scheduled meeting of the Board and its respective committees

Comprehensive Board and committee materials and briefing sessions provided to directors to continue their education on subjects that assist them in the discharge of their duties

Company reimbursement of independent director expenses for one outside education program each fiscal year

Each of our Board, the Audit / Finance Committee, the HR Committee, and the Nominating and Corporate Governance Committee conducts a self-evaluation of its performance on an annual basis

Individual director evaluations conducted annually

BOARD OVERSIGHT

Full Board oversees the development and implementation of our strategic plans

Board and its standing committees routinely receive updates from senior business leaders and internal and outside subject matter experts

Committees have ability to hire outside experts and consultants

Full Board and its key standing committees play an active part in overseeing enterprise risk, financial risk, cybersecurity and information technology risk, operational risk, food safety risk, human capital management risk, compliance risk, industry risk, climate risk, and environmental, social, and governance (ESG) risk

SHAREHOLDER RIGHTS

Simple majority voting standard for all uncontested director elections

100% of directors are elected annually

Any incumbent nominee not elected must promptly tender their resignation, subject to acceptance by the Board

Shareholder right to act by written consent

Proxy access for director nominees available to a shareholder, or group of up to 20 shareholders, holding 3% of the Company’s common stock for at least 3 years

No poison pill

18 CONAGRA BRANDS 2023 PROXY STATEMENT

Corporate Governance
SHAREHOLDER ENGAGEMENT AND ENGAGED BOARD

Year-round shareholder engagement

Board Chair participated in shareholder engagement in fiscal 2023

Shareholder ability to contact directors

During fiscal 2023, our Board met 6 times (5 regular meetings and 1 special meeting)

During fiscal 2023, our committees met 17 times

During fiscal 2023, each current director attended at least 75% of the applicable meetings of the Board and committees held (average attendance rate of 98%)

100% of our directors at the time attended our 2022 Annual Meeting of Shareholders

GOVERNANCE BEST PRACTICES

Since 2012, the Company has maintained a Clawback Policy that permits the Company to recoup certain compensation payments in the event of a significant restatement of financial results for any reason

Insider Trading Policy prohibits directors, senior executives, and other designated employees from engaging in any pledging, short sales, or hedging investments involving Company stock

Robust orientation program for new directors as soon as possible following his or her election or appointment

Robust orientation program for directors upon joining a new committee

Stock ownership guidelines are in place for directors, CEO, and senior executives

Shareholder Engagement and Responsiveness
Engaging with our shareholders is important to us. Our management team conducts investor outreach throughout the year to help us better understand the issues that matter most to our shareholders. These interactions provide us with the opportunity to learn about our shareholders’ priorities and perspectives and participate in a dialogue that enables us to respond appropriately to shareholder feedback.
ACTIVE SHAREHOLDER ENGAGEMENT IN FISCAL 2023*
CONTACT WITH	REPRESENTING	REPRESENTING

128 INVESTORS	>210M SHARES	>40% OF OUR PUBLIC FLOAT
including many of our largest investors

*
From May 30, 2022 through May 28, 2023; shares represented estimated based on holdings reported by holders in Form 13F filings with the SEC; percentage of public float calculated using shares reported and our diluted share count at May 28, 2023.

ENGAGEMENT ACTIVITIES IN FISCAL 2023
We regularly met with our investors and our Board Chair met with one of our top shareholders

Periodically, we attended investor conferences, held one-on-one and small group meetings and calls with investors, and also interacted with investors and the analyst community during our quarterly earnings conference calls

In July 2022, we hosted a large-scale investor day event and webcast the presentations live

Leading up to, at, and following our 2022 Annual Meeting of Shareholders, we engaged with our shareholders on matters presented for consideration

Our Board and its committees reviewed the voting results following our 2022 Annual Meeting of Shareholders, as well as corporate governance trends and regulatory trends in general throughout the year to inform our engagement with our shareholders

Our Investor Relations and Corporate Governance teams regularly engaged with investors and provided updates to our Nominating and Corporate Governance Committee on the perspectives of our investors regarding ESG-related issues including investor feedback on our annual Citizenship Report

CONAGRA BRANDS 2023 PROXY STATEMENT 19

Corporate Governance
AREAS OF FOCUS

Financial performance and industry trends

Board refreshment

Separation of Board Chair and CEO roles

Executive compensation

Shareholder right to act by written consent

Board oversight of risk

Human rights risk

Supplier management and risk

Disclosure of our EEO-1 report

Environmental and social issues including deforestation, waste reduction, sustainable packaging, greenhouse gas emissions, and animal welfare

OUR RESPONSE

In response to feedback received from our shareholders, we have:
Adopted a shareholder right to act by written consent through an amendment to our Restated Certificate of Incorporation (the Certificate of Incorporation) and Amended and Restated Bylaws (the Bylaws)

Publicly disclosed our EEO-1 report containing employee demographic information through our Citizenship Report

Updated our Corporate Governance Principles to further clarify the role of an Independent Lead Director in the event our Chair and CEO positions should be held by the same person at any time

Incorporated free cash flow, adjusted for items impacting comparability, as a metric for our annual incentive plan as we drive improvements to our debt-to-equity ratio and overall credit rating

Continued to provide disclosure regarding our leadership structure and board oversight of risk in this Proxy Statement

Continued to expand our Citizenship Report disclosure on environmental and social matters

Board Communication
We welcome opportunities to engage and receive feedback directly from our shareholders and other key stakeholders and believe that such engagement is critical to our effectiveness. Our Investor Relations team is available to respond to investor inquiries and can be reached at:
(312) 549-5002
IR@conagra.com
You may contact any of our directors individually, any committee of the Board, our independent directors as a group, our Chair of the Board, or the Board generally by writing to:
Chair of Conagra Brands, Inc. Board of Directors Conagra Brands, Inc. 222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois 60654
corporate.secretary@conagra.com

The Board has directed the Corporate Secretary’s office to review and process such communications. The Corporate Secretary forwards communications that are appropriate to the duties and responsibilities of the Board and its members and will routinely filter and not retain communications that are solicitations, mass mailings, product related inquiries or feedback, unrelated to the Company or Company business, or determined to be trivial, obscene, unduly hostile, threatening, or similarly unsuitable. The Corporate Secretary’s office will make available any filtered communication to any director upon request.
You may also communicate with us by attending the Annual Meeting and voting. We encourage you to share your feedback by voting on the items described in this Proxy Statement.
20 CONAGRA BRANDS 2023 PROXY STATEMENT

Corporate Governance
Board Leadership Structure
Our Board believes that independent Board leadership is a critical component of our governance structure and annually assesses its leadership structure. Since 2005, our Chair and CEO roles have been separated. The Board believes this current structure of separating the roles of Chair and CEO allows our CEO to focus his time and energy on strategy and operations. Meanwhile, this structure allows our independent Chair to lead the Board in its oversight responsibilities. The Board also believes this leadership structure, coupled with independent directors serving as Chairs of each of our three key standing Board committees, enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling its risk oversight responsibility.
RICHARD H. LENNY
Independent Board Chair

•
Conducts all meetings of the Board (including executive sessions) and all meetings of the shareholders

•
Establishes agendas and ensures adequate meeting time and appropriate meeting content

•
Facilitates the Board’s consideration of significant risk matters including in executive sessions

•
Engages with the CEO and the Company’s senior leadership team (Senior Leadership Team) between Board meetings on business developments

•
Provides overall guidance to our CEO as to the Board’s views and perspectives, particularly on the strategic direction of the Company

•
Is available for consultation and direct communication with major shareholders

SEAN M. CONNOLLY
President and Chief Executive Officer

•
Sets strategic direction for the Company including developing and performing against our long-term strategic plan

•
Oversees daily operations

•
Develops and implements our annual operating plan

•
Develops our leaders and builds our talent pipeline for executive succession

•
Engages with external constituents

•
Sets the tone at the top

•
Builds our culture and promotes employee engagement at all levels of the organization

MELISSA LORA
Chair. Audit / Finance Committee
RUTH ANN MARSHALL
Chair, Human Resources Committee
RICHARD H. LENNY
Chair, Nominating and Corporate Governance Committee

Our Corporate Governance Principles require us to have either an independent Board Chair or, if the positions of Chair and CEO are held by the same person, an independent lead director. If appointed, an independent lead director will have the responsibilities described in our Corporate Governance Principles including:
•
Conduct all meetings of the Board and all meetings of the shareholders, in the absence of the Chair

•
Preside as chair of all executive sessions of the Board and meetings of the independent directors

•
Consult on agendas for meetings and confirm adequate meeting time and appropriate meeting content

•
Develop agendas for executive sessions of the independent directors

•
Provide leadership to the Board and facilitate effective communication among the directors

•
Facilitate the Board’s consideration of significant risk matters including in executive sessions or at meetings of the independent directors

•
Serve as a liaison between the CEO and the Board

•
Have authority to call executive sessions or meetings of the independent directors

•
Approve the information provided to the Board

•
Approve a process for an annual self-evaluation by the directors of the Board’s performance

•
Along with the HR Committee, and subsequently with the remaining independent members of the Board, evaluate the

•
CEO’s performance and meets with the CEO to discuss the Board’s evaluation

•
Be available for consultation and direct communication with major shareholders, if requested

•
Represent the Board in communications with shareholders and other stakeholders where it is necessary and appropriate for the Board to respond independently from management

CONAGRA BRANDS 2023 PROXY STATEMENT 21

Corporate Governance
Board Committees
The Board has established four standing committees: the Audit / Finance Committee, the Executive Committee, the HR Committee, and the Nominating and Corporate Governance Committee. The Audit / Finance Committee, HR Committee and Nominating and Corporate Governance Committee operate under written charters that have been approved by the full Board and are available on our website at www.conagrabrands.com/investor-relations/corporate-governance; each of these three committees is comprised entirely of independent directors. Membership on each of the Board’s standing committees as of August 4, 2023 was as follows:
	Standing Committee Membership
Name	Audit / Finance Committee	Human Resources Committee	Nominating and Corporate Governance Committee	Executive Committee
Anil Arora
Thomas “Tony” K. Brown
Emanuel “Manny” Chirico
Sean M. Connolly
George Dowdie
Fran Horowitz
Richard H. Lenny
Melissa Lora
Ruth Ann Marshall
Denise A. Paulonis
Total Meetings in FY2023	9	4	4	0
Non-Executive Chair of the Board	Committee Chair	Committee Member	Audit Committee Financial Expert
AUDIT / FINANCE COMMITTEE
5 Committee Members • Ms. Lora, Chair • Mr. Brown • Mr. Chirico • Mr. Dowdie • Ms. Paulonis Meetings in FY2023: 9
Primary Responsibilities
•
Oversee the integrity of the Company’s financial statements and review annual and quarterly SEC filings and earnings releases

•
Review the Company’s perspectives on financing strategies and capital structure, in light of its strategic long range plans

•
Review reports on the Company’s critical accounting policies, significant changes in the selection or application of accounting principles, and the Company’s internal control processes

•
Appoint and review the qualifications, independence, and performance of the independent auditor

•
Pre-approve all auditing services and permitted non-audit services to be performed by the independent auditor

•
Oversee the Company’s internal audit function, including reviewing the organization structure, budget, Internal Audit Charter, annual internal audit plan and all major changes to the plan, results of the internal audit activities, and adequacy of the Company’s internal controls

•
Review reports from management and discuss policies with respect to significant enterprise-wide risks facing the Company, including, but not limited to financial risks (including derivative and treasury risks and associated regulatory requirements), cybersecurity and information technology risks (including review of the state of the Company’s cybersecurity programs, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks), and operational risks, and how such risks are being identified, assessed, and managed by the Company and management

•
Review the Company’s compliance with legal and regulatory requirements

•
Annually review the Company’s financial condition (including matters such as liquidity, margin management, debt levels, credit ratings and interest rate risk exposure), capital structure (including sources and uses of capital), long-term financing strategy, and oversee risks related to such matters

22 CONAGRA BRANDS 2023 PROXY STATEMENT

Corporate Governance
FINANCIAL EXPERTISE AND FINANCIAL LITERACY
The Board has determined that each current member of the Audit / Finance Committee is financially literate within the meaning of NYSE rules and independent in accordance with SEC rules, NYSE listing standards, and the Company’s independence standards. The Board also determined that Mr. Chirico and Mses. Lora and Paulonis each are qualified as audit committee financial experts within the meaning of SEC regulations.
RELATED-PARTY TRANSACTIONS
The Audit / Finance Committee has adopted a written policy regarding the review, approval, ratification, and oversight of related-party transactions (generally, transactions involving an amount exceeding $120,000 in which the Company was, is, or will be a participant and in which a director, director nominee, executive officer, more than 5% shareholder, or immediate family member of any of the foregoing had, has or will have a direct or indirect material interest). Under the policy, all related-party transactions are subject to reasonable prior review and approval by the Audit / Finance Committee. In circumstances where it is not reasonable or practical to wait until the next Audit / Finance Committee meeting to review a proposed related-party transaction, the chair of the Audit / Finance Committee may review and approve such related-party transaction. Any such approval must be reported to and ratified by the Audit / Finance Committee at its next regular meeting.
In determining whether to approve or ratify a related-party transaction, the Audit / Finance Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related-party’s interest in the transaction. No director is permitted to participate in any approval of a related-party transaction in which he or she is a related party, except that the Board member will provide all material information concerning the related party transaction to the Audit / Finance Committee. On at least an annual basis, the Audit / Finance Committee reviews and assesses ongoing related-party transactions to determine whether they comply with the Company’s guidelines and that the relationships remain appropriate. All related-party transactions are disclosed to the full Board.
During fiscal 2023, no related-party transactions arose.
HUMAN RESOURCES COMMITTEE
4 Committee Members • Ms. Marshall, Chair • Mr. Arora • Ms. Horowitz • Mr. Lenny Meetings in FY2023: 4
Primary Responsibilities
•
Review, evaluate and approve compensation plans and programs for the Company’s directors, executive officers, and certain other senior employees

•
Review and approve, or when shareholder approval is required, make recommendations to the Board, with respect to all equity-based plans for employees generally and establish equity-based programs pursuant to these approved plans

•
Review and make recommendations to the Board with respect to the compensation of non-employee directors

•
Review and approve corporate goals and objectives relevant to CEO compensation and, together with the other independent directors, at least annually evaluate the CEO’s performance in light of these goals and objectives

•
Review and approve all compensation elements for members of the Senior Leadership Team

•
Review, directly or with the full Board, succession plans for all Senior Leadership Team positions

•
Review the CEO’s evaluations of the other members of the Senior Leadership Team

•
Review whether the Company’s compensation programs for employees generally are designed in a manner that creates incentives for employees to take inappropriate or excessive risk and whether any compensation policies and/or practices are reasonably likely to have a material adverse effect on the Company

•
Review human capital management programs and processes for the Company

•
Retain and terminate consultants or outside advisors to support the HR Committee, and approve related fees and engagement terms

EXECUTIVE AND DIRECTOR COMPENSATION
The HR Committee has authority, subject only to the further involvement of the other independent directors, over the determination of executive and non-employee director compensation. The HR Committee may delegate certain of its responsibilities to subcommittees comprised of one or more HR Committee members or to selected members of management, subject to requirements of our Bylaws and applicable laws, regulations, and the terms of shareholder-approved compensation plans. Additional information about the HR Committee’s processes for determining executive compensation, as well as the role of executive officers and the HR Committee’s compensation consultant in those determinations, can be found under “Compensation Discussion and Analysis” below.
CONAGRA BRANDS 2023 PROXY STATEMENT 23

Corporate Governance
HUMAN CAPITAL MANAGEMENT
In addition to leading the Board’s oversight of succession planning for senior executives, the HR Committee oversees management’s work related to employee development and helping employees at all levels of the Company remain fully engaged and realize their potential. The HR Committee’s review of the Company’s human capital management initiatives includes, but is not limited to, the following items for both the Senior Leadership Team and employees generally:
•
talent acquisition;

•
development, assessment, and retention;

•
employee health and wellness;

•
diversity and inclusion initiatives, goals and results;

•
employee policies and related compliance matters; and

•
the Company’s culture, and its connection to the Company’s overall strategy.

The HR Committee receives regular reports from management and, for some topics, external advisors, on the Company’s talent strategy. During fiscal 2023, the HR Committee reviewed topics including:
•
our diversity and inclusion strategy;

•
trends in workforce and workplace management, particularly in light of the dynamic labor market; and

•
opportunities to further leverage technology in developing workforce analytics.

The HR Committee also reviews the human capital strategic plan and progress on work underway to help Conagra Brands achieve its vision of having the most energized, highest impact culture in food.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The individuals identified above as serving on the HR Committee and Ms. Joie A. Gregor, who retired from our Board effective September 21, 2022, are the only individuals to have served on the HR Committee during fiscal 2023. During fiscal 2023, no member of the HR Committee was an employee, officer, or former officer of the Company. None of our executive officers served during fiscal 2023 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HR Committee.
Additional information about the roles and responsibilities of the HR Committee is provided under “Compensation Discussion and Analysis” below.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
5 Committee Members • Mr. Lenny, Chair • Mr. Arora • Mr. Brown • Ms. Lora • Ms. Marshall Meetings in FY2023: 4
Primary Responsibilities
•
Identifying qualified candidates for membership on the Board

•
Proposing a slate of directors for election by the shareholders at each annual meeting

•
Proposing to the Board candidates to fill vacancies

•
Considering and making recommendations to the Board concerning the appropriate size, functions, and policies of the Board

•
Recommending to the Board the structure, size, membership, and functions of the various committees of the Board

•
Recommending to the Board corporate governance principles and practices for the Company

•
Assessing the independence of Board members

•
Approving the process for annual self-evaluation of the Board’s performance

•
Overseeing risks associated with Board organization, membership, and structure

•
Reviewing with management the Company’s ESG goals, policies, and practices, and the risks and stakeholder expectations related thereto (except to the extent assigned to another committee)

•
Reviewing material citizenship reports published by the Company

EXECUTIVE COMMITTEE
4 Committee Members • Mr. Lenny, Chair • Mr. Connolly • Ms. Lora • Ms. Marshall Meetings in FY2023: 0
Primary Responsibilities
•
The Executive Committee exists to act on behalf of the Board between meetings as exigency requires or at the request of the full Board.

•
Its membership includes the Board Chair, the Chairs of each other standing committee, and the CEO.

24 CONAGRA BRANDS 2023 PROXY STATEMENT

Corporate Governance
Director Nomination Process
In 2021 and 2022, our Board successfully nominated and onboarded four new directors. The Nominating and Corporate Governance Committee is responsible for our nomination process. The evaluation procedure for director nominees is the same for all candidates, including Director candidates identified by shareholders, and it consists of the following steps:

STEP 1: IDENTIFYING CANDIDATES
The Nominating and Corporate Governance Committee is always seeking to identify potential candidates for our Board in the event a vacancy arises and considers Board candidates identified by Board members, management, and shareholders. See “Our 2024 Annual Meeting of Shareholders—Ability of Shareholders to Nominate Directors via Proxy Access or Advance Notice” below. From time to time, when needed, a third-party search firm may be retained to identify potential director candidates. The Nominating and Corporate Governance Committee provides third-party search firms with guidance as to the skills, experience and qualifications being sought in potential candidates and requests that the pool of candidates presented by the third-party search firm for consideration include a diverse range of candidates, including age, gender, and racial and ethnic diversity.

STEP 2: REVIEWING CANDIDATES
When a potential candidate is brought to the Board’s attention, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the individual. This initial determination is based on whether additional Board members are necessary or desirable and whether, based on the information provided or otherwise available, the prospective candidate is likely to satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, it may request a third-party to gather additional information about the prospective director candidate and may also elect to interview a candidate.
Although there are not specific minimum qualifications that must be met for a candidate to be nominated as a director, the Nominating and Corporate Governance Committee evaluates each potential Director candidate against the following standards and qualifications, among others, including those set forth in our Corporate Governance Principles:
•
Board skill needs, taking into account the skills and qualifications outlined under “Board Skills and Qualifications” above and the skills and qualifications of current Board members;

•
the candidate’s background, including demonstrated high standards of ethics and integrity, as well as the candidate’s ability to work collaboratively with other Board members to advance the Company’s goals;

•
whether the candidate has sufficient time to effectively carry out the duties of a director;

•
the candidate’s independence and qualifications to serve on various committees of the Board; and

•
business experience, which should reflect a broad level of experience at the policy-making level.

STEP 3: BUILDING A SLATE TO RECOMMEND TO THE BOARD
In building a slate of director nominees for consideration by the Board, the Nominating and Corporate Governance Committee assesses whether the Board, collectively, represents diverse views, perspectives, backgrounds, and experiences that will enhance the Board’s and our Company’s effectiveness. The Nominating and Corporate Governance Committee seeks to combine individuals on its Board who have a variety of qualities to achieve the goal of a well-rounded, diverse Board as a whole, including through the consideration of diversity in professional experience, background, skills, board tenure, age, race, ethnicity, gender, and age.
After completing its evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the Board as to the slate of director nominees who should be nominated.

CONAGRA BRANDS 2023 PROXY STATEMENT 25

Corporate Governance

STEP 4: FULL BOARD CONSIDERATION
The Board determines the director nominee slate to be proposed to our shareholders after considering the Nominating and Corporate Governance Committee’s recommendations.

STEP 5: SHAREHOLDER VOTE The slate approved by the full Board is included in our proxy statement and voted upon by our shareholders.

STEP 6: NEW DIRECTOR ORIENTATION AND ONBOARDING
New directors are introduced to other members of the Board and senior management during a robust orientation program as soon as possible following his or her election or appointment including orientation to committees as needed. The orientation includes presentations by senior management with respect to a wide range of topics, including our strategic plans, governance practices, control environment, and human capital management priorities.

The identification and evaluation process described above was followed with respect to Mr. Fraga, who was first identified as a director candidate by a third-party search firm retained by the Nominating and Corporate Governance Committee.
Risk Oversight
Our senior leadership is responsible for identifying, assessing, and managing our exposure to risk. Management identifies and assesses risks through its cross functional enterprise risk management committee that is responsible for:
•
Facilitating risk conversations with cross-functional leaders and teams

•
Partnering with risk owners to develop risk management action plans targeted to mitigating the drivers of the enterprise risks

•
Identifying key metrics to objectively assess the risk to the Company applying both a short-term and long-term perspective

•
Informing our strategic planning based on risks assessments after consideration of action plans and residual risk

•
Developing a risk-aware culture throughout the organization

The Board and its key standing committees play an active role in overseeing enterprise risk. The Board and its committees will routinely receive updates from management and external advisors on critical risk areas, including, but not limited to, overall enterprise risk, financial risk, cybersecurity and information technology risk, operational risk, food safety risk, human capital management risk, compliance risk, industry risk, climate risk, and environmental, social, and governance risk. In addition, the Board oversees management’s activities and evaluates whether management’s plans are balanced from a risk/reward perspective. To enhance the effectiveness of the Board’s risk oversight function, the Board and the Nominating and Corporate Governance Committee regularly review our committee structure, responsibilities and membership to optimize risk oversight. The Board and its committees are coordinated in their approach to risk management and each committee chair reports to the full Board at each regular Board meeting.
BOARD-LEVEL OVERSIGHT
Risks related to our strategic plan and its implementation Operational risks Food safety Enterprise Risk Management Committee process Business interruption and crises management policies	Regulatory compliance including proposed regulations and enforcement actions Cybersecurity and information technology risks ESG related risks Succession planning
26 CONAGRA BRANDS 2023 PROXY STATEMENT

Corporate Governance
AUDIT / FINANCE COMMITTEE OVERSIGHT	HUMAN RESOURCES COMMITTEE OVERSIGHT	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OVERSIGHT

Enterprise risk identification, assessment and management process

Cybersecurity and information technology risks (including review of the state of the Company’s cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks)

Risks related to the Company’s financial condition (including matters such as liquidity, margin management, debt levels, credit ratings interest rate risk exposure), capital structure (including sources and uses of capital) and long-term financing strategy

Derivative and treasury risks and associated regulatory requirements

Regulatory and litigation-related risks

Legal, ethics and compliance risks

Risks arising out of our executive compensation programs

Succession planning (including emergency CEO succession planning protocols)

Human capital management including risk relating to:

•
Employee pay and benefits

•
Recruiting and retention

•
Talent development

•
Diversity and inclusion

•
Culture

Risks relating to our Board organization, membership, and structure

Director succession planning

Risks arising out of the Company’s policies and programs related to significant corporate citizenship issues including environmental and social goals, policies and practices

Community engagement and charitable giving

The Company’s strategies relating to legislative affairs including political contributions and lobbying

The Board and its committees perform their oversight by implementing a variety of mechanisms, fostering open communication with management, establishing a regular cadence of management reports, and obtaining the advice of external advisors as necessary:
•
Reviewing and discussing our strategic plan and the longer-term risks and opportunities we face including the business, regulatory, compliance, operational, and other risks associated with planned strategies and tactics

•
Supporting a strong enterprise risk management program including oversight of management’s Enterprise Risk Management Committee, which focuses on assessing and monitoring enterprise-wide risk, including cybersecurity and information technology risks

•
Overseeing how such risks are being identified, assessed, and managed through regular reports from senior business leaders including leaders of our information technology function and regulatory updates from legal counsel

•
Reviewing reports from management and discussing policies, practices, and procedures with respect to significant and emerging enterprise-wide risks facing the Company

•
Reviewing significant Company policies and programs designed to mitigate significant risks to the Company

•
Holding regular executive sessions with external advisors, such as our independent auditors and compensation consultant, and

•
Supporting a strong internal audit function with our Internal Audit function, Chief Financial Officer and Controller.

Board Self-Evaluation
Our Board is committed to a rigorous self-evaluation process. Each of the Board, the Audit / Finance Committee, the HR Committee, and the Nominating and Corporate Governance Committee conducts a self-evaluation of its performance on an annual basis. In addition, individual director evaluations are conducted annually.
Our evaluation process is designed to elicit feedback on the processes, structure, composition, and effectiveness of the Board and includes individual discussions to encourage open dialogues. The evaluation process has resulted in changes to increase Board effectiveness and provided our Nominating and Corporate Governance Committee with valuable insights that inform its director nomination process.
Director Attendance
Our Board holds five regularly scheduled meetings each year. At each regular Board meeting, time is set aside for the independent directors to meet without management present. Additional executive sessions are held as needed. Each of the Board’s Audit / Finance Committee, HR Committee, and Nominating and Corporate Governance Committee hold four to five
CONAGRA BRANDS 2023 PROXY STATEMENT 27

Corporate Governance
regularly scheduled meetings each year with our Audit / Finance Committee meeting more frequently, as needed, to review and approve quarterly and annual financial statements and earnings releases.

In addition to these regularly scheduled meetings, our Board and its committees meet as needed at special meetings. Our Board met 6 times during fiscal 2023. Each current director attended at least 75% of the aggregate of all fiscal 2023 meetings of the Board and each committee on which he or she served (during the period in which he or she served). In fiscal 2023, the Board and committees of the Board held a total of 23 meetings. Together, the current directors attended at least 98% of the combined total meetings of the Board and the committees on which they were members in fiscal 2023.
DIRECTOR ATTENDANCE AVERAGE 98% AT COMBINED BOARD AND COMMITTEE MEETINGS
Directors are expected to attend the Company’s annual meetings of shareholders. All of our directors at the time attended our 2022 Annual Meeting of Shareholders.
Director Compensation
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. On an annual basis, the HR Committee recommends the non-employee director compensation program to the Board for approval. In setting director compensation, the HR Committee receives input from Frederic W. Cook & Co., Inc. (FW Cook), its independent compensation consultant, on factors including the time commitment and skill level required to serve on the Board, as well as broader market practices. In addition, our Conagra Brands, Inc. 2014 Stock Plan, as amended (2014 Stock Plan) places a limit on the equity awards that may be awarded to each non-employee director in any fiscal year. A summary of non-employee director compensation for fiscal 2023 is set forth below.
NON-EMPLOYEE DIRECTOR COMPENSATION—DIRECTORS OTHER THAN THE BOARD CHAIR
The following table summarizes the compensation program for our non-employee directors, other than the Board Chair, that was in effect during fiscal 2023.
Non-Employee Director Compensation—Directors Other than the Board Chair
Annual Cash Retainer	$100,000 per year(1)
Annual Committee Chair Retainer(2)	$20,000 for each committee Chair(1)
Meeting Fees
None, unless the director’s attendance is required at more than a total of 24 Board and committee meetings during a fiscal year. A fee of $1,500 is paid for each meeting attended in excess of 24 meetings and at which a director’s attendance was required.

Annual Equity Award	A grant of restricted stock units (RSUs), with a one-year vesting period and a value equal to $165,000, effective on the first trading day of the fiscal year(3)

(1)
Directors who join the Board or who are elected as the Chair of a committee after the start of a fiscal quarter receive a prorated retainer for that quarter based on the number of days served.

(2)
Excludes the Executive Committee. No retainer is paid for service to the Executive Committee.

(3)
Directors who join the Board after the start of a fiscal year receive a prorated grant for that year based on the number of partial and full months served.

All non-employee directors (other than the Board Chair) serving as of the first trading day of fiscal 2023 received 4,738 RSUs on May 31, 2022 (targeted value of $165,000). These RSUs vested on May 31, 2023. In connection with her appointment to the Board in August 2022, Ms. Paulonis received 3,981 RSUs on September 1, 2022 (target value of $137,500), which RSUs are scheduled to vest on September 1, 2023.
Vesting of the RSUs in the non-employee director compensation program is accelerated in the event of death or permanent disability. If a director is no longer serving on the Board one year from the date of grant, vesting is prorated 25% for each fiscal quarter during which the director served for any amount of time.
Dividend equivalents accrue on the RSUs at the regular dividend rate in shares of our common stock and are paid in stock upon vesting.
NON-EMPLOYEE DIRECTOR COMPENSATION—BOARD CHAIR
In lieu of the elements described above, the Board Chair’s compensation for fiscal 2023 consisted of a grant of RSUs with a targeted value equal to $425,000. The number of RSUs granted, 12,204, was determined by dividing $425,000 by the
28 CONAGRA BRANDS 2023 PROXY STATEMENT

Corporate Governance
average closing price of our common stock on the NYSE for the 30 trading days prior to the grant date of May 31, 2022. The material terms of the RSUs were identical to those described above for the other non-employee directors.
OTHER NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAMS
In addition to the cash payments and equity awards described above, all non-employee directors were entitled to participate in the following programs during fiscal 2023:
•
A matching gifts program was available to all non-employee directors. Conagra Brands matched up to $10,000 of a director’s charitable donations made during the fiscal year; and

•
A nonqualified deferred compensation plan was available to all non-employee directors. This plan provided non-employee directors the ability to defer receipt of their cash or stock compensation. This program did not provide above-market or preferential earnings (as defined by SEC rules).

DIRECTOR STOCK OWNERSHIP REQUIREMENTS
The Board has adopted stock ownership requirements for its non-employee directors. All non-employee directors are expected to acquire and hold shares of common stock of Conagra Brands during their tenure with a value of at least $500,000. All directors must acquire this ownership level within five years following their first election to the Board. Shares personally acquired by the non-employee directors through open market purchases, shares acquired upon settlement of RSUs, unvested RSUs, and share equivalents acquired upon the deferral of fees, are counted toward the ownership requirement. Unexercised stock options are not counted.
Non-employee directors agree not to sell any shares of Company common stock until they have reached the guideline. During fiscal 2023, all of our Board members met the stock ownership guidelines or had less than 5 years of service on our Board and followed the retention requirement.
NON-EMPLOYEE DIRECTOR COMPENSATION TABLE—FISCAL 2023
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Anil Arora	100,000	155,833	10,000	265,833
Thomas “Tony” K. Brown	100,000	155,833	0	255,833
Emanuel “Manny” Chirico	100,000	155,833	0	255,833
George Dowdie	100,000	155,833	0	255,833
Joie A. Gregor(3)	60,000	155,833	0	215,833
Fran Horowitz	100,000	155,833	10,000	265,833
Rajive Johri(3)	50,000	155,833	10,000	215,833
Richard H. Lenny	0	401,390	10,000	411,390
Melissa Lora	120,000	155,833	10,000	285,833
Ruth Ann Marshall	120,000	155,833	10,000	285,833
Craig Omtvedt(3)	50,000	155,833	10,000	215,833
Denise Paulonis(4)	82,692	136,548	0	219,241

(1)
Reflects the grant date fair value (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC Topic 718) of the stock awards made to non-employee directors during fiscal 2023. The number of RSUs granted to all directors was determined by dividing the intended grant value ($137,500 for Ms. Paulonis and $165,000 for other non-employee directors other than Mr. Lenny who received $425,000) by the average of the closing stock price of our common stock on the NYSE for the 30 trading days prior to the grant date. Assumptions made in the valuation of these awards are discussed in Note 12 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2023. At fiscal 2023 year-end, Mr. Lenny held 12,543 RSUs, Ms. Paulonis held 4,052 RSUs, Ms. Gregor and Messrs. Johri and Omtvedt held no RSUs, and each other non-employee director held 4,869 RSUs.

(2)
Reflects the amount paid to a designated charitable organization on the director’s behalf under the matching gifts program.

(3)
Effective as of September 21, 2022, Ms. Gregor and Messrs. Omtvedt and Johri retired from the Board and 2,369 outstanding RSUs held by each of them accelerated and vested in connection with their retirement from the Board.

(4)
Ms. Paulonis was appointed to the Board effective August 1, 2022.

CONAGRA BRANDS 2023 PROXY STATEMENT 29

Proposal 2: Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation
In addition to providing our shareholders with the opportunity to cast an advisory vote to approve our named executive officer compensation (Say-on-Pay vote), we are also conducting an advisory vote on how frequently future advisory Say-on-Pay votes should be presented to our shareholders.
At our 2017 annual meeting of shareholders, a strong majority of shares voted indicated a preference for holding advisory Say-on-Pay votes on an annual basis, and we have conducted such a vote every year since that time. Under Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), every six years we are required to provide shareholders an opportunity to recommend the frequency with which future Say-on-Pay votes should be held.
After careful consideration, the Board has determined that continuing to conduct an advisory Say-on-Pay vote each year remains the most appropriate policy at this time. The Board believes such an annual vote best enables shareholders to timely express their views on the Company’s executive compensation program and policies and assists the Board and the HR Committee in determining current shareholder sentiment. In addition, conducting an annual advisory Say-on-Pay vote is consistent with our practice of regularly seeking input from shareholders on corporate governance matters.
You are not being asked to vote “for” or “against” this proposal. Instead, this proposal asks shareholders to inform us how often we should conduct an advisory Say-on-Pay vote. You may cast your vote for every 1 year, every 2 years, or every 3 years, or you may abstain from voting. While this vote is advisory and not binding on our Company, the Board expects to consider the outcome of the vote, along with other relevant factors, when considering the frequency of future advisory Say-on-Pay votes and expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote. We expect to hold our next frequency advisory vote at our 2029 Annual Meeting of Shareholders.
Our Board recommends that you vote for 1 YEAR as the frequency of future Say-on-Pay votes under this proposal 2.
30 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation
As required by Section 14A of the Exchange Act, we are asking you to approve, on an advisory basis, our named executive officer compensation. Consistent with our shareholders’ preference, last indicated at our 2017 Annual Meeting of Shareholders, we give our shareholders an opportunity to vote, on an advisory basis, to approve the compensation of our named executive officers on an annual basis. This vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to our named executive officer compensation as we have described it under “Compensation Discussion and Analysis” and “Executive Compensation” below. Subject to this year’s shareholder vote on the frequency of futures advisory Say-on-Pay votes (proposal 2), the Company anticipates continuing to hold an advisory Say-on-Pay vote on an annual basis (with the next one occurring in 2024).
Our executive compensation program is designed to:
•
reward performance

•
drive focus, engagement, and execution

•
support our business strategies

•
discourage excessive risk-taking

•
make us competitive with other organizations for top talent, and

•
align the interests of our executive officers with the long-term interests of our shareholders

As described in more detail under “Compensation Discussion and Analysis” below, consistent with our pay-for-performance philosophy, in fiscal 2023:
•
Our named executive officers’ fiscal 2023 compensation opportunity was tied meaningfully to Company performance

•
93% of our CEO’s compensation was at risk

•
85% of our other named executive officers’ compensation was at risk, and

•
Our Annual Incentive Plan funded at 102.1% of target for each named executive officer, aligned with our performance against goals set for the year with respect to Adjusted Operating Income and Adjusted Net Sales, and individual payouts were modified based on the individual performance of each named executive officer.

Metric	Weight	Target (100% Payout) ($ in millions)	Actual FY2023 ($ in millions)	Funding Level
Adjusted Operating Income	70%	1,861	1,916.6	103.0% of Target
Adjusted Net Sales	30%	12,268	12,277.0	100.1% of Target
			Payout %	102.1% of Target

•
The performance period of our fiscal 2021 to 2023 Performance Shares concluded in fiscal 2023 with payouts for each named executive officer at 149.5% based on our performance against the goals set for our fiscal 2021 annual Adjusted EPS Growth Rate and our fiscal 2022 to fiscal 2023 two-year Adjusted EPS compound annual growth rate (CAGR).

Metric	Weight	Target (100% Payout)	Actual FY2023	Payout Level
Fiscal 2021 Adjusted EPS Growth Rate	33%	4.3%	15.2%	200% of Target
Fiscal 2022 to Fiscal 2023 Adjusted EPS CAGR	67%	1.1%	2.4%	124.2% of Target
			Payout %	149.5% of Target
CONAGRA BRANDS 2023 PROXY STATEMENT 31

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation
Our executive compensation program discourages excessive risk taking and our policies and practices are designed to further mitigate compensation related risk:
•
Multiple performance metrics are used to discourage excessive risk-taking. Our program’s design does not encourage excessive focus on a single performance goal to the detriment of other measures of success.

•
Substantial stock ownership requirements are in place to encourage our senior executives to maintain a significant stake in our long-term success. They may not hedge or pledge their Conagra stock.

•
Our Clawback Policy allows recovery of certain incentive compensation payments from executives in the event of a material restatement of our financial statements resulting from their fraudulent, dishonest, or reckless actions.

Overall, we design our compensation programs to motivate our executives to win regardless of marketplace or macroeconomic dynamics and to achieve our fundamental objectives of creating sustainable, profitable growth and long-term value for our shareholders.
Year after year, our shareholders have exhibited strong support of our executive compensation program.
In each of the past four fiscal years, we have received support from our shareholders for our executive compensation program, with 93.9% approval on this voting item at our 2022 annual meeting of shareholders.

STRONG HISTORIC SHAREHOLDER SUPPORT
SAY-ON-PAY VOTE RESULTS
100%
75%
50%
25%
0%
92.1%
95.5%
93.5%
93.9%
2019
2020
2021
2022

We are asking our shareholders to once again support our named executive officer compensation as described in this Proxy Statement. Accordingly, we are asking our shareholders to vote to approve the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement, is hereby APPROVED.
While this vote is advisory and not binding on our Company, the Board and its HR Committee value the opinions of our shareholders and expect to consider the outcome of the vote, along with other relevant factors, when considering named executive officer compensation in the future.
Our Board recommends that you vote FOR this proposal 3, on an advisory basis, to approve our named executive officer compensation.
32 CONAGRA BRANDS 2023 PROXY STATEMENT

Executive Compensation Matters
Frequently Searched Compensation Information
Compensation Components
Mix of fixed and variable pay	38
Salary	39
AIP	39
LTIP	41
Other benefits	46
Compensation Policies and Practices
Annual Say-on-Pay vote	48
Shareholder support—Say-on-Pay vote	32
Clawback Policy	50
Stock Ownership Guidelines	45
Use of independent compensation consultant, FW Cook	48
Use of financial and non-financial goals in executive compensation	34
Double-trigger change of control provisions	61

Compensation Discussion and Analysis
INTRODUCTION
At Conagra Brands, our fundamental objectives are to create sustainable, profitable growth and long-term value for our shareholders, while providing innovative and quality food to customers and consumers. Management sets our annual and long-term business goals to support attainment of these objectives. The Board’s HR Committee (in this section, the Committee) oversees the design of our executive compensation program to promote achievement of our goals.
This Compensation Discussion and Analysis describes and analyzes our executive compensation program. Specifically, we describe and analyze the program’s application to the executive officers named in the Summary Compensation Table included under ‘Executive Compensation” below. For fiscal 2023 (FY23), which began on May 30, 2022 and ended on May 28, 2023, our named executive officers (NEOs) were:
CURRENT NEOS

Sean M. Connolly	David S. Marberger	Thomas M. McGough	Darren C. Serrao	Charisse Brock
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Co-Chief Operating Officer	Executive Vice President and Co-Chief Operating Officer	Executive Vice President and Chief Human Resources Officer
We have provided a summary of our fiscal 2023 executive compensation program and fiscal 2023 performance in the “Executive Summary” below. For more complete information on the program and the Committee’s processes related to the program, we encourage you to read this entire Compensation Discussion and Analysis and the related sections of this Proxy Statement.
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EXECUTIVE SUMMARY
Our executive compensation program is designed to encourage and reward behavior that promotes attainment of our annual and long-term goals. In turn, those goals are intended to lead to sustainable, profitable growth, and long-term shareholder value. The elements of our fiscal 2023 executive compensation program were as follows:
		Pay Element	Description
◀ FIXED ▶	Short- Term	BASE SALARY AND BENEFITS	• A fixed compensation program with salaries reviewed annually and adjusted as appropriate (as further described below).	• Benefit packages that are market competitive and generally broad-based in the Company.
◀ AT RISK / VARIABLE ▶		ANNUAL INCENTIVE PROGRAM (AIP)
•
A cash-based annual incentive program based on a single year of performance results.

•
Fiscal 2023 awards were generally based on two weighted metrics:

◦
30% Weighting: Net sales, adjusted for items impacting comparability (Adjusted Net Sales)

◦
70% Weighting: Operating income, adjusted for items impacting comparability (Adjusted Operating Income)

•
Financial performance measures are aligned to our annual operating plan.

•
Individual performance modifier is based on annual performance evaluations.

•
Payouts in fiscal 2023 could range from 0% to 200% of target.

	Long- Term	LONG-TERM INCENTIVE PLAN (LTI)	• A stock-based incentive program based on multi-year results or service. • Pays out generally after three years.
Performance Shares—60% of Opportunity

•
Opportunity to earn shares of our common stock if we achieve pre-set performance goals over a three-year period.

•
Performance goals were:

◦
Year-over-year growth rate of our diluted earnings per share (EPS), adjusted for items impacting comparability (Adjusted EPS Growth Rate) weighted at 70%

◦
Year-over-year growth rate of our net sales adjusted for items impacting comparability (Adjusted Net Sales Growth Rate), weighted at 30%

• Payouts will ultimately range from 0% to 200% of target.
RSUs—40% of Opportunity
			• Opportunity to earn shares of our common stock if the employee generally remains with Conagra over the three-year vesting period of the award.	• Rewards stock price appreciation and tenure.
Changes to and Additional Awards under LTI Plan for Fiscal 2023
For fiscal 2023, the Committee determined to reallocate the mix of Performance Shares and RSUs in the LTI Plan to 60% Performance Shares and 40% RSUs compared to 75% Performance Shares and 25% RSUs in fiscal 2022, taking into account volatility, market alignment with peer programs, and further alignment with the long-term interests of our shareholders. The Committee also determined to include a second metric, Adjusted Net Sales Growth Rate, weighted at 30%. Both changes, which are consistent with the practices of our industry peers, were undertaken as a means to reduce the degree of risk in the LTI Plan given the challenges faced in recent years with long term goal setting and keep our LTI Plan market competitive.
Taking into consideration the LTI Plan participants’ actual performance driving shareholder value during the prior period’s historic macro-volatility and super-inflation, the Committee approved a one-time, additional target value opportunity under the
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fiscal 2023 LTI Plan in order to recognize their effective management of the business through an unprecedented external environment, and to incentivize and energize the plan participants to drive continued future performance in fiscal 2023 and beyond.
Changes to AIP and Retention Awards under LTI Plan for Fiscal 2024
Informed by our shareholder engagement in fiscal 2023, the Committee incorporated free cash flow, adjusted for items impacting comparability, as a metric for our fiscal 2024 AIP to align our metrics with our priorities to drive improvements of our debt-to-equity ratio and our overall credit rating.
In order to better align our LTI Plan with the compensation practices of our peers and other companies for which we compete for talent, the Committee approved ratable vesting for the RSUs granted in fiscal 2024, which will vest one-third each grant date anniversary.
Additionally, the Committee approved certain awards for our CEO to help retain him for at least the next three years and motivate him to continue to build shareholder value. Since attaining age 57 in 2022, Mr. Connolly has been entitled to certain retirement treatment for his annual Company equity awards and generally does not have to remain employed by the Company in order to continue to vest in his annual Company RSUs and Performance Shares. On July 19, 2023, the Committee approved the grant of certain performance and retention incentive awards to Mr. Connolly consisting of $8,000,000 in Performance Shares (generally, 3-year performance period), representing 80% of the total target value, and $2,000,000 in service-based RSUs (generally, 3-year cliff vesting), representing 20% of the total target value, that are specifically exempt from his retirement benefit in order to enhance their retentive effect. We intend to provide more information about these grants in our 2024 proxy statement.
Fiscal 2023 Highlights
Fiscal 2023 was a year that saw unique challenges from continued input cost increases, as well as supply chain and operational disruptions. Our teams navigated through this dynamic operating environment and executed against our fiscal 2023 priorities to deliver strong revenue growth, margin improvement, profit growth, and net leverage ratio reduction. In addition to delivering strong financial results, we also continued to strengthen our brands, invest in new innovation, and execute against supply chain priorities to improve both service levels and productivity. As a result of these efforts, for fiscal 2023, we delivered the following results:

6.4%	6.6%	8.8%	15.6%	$1.42	$2.77
Net Sales Growth	Organic Net Sales* Growth	Operating Margin	Adjusted Operating Margin*	Diluted EPS	Adjusted EPS*
CAPITAL RETURNED TO SHAREHOLDERS AND LEVERAGE REDUCTION

We paid $623.8 million in cash dividends in fiscal 2023.
As of May 28, 2023, we had total debt of $9,238.7 million and net debt of $9,144.8 million. During the fiscal year ended May 28, 2023, we generated $683.6 million in net income attributable to Conagra Brands and adjusted EBITDA* of $2,520.2 million. We reduced our net leverage ratio* to 3.63x as of May 28, 2023.

*
Non-GAAP Financial Measure. See Appendix B to this Proxy Statement for a reconciliation to the most directly comparable GAAP measure.

Investing in our Culture
Our vision is to have the most impactful, energized, and inclusive culture in food. We believe that a diverse team and inclusive culture are key enablers of shareholder value creation. During fiscal 2023, we continued our work to deliver against our vision. Our Diversity and Inclusion Leadership Council, comprised of our CEO, his Senior Leadership team, and members of our Human Resources team, continued to expand and refine our diversity and inclusion strategy, track our progress, and ensure execution of our commitments.
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Our goal is to create a culture of belonging, where everyone can experience inclusion. We want to be a place where people trust and respect one another. While we value and embrace diversity, we also celebrate what we all have in common—our energy and passion for making great food and great brands.
In fiscal 2023, we continued our focus on expanding strategic external networks to strengthen the diversity of candidate slates at the early talent and experienced hire levels.

We awarded 36 students “Refuse to Lose” scholarships through our program partners, Thurgood Marshall College Fund and Hispanic Scholarship Fund and pledged to provide a third round of scholarships for 2024, reinforcing our long-term support to position diverse students on a path of success.

In April 2023, Conagra was recognized as one of America’s Greatest Workplaces for Diversity by Newsweek. This award underscores our focus and commitment to advancing diversity and inclusion in the workplace and communities we serve.

The Committee has embedded its oversight of our diversity and inclusion strategy into its standing agenda and receives regular updates from management on our diversity and inclusion goals and initiatives. We have set diversity and inclusion goals that were embedded by the Committee into our executive compensation program for fiscal 2023 in the individual performance modifier for senior leaders under our AIP.
Fiscal 2023 Pay Outcomes
As more fully described in this Compensation Discussion and Analysis, the Committee considered the positive business outcomes described above in determining final payouts under our incentive programs with performance periods concluding in fiscal 2023. Our Chief Executive Officer and other senior executives named in this Proxy Statement received 102.1% payout under the fiscal 2023 AIP (subject to an individual performance modifier) and 149.5% payout under the fiscal 2021 to fiscal 2023 Performance Shares.
The Committee believes that its fiscal 2023 compensation decisions appropriately reflect its pay-for-performance philosophy. This philosophy is focused on:
•
compensating executives based on actual Company performance, and

•
aligning management’s interests with those of our shareholders.

Below is a more detailed analysis of the fiscal 2023 compensation program for our named executive officers, as well as actual fiscal 2023 payouts under the programs.
OUR FISCAL 2023 EXECUTIVE COMPENSATION PROGRAM
For fiscal 2023, the Committee created an executive compensation program with multiple elements:
Fixed Compensation	Variable Compensation
• Base Salary • Health and Welfare Benefits • Retirement Benefits	• Fiscal 2023 AIP (cash settled) • Fiscal 2023-2025 LTI Plan (stock settled)
The use of a mix of compensation types (salary, benefits, cash- and equity-based awards) and a mix of performance periods (single- and multi-year) was intended to promote behavior consistent with our long-term strategic plan and minimize the likelihood of executives having significant motivation to pursue risky or unsustainable results.
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In overseeing this compensation program design, the Committee sought to encourage and reward behavior that would promote attainment of our annual and long-term goals and lead to sustainable growth in shareholder value. In particular, the Committee focused on:

• Aligning compensation programs, policies and practices to our Company’s vision, mission and values	• Being market competitive, but emphasizing variable compensation to differentiate our program from that of peers	• Determining pay mix (fixed and variable compensation) based on executive position

• Providing a compensation structure that groups positions based on impact to the Company	• Affording opportunities and flexibility in pay positioning to ensure fair and equitable compensation and room for growth	• Recognizing and differentiating based on individual, team, and Company performance
With respect to each named executive officer, the Committee also considered the following:
Mr. Sean Connolly
Mr. Connolly has served as our President and Chief Executive Officer and as a member of the Board since 2015. The Committee believes that within our Company, Mr. Connolly should have the largest aggregate compensation opportunity due to his level of responsibility and business experience. The Committee also believes Mr. Connolly should have the greatest proportion of his compensation opportunity at-risk. External market data supports this conclusion. For fiscal 2023, consistent with this belief, the independent directors set Mr. Connolly’s compensation opportunities at a level higher than the comparable opportunities for the other named executive officers. The Committee considered Mr. Connolly’s accountability for the performance of the entire organization as well as the terms and requirements of his employment agreement.

Mr. David S. Marberger
Mr. Marberger has served as our Executive Vice President and Chief Financial Officer since 2016. As Chief Financial Officer, Mr. Marberger is our Principal Financial Officer, and leads all Finance, Investor Relations, Information Technology, and M&A functions. The Committee considered the broad scope of Mr. Marberger’s responsibilities, his previous experience as a Chief Financial Officer, his in-depth knowledge of the food industry, internal pay equity, and external market data in setting his compensation for fiscal 2023.

Mr. Thomas M. McGough
Mr. McGough has served as our Executive Vice President and Co-Chief Operating Officer since 2018 and served as the President of our operating segments from May 2013 to October 2018. He joined the Company in 2007 as Vice President, Marketing, and progressed through our branded food organization quickly, being named President, Specialty Foods, in August 2010 and then President, Grocery Products in July 2011. The Committee considered the scope of Mr. McGough’s responsibilities, the dynamic marketplace facing the branded food business, internal pay equity, and external market data in setting his compensation for fiscal 2023.

Mr. Darren C. Serrao
Mr. Serrao has served as our Executive Vice President and Co-Chief Operating Officer since 2018 and served as our Executive Vice President and Chief Growth Officer from August 2015 to October 2018. As head of our Growth Center of Excellence, Mr. Serrao led our insights, innovation, research and development, and marketing teams. Since 2022, Mr. Serrao has also led our food safety, quality and regulatory function. In setting Mr. Serrao’s compensation for fiscal 2023, the Committee considered his broad responsibility in the organization and the importance of innovation and transformation in our strategic plan. The Committee also considered internal pay equity and external market data.

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Ms. Charisse Brock
Ms. Brock has served as our Executive Vice President and Chief Human Resources Officer since November 2015. Ms. Brock has principal responsibility for the Company’s human resources in support of the overall business plan and strategic direction of the organization—specifically in the areas of succession planning, talent management, change management, organizational and performance management, training and development and total rewards. The Committee considered the scope of Ms. Brock’s responsibilities, the dynamic factors affecting the talent market, the Company’s Diversity and Inclusion agenda, internal pay equity, and external market data in setting her compensation for fiscal 2023.

The unique roles, contributions and tenure of our named executive officers had a meaningful impact on their total fiscal 2023 compensation opportunity. A consistent theme across our named executive officers, however, is that by design, targeted variable compensation for fiscal 2023 was a significant percentage of the total compensation opportunity. The Committee’s general policy is to provide the greatest percentage of the compensation opportunity in the form of long-term compensation payable in shares of our common stock. The Committee believes that the emphasis on stock-based compensation is the best method of aligning management interests with those of our shareholders.
Fiscal 2023 Target Compensation Opportunity Mix
For fiscal 2023, the Committee determined to reallocate the mix of Performance Shares and RSUs to 60% Performance Shares and 40% RSUs compared to 75% Performance Shares and 25% RSUs in fiscal 2022, taking into account volatility, market alignment with peer programs, and further alignment with the long-term interests of our shareholders. Additional grant date value awarded under the LTI Plan, described below under “Changes to Target Compensation Opportunity for Fiscal 2023,” caused an increase in the percentage of total compensation represented by the LTI Plan for fiscal 2023. The charts below show the allocation of the total target compensation opportunity (calculated using base salary earnings, targeted fiscal 2023 AIP award, and targeted LTI Plan value) for Mr. Connolly and for our other named executive officers as a group.
FY23 COMPENSATION OPPORTUNITY MIX (AT TARGET)*
*
Includes additional value granted in fiscal 2023. See “Long-Term Incentive Plan Overview—Fiscal 2023 LTI Target Opportunity and Additional Opportunity” below.

Changes to Target Compensation Opportunity for Fiscal 2023
As described above, the Committee examines a variety of factors including roles and responsibilities, peer compensation, market data, and individual, team, and Company performance when establishing target compensation opportunities for our NEOs. After considering those factors, including Mr. Connolly’s strong performance in fiscal 2022, the Committee increased Mr. Connolly’s salary to $1,325,000 as of May 30, 2022 from $1,275,000, his target AIP award opportunity to 175% from 165%, and increased the grant date value of his award under the LTI Plan to $8,800,000 for fiscal 2023 from $8,421,000 in fiscal 2022. Similar adjustments were made to our other NEOs’ salaries while no changes were made to target AIP award opportunities for our other NEOs as detailed below under “Base Salaries” and “Annual Incentive Plan.”
In setting LTI Plan equity award values for fiscal 2023, the Committee took into consideration the LTI Plan participants’ actual performance driving shareholder value during the prior period’s historic macro-volatility and super-inflation. In order to recognize their effective management of the business through an unprecedented external environment, and to incentivize
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and energize the LTI Plan participants to drive continued future performance in fiscal 2023 and beyond, the Committee approved a one-time, additional target value opportunity under the fiscal 2023 LTI Plan in the form of RSUs and Performance Shares. The Committee believes the additional value is reasonable, consistent with our pay-for-performance philosophy, and it is intended to further align the interests of the participants with the long-term interests of our shareholders. The additional value was awarded in the form of RSUs and Performance Shares in proportion to the fiscal 2023 LTI Plan grants, with three-year cliff vesting and a three-year performance period for retention and to incent long-term performance. The additional value awarded to each of our NEOs is detailed below under “Long-Term Incentive Plan—RSUs” and “Long-Term Incentive Plan—Performance Shares.”
BASE SALARIES
We pay salaries to our named executive officers to provide them with a base level of fixed income for services rendered. On average, 15% of the total fiscal 2023 compensation opportunity for each named executive officer, other than the Chief Executive Officer, was provided in the form of base salary. For Mr. Connolly, our President and Chief Executive Officer, 7% of his total compensation opportunity was provided in the form of base salary in fiscal 2023. In fiscal 2023, the Committee approved a base salary increase for all NEOs during annual pay planning considering both the market median and seventy-fifth percentile for their respective role. For more information on Mr. Connolly’s base salary, see “Agreements with Named Executive Officers—Agreement with Mr. Connolly” below.
A summary of the salaries of our named executive officers is set forth below.
Name	Fiscal 2023 Base Salary Rate ($)	Increase from Fiscal 2022 (%)	Percent of Fiscal 2023 Target Total Direct Compensation (%)
Mr. Connolly	1,325,000	3.9%	7%
Mr. Marberger	765,000	3.8%	14%
Mr. McGough	775,000	3.3%	14%
Mr. Serrao	635,000	4.1%	15%
Ms. Brock	510,000	10.9%	17%
INCENTIVE PROGRAMS—OVERVIEW
We use incentive programs to closely align management compensation with Company performance. Our incentive programs reward for achievement of our annual operating plan and progress made towards our long-term strategic plan with a mixture of performance-based and time-based equity awards. For fiscal 2023, opportunities under these programs combined to represent approximately 93% of Mr. Connolly’s compensation. For the named executive officers other than the CEO, targeted variable compensation opportunity for fiscal 2023 represented approximately 85% of total compensation.
We provide details of our incentive programs below. Financial targets disclosed in these discussions are done so in the limited context of our incentive plans; they are not statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
ANNUAL INCENTIVE PLAN
The fiscal 2023 AIP (FY23 AIP), provided a cash incentive opportunity to approximately 4,700 employees, including our named executive officers. We have regularly provided an annual incentive opportunity to a broad group of employees, to reinforce a sense of ownership across our Company and drive and sustain a pay-for-performance culture.
At the start of fiscal 2023, the Committee approved the Company’s Adjusted Operating Income and Adjusted Net Sales objectives as the metrics for the FY23 AIP (subject to adjustment, as appropriate, for items impacting comparability of results). The Committee determined that, due to the continued super-inflationary environment, consistent emphasis on operating income was warranted for fiscal 2023 and therefore maintained the weight of the Adjusted Operating Income metric at 70% with Adjusted Net Sales weighted at 30%, to reward employees for achieving key elements of the FY23 AIP: sales and profit growth.
In addition, because the Company believes that the achievement of its diversity and inclusion initiatives, in alignment with the Company’s strategy, will support the creation of sustainable long-term value for shareholders, the FY23 AIP included diversity and inclusion as a component of the overall performance assessment process as part of the individual performance modifier for senior leaders. Under the FY23 AIP, the total payout opportunity for participants continued to be capped at 200% of targeted awards.
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The Adjusted Operating Income and Adjusted Net Sales goals for the FY23 AIP were as follows:
		Goals ($ in millions)
Metric	Weight	Threshold (25% Payout)	Below Target (95% Payout)	Target (100% Payout)	Above Target (105% Payout)	Maximum (200% Payout)
Adjusted Operating Income	70%	1,489	1,768	1,861	1,954	2,233
Adjusted Net Sales	30%	11,041	11,777	12,268	12,759	13,495
Individual Payout Opportunities
In addition to setting the financial goals for the FY23 AIP, the Committee set corresponding target AIP opportunities for each named executive officer, measured as a percentage of his or her base salary earned for fiscal 2023. The following table shows the ranges of authorized payments for the named executive officers based on achievement of the Adjusted Operating Income and Adjusted Net Sales goals approved for the FY23 AIP. No portion of the incentive was guaranteed.
Named Executive Officer	Threshold AIP Award (as % of Base Salary Earnings)	Target AIP Award (as % of Base Salary Earnings)	Maximum AIP Award (as % of Base Salary Earnings)
Mr. Connolly	44%	175%	350%
Mr. Marberger	25%	100%	200%
Mr. McGough	25%	100%	200%
Mr. Serrao	23%	90%	180%
Ms. Brock	20%	80%	160%
Mr. Connolly’s AIP target, as a percentage of base salary earned, was increased to 175% from 165% to better align his total targeted compensation opportunity between the market median and the seventy-fifth percentile for his role. The targets for the other NEOs, as percentages of base salary earned, remained unchanged from fiscal 2022. Please see the information above for a discussion of the factors the Committee considered when determining the individual target AIP awards of each of the named executive officers.
Fiscal 2023 Results
For FY23 AIP purposes, the Committee determined that Conagra Brands achieved fiscal 2023 Adjusted Operating Income of $1,917.1 million and fiscal 2023 Adjusted Net Sales of $12,277 million. Formulaically, these results provided for a payout equal to 102.1% of target.
Once the performance metrics review was complete, the Committee considered the manner in which management executed the operating plan during the year to determine if any adjustments were warranted to the overall payout. The FY23 AIP permitted the Committee to increase or decrease the pool funding level by an amount, up to 15% of target, based on how the Company achieved its business results. During fiscal 2023, Conagra Brands continued to manage external headwinds that were generally outside of management’s control, including higher than expected input cost inflation, higher transportation costs, and elevated supply chain operating costs. Although these factors adversely impacted Conagra Brands’ FY23 AIP results, the Committee determined not to make any increase to the pool funding level for fiscal 2023.
Metric	FY23 Target ($ in millions)	FY23 AIP Results ($ in millions)	Funding Level
Adjusted Operating Income	1,861.0	1,917.1	103.0% of Target
Adjusted Net Sales	12,268.1	12,277.0	100.1% of Target
		Payout %	102.1% of Target
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Determination of Individual Named Executive Officer Awards
The Committee’s final step was to determine each named executive officer’s individual payout under the FY23 AIP. This process involved an assessment of the individual’s target award, the Company performance against the performance goals, and each executive’s individual performance, including each executive’s applicable individual performance modifier (which included diversity and inclusion as a component of the holistic individual performance assessment).
Mr. Connolly’s input on the individual contribution of these leaders, and his recommendations on program payouts, also assisted the Committee in approving specific AIP payouts. The full Board’s performance evaluation of Mr. Connolly was used in determining his payout. Ultimately, the Committee decided that each named executive officer should be compensated under the FY23 AIP as detailed in the chart below based on the 102.1% payout level of accomplishment achieved by the Company against the financial metrics as described above and the respective individual performance modifier approved for each named executive officer.
Named Executive Officer	Target Opportunity ($)	Actual AIP Payout ($)	Actual Payout as a % of Target Opportunity
Mr. Connolly	2,305,289	2,471,385	107.2%
Mr. Marberger	760,646	893,113	117.4%
Mr. McGough	771,154	787,348	102.1%
Mr. Serrao	568,039	579,967	102.1%
Ms. Brock	401,846	410,285	102.1%
To incent management to make decisions that have positive long-term impacts, even at the expense of shorter-term results, and to prevent unusual gains and losses from having too great of an impact on plan payouts in any year, the Committee retained discretion in the FY23 AIP to exclude items impacting comparability from Company-wide results and adjust actual results for specific items that occurred during the fiscal year. The use of adjustments to exclude items impacting comparability approved by the Committee applicable to the fiscal 2023 Adjusted Operating Income and Adjusted Net Sales metrics is described below under “Additional Information on Compensation Practices—Use of Adjustments in Incentive Programs.”
Fiscal 2024 Annual Incentive Plan
At the start of fiscal 2024, the Committee approved Adjusted Operating Income and Adjusted Net Sales at revised weightings of 50% and 25%, respectively, and once again returned to a free cash flow metric (adjusted for items impacting comparability) weighted at 25% to create balanced emphasis on priorities for fiscal 2024 (FY24). Results are subject to adjustment as appropriate to neutralize for external factors beyond management’s control.
LONG-TERM INCENTIVE PLAN OVERVIEW
The Committee firmly believes in aligning the interests of our senior leaders with those of our shareholders. The significant extent to which equity is included in our named executive officers’ compensation opportunity evidences this belief.
For fiscal 2023, our LTI Plan was intended to:

• provide variable, competitive compensation based on long-term Company performance	• incent and reward leaders who have the greatest ability to drive long-term Company success	• reward participants for desired results that align with shareholder value creation

For fiscal 2023, the Committee determined to reallocate the mix of Performance Shares and RSUs to 60% Performance Shares and 40% RSUs compared to 75% Performance Shares and 25% RSUs in fiscal 2022, taking into account volatility, market alignment with peer programs, and further alignment with the long-term interests of our shareholders.

Fiscal 2023 LTI Plan Target Opportunity and Additional Opportunity
After considering the factors described above with respect to LTI Plan award size for each NEO, the Committee approved increases to annual LTI Plan target opportunities for fiscal 2023 for certain of the NEOs including an increase to Mr. Connolly’s
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annual LTI Plan target opportunity from $8,421,000 to $8,800,000 to better align Mr. Connolly’s total targeted compensation to between the market median and market seventy-fifth percentile. Increases for the other NEOs, except Mr. Serrao, were also made to more closely align to between the market median and market seventy-fifth percentile for each of their roles.
In establishing our NEO’s LTI Plan grant value for the one-time, additional target value opportunity approved by the Committee for all participants for fiscal 2023, the Committee considered each NEO’s actual performance driving shareholder value during the prior period’s historic macro-volatility and super-inflation. The Committee’s decision to grant additional value to all participants for the fiscal 2023 LTI Plan is described in more detail under “Changes to Target Compensation Opportunity for Fiscal 2023” above. All fiscal 2023 LTI Plan grants were made on July 20, 2022.
		FY23 Grant Value
Named Executive Officer	Fiscal 2022 Annual Grant Value ($)	Fiscal 2023 Annual Grant Value ($)	Fiscal 2023 Additional Grant Value ($)
Mr. Connolly	8,421,000	8,800,000	7,000,000
Mr. Marberger	2,000,000	2,500,000	1,500,000
Mr. McGough	2,000,000	2,500,000	1,500,000
Mr. Serrao	1,600,000	1,600,000	1,500,000
Ms. Brock	800,000	1,000,000	1,000,000
Each element of the LTI Plan used in fiscal 2023 is discussed more fully below.
LONG-TERM INCENTIVE PLAN—RSUS
RSUs generally represent the right to receive a defined number of shares of our common stock after completing a period of service established at the grant date. RSUs encourage long-term commitment to the Company.
In general, all RSUs granted in fiscal 2023 vest in full on the third anniversary of the date of grant, subject to the executive’s continued employment with us. Awards granted in fiscal 2023 are not entitled to dividend equivalents.
The number of RSUs granted to each named executive officer pursuant to the fiscal 2023 LTI Plan (with the fiscal 2023 additional grant value listed separately from the annual grant) is set forth below. Targeted values described above were converted into grant sizes by dividing the dollar value of the targeted opportunity by the average of the closing market price of our common stock on the NYSE for the 10 trading days prior to, but not including the grant date.
Named Executive Officer	Annual Grant of RSUs for Fiscal 2023 (#)	Additional Grant of RSUs for Fiscal 2023 (#)
Mr. Connolly	101,752	80,939
Mr. Marberger	28,907	17,344
Mr. McGough	28,907	17,344
Mr. Serrao	18,500	17,344
Ms. Brock	11,563	11,562
LONG-TERM INCENTIVE PLAN—PERFORMANCE SHARES
Performance Shares represent an opportunity to earn a defined number of shares of our common stock if we achieve pre-set performance goals over time. In general, the Performance Shares vest following completion of the third fiscal year following the grant and provide the named executive officer participating in the cycle the opportunity to earn a payout, in shares of common stock, from 0% to 200% of their respective targeted award. Dividend equivalents are paid on the portion of Performance Shares actually earned at our regular dividend rate in additional shares of common stock.
The three-year nature of each Performance Share grant means that in any year, a named executive officer can have Performance Shares relating to up to three performance periods outstanding at any time. In fiscal 2023, for example, each named executive officer had outstanding fiscal 2021 to 2023 Performance Shares, fiscal 2022 to 2024 Performance Shares, and fiscal 2023 to 2025 Performance Shares.
The targeted number of Performance Shares granted to our named executive officers in fiscal 2023 (with the fiscal 2023 additional grant value listed separately from the annual grant) together with the Performance Share grants made under the comparable program in fiscal 2022 and fiscal 2021, are set forth below. Targeted values described above were converted into grant sizes by dividing the dollar value of the targeted opportunity by the average of the closing market price of our common stock on the NYSE for the 10 trading days prior to, but not including the grant date.
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Named Executive Officer	Grant for Fiscal 2021 to 2023 Cycle (#)	Grant for Fiscal 2022 to 2024 Cycle (#)	Grant for Fiscal 2023 to 2025 Cycle (#)	Additional Grant for Fiscal 2023 to 2025 Cycle (#)
Mr. Connolly	160,058	180,203	152,628	121,408
Mr. Marberger	33,044	42,798	43,360	26,016
Mr. McGough	33,044	42,798	43,360	26,016
Mr. Serrao	33,044	34,239	27,751	26,016
Ms. Brock	16,522	17,119	17,344	17,344
Goal Setting for Performance Shares
The Committee’s approach to selecting and setting performance goals for each cycle of Performance Shares is thorough. Prior to the start of a performance period, the Committee discusses proposed plan design, taking into consideration the Company’s strategic plan. Then, shortly after the start of each performance period, the Committee approves the actual metric or metrics for the program and the specific financial hurdles that must be met for awards to be earned.
The Committee’s preferred approach is for the performance goals in each grant to cover the full three-years of the performance period and remain un-revised throughout the cycle. However, the Committee retains the discretion to modify goals or use longer or shorter performance periods if doing so is appropriate considering relevant Company dynamics or macroeconomic conditions. For example, in recent years, the Committee amended goals set for outstanding Performance Shares to take into consideration tax reform legislation known as the Tax Cuts and Jobs Act (TCJA). Additionally, in July 2021 (due to uncertainties caused by the COVID-19 pandemic), for the fiscal 2021 to 2023 Performance Shares, the Committee set a one-year Adjusted EPS Growth Rate goal for the fiscal 2021 period (as described in our 2021 proxy statement) and then in July 2022, set a two-year Adjusted EPS CAGR goal for the fiscal 2022 to 2023 period (as described in our 2022 proxy statement). For the fiscal 2022 to 2024 Performance Shares, the Committee established a three-year Adjusted EPS CAGR goal.

For the fiscal 2023 to 2025 Performance Shares, in July 2023, the Committee established year-over-year growth rate goals for each fiscal year in the three-year performance period adding a second metric of Adjusted Net Sales Growth Rate (weighted at 30%) in addition to the previously utilized Adjusted EPS Growth Rate metric (weighted at 70%). The three-year Performance Shares utilize annual growth goals for each metric for each of the three fiscal years based on the prior fiscal year’s performance which the Committee feels is appropriate for maintaining focus on continued growth of these key performance metrics.

The Committee feels effective goal setting is among the most important aspects of establishing the executive compensation program. As such, the Committee makes goal-setting decisions that it believes best maintains the alignment of the Company’s LTI Plan with the Company’s external financial commitments to investors.
The balance of this subsection of the Compensation Discussion and Analysis describes, in more detail, each cycle of our Performance Shares outstanding during fiscal 2023.
FY21 TO FY23 PERFORMANCE SHARES
Performance Shares for the fiscal 2021 to fiscal 2023 cycle of the LTI Plan were granted at the start of fiscal 2021. As mentioned above and described in our 2021 proxy statement, the Committee adopted a staged approach to goal setting for the fiscal 2021 through 2023 cycle of Performance Shares by adopting a one-year target for the fiscal 2021 period, and then a two-year target for the fiscal 2022 through fiscal 2023 period, of the FY21 to FY23 awards. The performance measure adopted for the cycle included a one-year Adjusted EPS Growth Rate goal for FY21 (weighted at 33%) approved during fiscal 2021 as follows:
Performance Period	Threshold Adjusted EPS Growth Rate(1)	Target Adjusted EPS Growth Rate(2)	Maximum Adjusted EPS Growth Rate(3)	Weighted
Fiscal 2021	0.4%	4.3%	8.3%	33%

(1)
An Adjusted EPS Growth Rate below this level results in no payout; achievement at this level results in a payout equal to 25% of the targeted opportunity.

(2)
An Adjusted EPS Growth Rate at this level results in a payout equal to 100% of the targeted opportunity.

(3)
An Adjusted EPS Growth Rate at or above this level results in a payout equal to 200% of the targeted opportunity.

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Executive Compensation Matters
At the conclusion of fiscal 2021, the Committee assessed our performance against the one-year goal for the fiscal 2021 tranche described above and certified results. As set forth in the table below, our financial performance during fiscal 2021 resulted in an earned payout level equal to 200% of the fiscal 2021 portion of the FY21 to FY23 Performance Shares as follows:
Performance Period	Performance Metric	Results	Payout Earned	Weighted
Fiscal 2021 tranche of FY21- FY23 awards	Adjusted EPS Growth Rate	15.2%	200%	33%
The two-year Adjusted Diluted EPS CAGR for FY22-23 (weighted at 67%) was adopted at the beginning of fiscal 2022 as follows:
Performance Period	Threshold Adjusted EPS CAGR(1)	Target Adjusted EPS CAGR(2)	Maximum Adjusted EPS CAGR(3)	Weighted
Fiscal 2022 to Fiscal 2023	-2.5%	1.1%	4.6%	67%

(1)
Adjusted EPS CAGR below this level results in no payout; achievement at this level results in a payout equal to 25% of the targeted opportunity.

(2)
Adjusted EPS CAGR at this level results in a payout equal to 100% of the targeted opportunity.

(3)
Adjusted EPS CAGR at or above this level results in a payout equal to 200% of the targeted opportunity.

The performance period for this cycle concluded at the end of fiscal 2023 and the Committee assessed our performance against the fiscal 2022-2023 Adjusted EPS CAGR goal and certified results reflecting an earned payout level equal to 124.2% for the fiscal 2022-2023 portion of the FY21 to FY23 Performance Shares as follows:
Performance Period	Performance Metric	Results	Payout Earned	Weighted
Fiscal 2022 to Fiscal 2023 tranche of FY21- FY23 awards	Adjusted EPS CAGR	2.4%	124.2%	67%
As set forth in the table below, our financial performance over the three-year performance period fiscal 2021 to fiscal 2023 resulted in a funding level equal to 149.5% of the targeted Performance Shares which were paid out, to the extent earned, in shares of common stock in July 2023. It is generally the Committee’s practice to pay Performance Shares at a level equal to the funded amount, without applying further discretion. The Committee followed this practice for the fiscal 2021 to fiscal 2023 Performance Shares. The noted amounts include dividend equivalents accrued on earned shares, which were paid in additional shares of common stock.
Named Executive Officer	Targeted Performance Shares Granted for Fiscal 2021 to 2023 Cycle (#)	Actual Performance Shares Earned for Fiscal 2021 to 2023 Cycle (#)	Actual as % of Target (without Dividend Equivalents)	Actual as % of Target (with Dividend Equivalents)
Mr. Connolly	160,058	265,353	149.5%	165.8%
Mr. Marberger	33,044	54,782	149.5%	165.8%
Mr. McGough	33,044	54,782	149.5%	165.8%
Mr. Serrao	33,044	54,782	149.5%	165.8%
Ms. Brock	16,522	27,391	149.5%	165.8%
FY22 TO FY24 PERFORMANCE SHARES
Performance Shares for the fiscal 2022 to fiscal 2024 cycle of the LTI Plan were granted at the start of fiscal 2022. The performance period for this cycle will conclude at the end of fiscal 2024 and the Performance Shares will pay out, to the extent earned, in shares of common stock in summer 2024. The specific fiscal 2022 plan targets are as follows:
Performance Period	Threshold Adjusted EPS CAGR(1)	Target Adjusted EPS CAGR(2)	Maximum Adjusted EPS CAGR(3)
Fiscal 2022 to 2024	-2.3%	-0.3%	1.7%

(1)
An Adjusted EPS CAGR below this level results in no payout; achievement at this level results in a payout equal to 25% of the targeted opportunity.

(2)
An Adjusted EPS CAGR at this level results in a payout equal to 100% of the targeted opportunity.

(3)
An Adjusted EPS CAGR at or above this level results in a payout equal to 200% of the targeted opportunity.

The grant date fair value of all Performance Shares granted to the named executive officers under the fiscal 2022 to 2024 cycle, based on target, the probable outcome of the performance conditions for such period, is included for fiscal 2022 in the “Stock Awards” column of the “Summary Compensation Table—Fiscal 2023.”
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Executive Compensation Matters
FY23 TO FY25 PERFORMANCE SHARES
Performance shares for the fiscal 2023 to fiscal 2025 cycle of the LTI Plan were granted at the start of fiscal 2023. The performance period for this cycle will conclude at the end of fiscal 2025 and the Performance Shares will pay out, to the extent earned, in shares of common stock in summer 2025. The specific fiscal 2025 plan targets are as follows:
	Adjusted EPS Growth Rate			Adjusted Net Sales Growth Rate
Performance Period	Threshold(1)	Target(2)	Max(3)	Threshold(1)	Target(2)	Max(3)
Fiscal 2023	-0.42%	5.67%	11.44%	-2.16%	4.5%	11.16%
Fiscal 2024	Target: +5.67% above FY23 actual results			Target: 1.5% above FY23 actual results
Fiscal 2025	Target: +5.67% above FY24 actual results			Target: 1.5% above FY24 actual results

(1)
Results below this level result in no payout; achievement at this level results in a payout equal to 25% of the targeted opportunity.

(2)
Results at this level result in a payout equal to 100% of the targeted opportunity.

(3)
Results at or above this level result in a payout equal to 200% of the targeted opportunity.

The grant date fair value of all Performance Shares granted to the named executive officers under the fiscal 2023 to 2025 cycle, based on target, the probable outcome of the performance conditions for such period, is included for fiscal 2023 in the “Stock Awards” column of the “Summary Compensation Table—Fiscal 2023.”
COMMITTEE’S VIEWS ON EXECUTIVE STOCK OWNERSHIP
The Committee has adopted stock ownership guidelines applicable to all of our most senior employees, including our named executive officers. These guidelines, which are represented as a percentage of salary, increase with level of responsibility within the Company. The Committee has adopted these guidelines because it believes that management stock ownership promotes alignment with shareholder interests.
The named executive officers are expected to reach their respective ownership requirement within a reasonable period after appointment. Shares personally acquired by the executive through open market purchases or through our employee benefit plans (for example, our employee stock purchase plan), as well as outstanding RSU awards, are counted toward the ownership requirement. Unexercised stock options and unearned Performance Shares are not counted. If a named executive officer’s ownership position is below the applicable ownership requirement, the named executive officer is required to hold 75% of the net shares received from equity compensation awards.
The following table reflects the ownership, as of July 25, 2023, of our named executive officers.
Named Executive Officer	Stock Ownership Guideline (Multiple of Salary)		Actual Ownership (Multiple of Salary)(1)
Mr. Connolly	● ● ● ● ● ●	6x	36x
Mr. Marberger	● ● ● ●	4x	13x
Mr. McGough	● ● ● ●	4x	15x
Mr. Serrao	● ● ●	3x	12x
Ms. Brock	● ● ●	3x	10x

(1)
Based on the closing price of our common stock on the NYSE on July 25, 2023, $33.33, and the salaries of the named executive officers in effect as of May 28, 2023.

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Executive Compensation Matters
Other Fiscal 2023 Compensation
The additional material elements of our compensation program for the named executive officers during fiscal 2023 were as follows:
BENEFIT PROGRAMS
We offer a package of core employee benefits to our employees, including our named executive officers. With respect to health and welfare benefits, we offer health, dental, and vision coverage and life and disability insurance. The Company and employee participants share in the cost of these programs.
We offer a matching-gifts program through our Conagra Brands Foundation. To maximize community impact, the Conagra Brands Foundation offers matching gift opportunities to all employees, including the named executive officers. Donations made by the Foundation on behalf of a named executive officer are included in the “All Other Compensation” column of the Summary Compensation Table—Fiscal 2023.
With respect to retirement benefits, we maintain a qualified 401(k) retirement plan (with a Company match on employee contributions and a nonelective employer contribution) and the named executive officers are entitled to participate in this plan on the same terms as other employees. Mr. McGough and Ms. Brock also participate in a qualified pension plan that was closed to new participants in 2013 and frozen effective December 31, 2017.
Some of the named executive officers and other employees at various levels of the organization participate in a voluntary deferred compensation plan. The voluntary deferred compensation plan enables us to pay retirement benefits in amounts that exceed the limitations imposed by the Internal Revenue Code of 1986, as amended (the Code) under our qualified plans. The plan allows the named executive officers, as well as a broader group of employees, to defer receipt of a portion of their base salary and annual cash incentive compensation. A Company match is made on deferrals of any compensation above the Internal Revenue Service (IRS) annual compensation limit ($330,000 for calendar year 2023, and $305,000 for calendar year 2022), and a nonelective contribution is made on compensation above the limit. The program permits executives to save for retirement in a tax-efficient way at minimal administrative cost to the Company. Executives who participate in the program are not entitled to above-market (as defined by the SEC) or guaranteed rates of return on their deferred funds.
We include contributions made by the Company to the named executive officers’ 401(k) plan and voluntary deferred compensation accounts in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2023.” We provide a complete description of these retirement programs under the headings “Pension Benefits—Fiscal 2023” and “Nonqualified Deferred Compensation—Fiscal 2023” below.
SECURITY POLICY
The Committee has determined that it is appropriate to cover Mr. Connolly by our security policy. As a result, Mr. Connolly is required to take corporate aircraft for all business and personal air transportation. To offset a portion of the incremental cost to the Company of his personal use of corporate aircraft, we entered into an aircraft time share agreement with Mr. Connolly. Under the agreement, Mr. Connolly is responsible for reimbursing us, in cash, certain amounts to help offset a portion of our incremental costs of personal flights, consisting of the cost of fuel and incidentals such as landing and parking fees, airport taxes, and catering costs for such flights. We do not charge for the fixed costs that would be incurred in any event to operate the Company aircraft (for example, aircraft purchase costs, maintenance, insurance, and flight crew salaries). Mr. Connolly’s reimbursement obligation to the Company begins once the incremental cost of his personal flights exceeds $150,000 in a fiscal year. The incremental cost to us of providing these benefits in fiscal 2023, if any, is included in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2023.”
A copy of the Conagra Brands, Inc. Aircraft Use Policy is available to any shareholder who requests it from the Corporate Secretary at 222 Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654.
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
Agreement with Mr. Connolly
We entered into a letter agreement with Mr. Connolly on August 2, 2018, which replaced Mr. Connolly’s prior employment agreement that expired on August 1, 2018. The letter agreement generally describes Mr. Connolly’s duties and responsibilities as CEO, and provides for a minimum base salary of $1.2 million subject to review and possible increase by the Committee and the Board’s independent directors, as well as a customary vacation allowance. The letter agreement also outlines Mr. Connolly’s participation in our incentive compensation programs. Regarding the annual incentive program, the agreement provides that Mr. Connolly’s target opportunity will be at least 150% of his base salary. With respect to long- term incentives,
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Executive Compensation Matters
Mr. Connolly is entitled each year to receive a targeted long-term award opportunity with a value of at least $7.5 million for any routine three-year performance period approved by the Committee, subject to the terms and conditions established by the Committee.
The agreement subjects Mr. Connolly to our stock ownership guidelines. Mr. Connolly also remains bound to certain provisions in his prior employment agreement that survived the expiration of such agreement, including a one-year post- employment non-competition restriction and our standard confidentiality and non-solicitation agreement.
The agreement continues the application of our security policy to Mr. Connolly, as further described above and under “Executive Compensation—Summary Compensation Table—Fiscal 2023” below. In addition, we also agreed to pay Mr. Connolly for professional fees incurred in the negotiation and preparation of the new letter agreement (and related documents).
The agreement also entitles Mr. Connolly to participate in benefit plans and programs that are made available to senior executives generally. For information about the terms of Mr. Connolly’s participation in our retirement plans and deferred compensation plans, see “Executive Compensation—Nonqualified Deferred Compensation—Fiscal 2023” below.
The letter agreement also includes retirement benefits for Mr. Connolly. It provides that, for Mr. Connolly’s equity awards granted on or after July 17, 2018, and for any annual incentive plan in effect in the year of his retirement, (a) any definition of “early retirement” will be no less favorable to Mr. Connolly than the requirement that Mr. Connolly attains at least age 55 but has not yet attained age 57, and (b) any definition of “normal retirement” will be no less favorable to Mr. Connolly than the requirement that Mr. Connolly attain at least age 57. In addition, if any RSU or Performance Share award or agreement with Mr. Connolly under the LTI Plan for an award outstanding at the time of his termination of employment provides for immediate vesting (either pro-rata or in full, as applicable) in the event of normal retirement or early retirement (as such terms are defined in the RSU or Performance Share award or agreement), and such normal retirement or early retirement is not within two years of a change of control (as that term is defined in the RSU or Performance Share award or agreement), then such RSU or Performance Share award or agreement will be deemed to be amended by the letter agreement so that it provides for continued vesting after the retirement in accordance with the normal vesting schedule for such award (either pro-rata or in full, as applicable).
The letter agreement also provides for severance, termination, and change of control benefits.
Mr. Connolly’s severance benefits under the letter agreement are further described below under the heading “Executive Compensation—Potential Payments Upon Termination or Change of Control.”
Change of Control Benefits
We have agreements with our named executive officers that are designed to promote stability and continuity of senior management in the event of a change of control. The Committee routinely evaluates participation in this program and its benefit levels to ensure their reasonableness.
Since fiscal 2012, individuals promoted or hired into positions that, in the Committee’s view, are appropriate for change of control program participation have not been entitled to any excise tax gross-up protection. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups to new participants is inappropriate relative to best executive pay practices.
We provide a complete description of the amounts potentially payable to our named executive officers under these agreements under the heading “Executive Compensation—Potential Payments Upon Termination or Change of Control.”
Severance Benefits
We have adopted a broad severance plan potentially applicable to all salaried employees, including the named executive officers. In some circumstances, as part of negotiations during the hiring or recruiting process, we have supplemented this plan with specific severance arrangements. No such arrangements currently exist with our named executive officers other than Mr. Connolly.
DESIGN AND APPROVAL OF OUR FISCAL 2023 PROGRAM
The Committee’s process to design the compensation program for the named executive officers is a robust one. To help ensure that its design objectives are met and program elements are reasonable, the Committee uses a variety of inputs, including the results of our annual “say-on-pay” vote, the advice of the Committee’s independent compensation consultant, Company and participant-focused considerations, the input of our Chief Executive Officer, and risk mitigation considerations. We address each of these inputs here.
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Executive Compensation Matters
Consideration of Annual Say on Pay Vote

In overseeing the executive compensation program for fiscal 2023, the Committee looked to our shareholders. The Committee’s policy is to present a “say-on-pay” vote to our shareholders annually. In September 2022, we received 93.9% approval in our say-on-pay vote, leading the Committee to the conclusion that material changes in compensation design, solely due to the outcome of the say-on-pay vote, were not warranted for fiscal 2023.
HISTORICAL SAY-ON-PAY VOTE AVERAGE 95% APPROVAL SINCE 2015
Advice from Independent Consultant and Review of Market Data
The Committee also leveraged the advice and counsel of its independent compensation consultant, FW Cook, in setting fiscal 2023 compensation. The consultant assists the Committee in monitoring:
•
policy positions of institutional shareholders and their advisors,

•
emerging market practices in compensation design and philosophy, and

•
policy developments relevant to the Committee’s work.

The Committee’s consultant also provides internal and external pay comparison data. The Committee uses this data as a market check on its compensation decisions and does not mandate target ranges for our named executive officers’ salaries, annual incentive opportunities, long-term incentive opportunities, or total direct compensation levels as compared to the peer group. The Committee recognizes that over-reliance on external comparisons can be of concern; therefore, the Committee uses external comparisons as only one point of reference and is mindful of the value and limitations of comparative data.
The Committee’s first step in using external data for fiscal 2023 was the identification of an appropriate peer group. FW Cook prepared a list of potential peer companies (with an emphasis on food and beverage companies) based on consideration of the following criteria:

OPERATIONS AND SCALE
Companies similar in size (based on revenue, market capitalization, and enterprise value) and industry (packaged food and meats and broader brand-based consumer packaged goods companies);

BUSINESS CHARACTERISTICS Public companies listed on major U.S. exchanges and subject to U.S. disclosure rules, and companies with whom we compete for talent; and
PROXY ADVISOR PEERS Companies included in peer groups used by shareholder advisory firms (as a reference).
Following discussion, the Committee decided to maintain fiscal 2022’s peer group for fiscal 2023 compensation decisions and reapproved the following peer group of 16 companies for purposes of assessing fiscal 2023 compensation competitiveness:
• Campbell Soup Company
• Church & Dwight Co., Inc.
• The Clorox Company
• Colgate-Palmolive Company
• The Estée Lauder Companies Inc.
• General Mills, Inc.
• The Hershey Company
• Hormel Foods Corporation
• The J. M. Smucker Company
• Kellogg Company
• Keurig Dr. Pepper Inc.
• Kimberly-Clark Corporation
• The Kraft Heinz Company
• McCormick & Company, Incorporated
• Mondelēz International, Inc.
• Newell Brands Inc.

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Executive Compensation Matters
Consideration of Company and Participant Focused Matters
The Committee also generally considered the following Company and participant focused matters in making fiscal 2023 compensation decisions:
Company-Focused Matters	Participant-Focused Matters

•
Company performance in prior years and expectations for the future;

•
The anticipated degree of difficulty inherent in the targeted incentive performance goals;

•
The level of risk-taking the program would reward;

•
The general business environment; and Practices and developments in compensation design and governance.

•
Individual performance history;

•
The anticipated degree of difficulty inherent in individual goals;

•
Internal pay equity; and

•
The potential complexity of each program, preferring programs that are transparent to participants and shareholders and easily administered.

Input from our Chief Executive Officer
Mr. Connolly, our President and Chief Executive Officer, played a role in several key areas of the design of our fiscal 2023 executive compensation program.

SELECTING PERFORMANCE METRICS AND TARGETED PERFORMANCE LEVELS
An important part of designing incentive compensation programs is the selection of plan metrics and performance targets. To help ensure that the Committee’s pay-for-performance goals are achieved, selected metrics must be tied to shareholder value creation. In addition, performance targets must be set at levels that balance investor expectations against achievability, without incenting undue risk taking. The Committee sought Mr. Connolly’s input on these matters for fiscal 2023. Mr. Connolly provided the Committee his views on the appropriate Company goals for use in our AIP and LTI Plan. Mr. Connolly provided input based on his understanding of investor expectations and our operating plans and financial goals.

ASSESSING COMPANY PERFORMANCE
Financial performance is at the core of our incentive programs. However, the Committee retains the discretion to modify payouts based on the manner in which business results are delivered. At the end of fiscal 2023, Mr. Connolly offered the Committee his views of the quality of our performance against expectations.

ASSESSING INDIVIDUAL PERFORMANCE
With respect to individual performance, which also informed fiscal 2023 compensation decisions, the Committee relied on Mr. Connolly’s regular performance evaluations of the senior leadership team. Mr. Connolly shared information on the named executive officers’ impact on strategic initiatives and organizational goals, as well as their leadership behaviors.

Apart from this input from Mr. Connolly, no named executive officer played a direct role in his or her own compensation determination for fiscal 2023.
ADDITIONAL INFORMATION ON COMPENSATION PRACTICES AND POLICIES
Committee’s Practices Regarding the Timing of Equity Grants
We do not backdate stock options or grant equity retroactively. We do not coordinate grants of equity with disclosures of positive or negative information. Most equity is granted in the ordinary course at an annual Committee meeting each July.
The Committee eliminated the granting of stock options from its executive compensation program in 2016. However, historically, stock options were granted with an exercise price equal to the closing market price of our common stock on the NYSE on the date of grant. If a stock option grant was made other than during the routine July Committee meeting, the Company would require that the grant be made on the first trading day of the month on or following the grantee’s date of hire.
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Executive Compensation Matters
Anti-Pledging / Hedging Policy
Our directors and executive officers, including our named executive officers, are prohibited from pledging their shares of Company stock or hedging their ownership of Company stock, including by trading in publicly traded options, puts, calls, or other derivative instruments related to Company stock or debt. Our hedging policy for directors and executive officers does not apply to other employees.
Clawback Policy
We have a Clawback Policy that requires excess amounts paid to any of our senior officers under our incentive compensation programs to be recovered in the event of a material restatement of our financial statements for fiscal 2013 or later fiscal years, when such restatement results from the fraudulent, dishonest, or reckless actions of the senior officer. We intend to update our Clawback Policy to comply with the SEC’s and NYSE’s new requirements regarding recovery of executive compensation prior to the adoption deadline for compliant policies under those rules.
Additional Information on the Committee’s Compensation Consultant
The Committee engaged FW Cook directly to assist it in obtaining and reviewing information relevant to its compensation decisions. The independence and performance of FW Cook are of the utmost importance to the Committee. As a result, Committee policy prevents management from directly engaging the consultant without the prior approval of the Committee’s Chair. For fiscal 2023, FW Cook did not provide any additional services to us or our affiliates. In addition, the Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis and conducts a formal evaluation of the consultant on an annual basis. The Committee assessed the independence of FW Cook, as required under NYSE listing rules. The Committee has also considered and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest with respect to FW Cook during fiscal 2023. Based on this review, the Committee did not identify any conflict of interest raised by the work performed by FW Cook.
Tax and Accounting Implications of the Committee’s Compensation Decisions
U.S. federal income tax law prohibits us from taking a tax deduction for certain compensation paid in excess of $1 million to certain executive officers (and, beginning in 2018, certain former executive officers). Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed for our programs with the TCJA, effective for taxable years beginning after December 31, 2017.
With the repeal of the “performance-based compensation” provisions of Section 162(m) of the Code, compensation granted by the Committee may, more frequently, be non-deductible. The Committee believes that the tax deduction limitation should not be permitted to compromise its ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.
Use of Adjustments in Incentive Programs
Our goal is to pay incentives based on the same underlying business trends and results that our investors are using to measure Company performance. To incent management to make decisions that have positive, long-term impacts, even at the expense of shorter-term results, and to prevent one-time gains and losses from having too great of an impact on incentive payouts, the Committee designed its programs to exclude certain items impacting comparability from results in the FY23 AIP and the fiscal 2021 to 2023 cycle of Performance Shares. The metrics for the FY23 AIP were fiscal 2023 Adjusted Operating Income (weighted at 70%) and Adjusted Net Sales (weighted at 30%). The metric for the fiscal 2021 to 2023 cycle of Performance Shares was Adjusted EPS growth with a one-year growth rate target for the fiscal 2021 period (weighted at 33%), and then a two-year CAGR target for the fiscal 2022 through fiscal 2023 period (weighted at 67%).
In both the FY23 AIP and the fiscal 2021 to 2023 Performance Shares, the Committee approved adjustments that are generally consistent with the adjustments presented to investors in our discussions of comparable earnings results.
Adjustments included the following types of unplanned events, which can either negatively or positively impact our performance versus incentive plan targets in a manner that is not indicative of underlying business performance:
•
Restructuring charges;

•
Mergers, acquisitions, or divestitures, including supporting costs;

•
Material changes in business, operations, corporate or capital structure;

•
Impairments and other write-offs;

•
The movement of an operation into discontinued operations after the start of the performance period;

•
Foreign exchange or hedge-related gains and losses;

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Executive Compensation Matters
•
Non-operating/non-cash gains and losses;

•
Litigation or claim adjudication, judgments, or settlements—positive and negative;

•
Adjustments to prior year tax liabilities; and

•
The cumulative effects of accounting charges.

MITIGATING RISK IN OUR COMPENSATION PROGRAM
While the primary goal of Conagra Brands’ executive compensation program is to align management and shareholder interests and encourage strong financial performance, the Committee is attuned to the fact that poorly constructed compensation programs can have unintended consequences. As such, the Committee designs Conagra Brands’ program thoughtfully to help mitigate the risk that employees will take unnecessary and excessive risks that threaten the long-term health and viability of our Company. With the assistance of Human Resources and Legal department personnel, the Committee undertook a risk review of our fiscal 2023 compensation programs for all employees. Based on the review, we believe our compensation policies and practices are balanced and aligned with creating shareholder value and do not create risks that are reasonably likely to have a material adverse effect on our Company.
What We DO	What We DON’T DO
Focus employees on both short- and long-term goals.

Consider a mix of financial and non-financial goals to prevent over-emphasis on any single metric.

Allow for some subjective evaluation in the determination of incentive payouts, to ensure linkage between payouts and the “quality” of performance.

Employ a greater portion of variable pay (i.e., incentives) at more senior levels of the organization.

Require stock ownership for approximately 100 of our most senior employees, as of fiscal year end.

Generally require a “double-trigger” for accelerated vesting to occur in equity awards in connection with a change of control.

Provide for the claw back of amounts paid to any of our most senior officers in certain circumstances.

Use a range of strong processes and controls, including Committee oversight, in our compensation practices.

Engage an independent compensation consultant for the Committee; consultant performs no other work for our Company.

Pay incentive compensation only after our financial results have been finalized and certified by the Committee.

No director or executive officer may pledge or hedge their ownership of Company stock

No excessive perquisites are provided to executives.

No backdating or re-pricing of options may occur without shareholder approval.

Since fiscal 2012, no change in control agreements have been executed with excise tax “gross-up” protection.

No additional years of credited service are provided to named executive officers in pension programs.

No compensation programs that encourage unreasonable risk taking will be implemented.

Compensation Committee Report
The Human Resources Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Human Resources Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
CONAGRA BRANDS, INC. HUMAN RESOURCES COMMITTEE

Ruth Ann Marshall, Chair	Anil Arora	Fran Horowitz	Richard H. Lenny
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Executive Compensation Matters
Executive Compensation
SUMMARY COMPENSATION TABLE—FISCAL 2023
The table below presents compensation information for individuals who served as our CEO and Chief Financial Officer during fiscal 2023 and for each of the other three most highly compensated individuals who were serving as executive officers at the end of fiscal 2023. Ms. Brock was not a named executive officer in fiscal 2021 or fiscal 2022; as such, information about her compensation for fiscal 2021 and fiscal 2022 is not included.
The amounts in the following Summary Compensation Table for Mr. Connolly are based in part on his letter agreement. For more information about the material terms of the letter agreement with Mr. Connolly and the change of control agreements we have entered into with each of our named executive officers, see “Compensation Discussion and Analysis—Agreements with Named Executive Officers” above and “Potential Payments Upon Termination or Change of Control” below.
For more information about our named executive officers’ mix of total compensation, see the discussion under “Compensation Discussion and Analysis—Our Fiscal 2023 Executive Compensation Program” above.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Plan Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Sean Connolly President and Chief Executive Officer	2023	1,317,308	—	14,444,447	2,471,385	—	486,961	18,720,100
	2022	1,269,000	—	7,976,396	2,198,543	—	503,115	11,947,054
	2021	1,230,462	—	7,722,276	2,357,319	—	459,966	11,770,023
David Marberger Executive Vice President and Chief Financial Officer	2023	760,646	—	3,656,819	893,113	—	137,866	5,448,444
	2022	736,700	—	1,894,382	736,700	—	153,874	3,521,656
	2021	733,392	—	1,594,274	906,473	—	159,998	3,394,137
Thomas McGough Executive Vice President and Co-Chief Operating Officer	2023	771,154	—	3,656,819	787,348	—	135,462	5,350,783
	2022	750,000	—	1,894,382	750,000	—	145,478	3,539,860
	2021	714,385	—	1,594,274	882,980	4,923	129,543	3,326,105
Darren Serrao Executive Vice President and Co-Chief Operating Officer	2023	631,154	—	2,834,039	579,967	—	104,385	4,149,545
	2022	610,000	—	1,515,532	549,000	—	113,859	2,788,391
	2021	610,000	—	1,594,274	678,564	—	122,854	3,005,692
Charisse Brock Executive Vice President and Chief Human Resources Officer	2023	502,308	—	1,828,395	410,285	—	74,699	2,815,687

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock awards granted during the reported fiscal years. The amounts reported for fiscal 2021 include the Performance Shares awarded in fiscal 2021 (the fiscal 2021 to 2023 PSP cycle) and the amounts reported for fiscal 2022 include the Performance Shares awarded in fiscal 2022 (the fiscal 2022 to 2024 PSP cycle). Assuming the highest level of performance is achieved for the FY23-FY25 Performance Shares awarded in fiscal 2023, the grant date fair value of the FY23-FY25 Performance Shares would have been: $18,157,625 for Mr. Connolly, $4,596,854 for Mr. Marberger and Mr. McGough, $3,562,601 for Mr. Serrao, and $2,298,427 for Ms. Brock. Assumptions made in the valuation of these awards are discussed in Note 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2023.

(2)
For fiscal 2023, reflects awards earned under the FY23 AIP. A description of the FY23 AIP is included in the Compensation Discussion and Analysis.

(3)
The measurement date for pension value for fiscal 2023 was May 28, 2023. We do not offer above-market (as defined by SEC rules) or preferential earnings rates in our deferred compensation plans. For fiscal 2023, the entire amount reflects the aggregate change in the actuarial present value of pension amounts rather than nonqualified deferred compensation earnings.

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Executive Compensation Matters
(4)
The components of fiscal 2023 “All Other Compensation” include the following:

	Perquisites and Personal Benefits(a)
	(1)	(2)	(5)
Named Executive Officer	Personal Use of Aircraft ($)	Matching Gifts(b) ($)	Company Contribution to Defined Contribution Plans(c) ($)
Mr. Connolly	171,975	*	307,486
Mr. Marberger	—	*	132,866
Mr. McGough	—	—	135,462
Mr. Serrao	—	—	104,385
Ms. Brock	—	—	74,699

(a)
The amounts included are valued at the incremental cost to us of providing the benefit. Column 1 reflects the Company’s incremental cost of Mr. Connolly’s personal use of the aircraft (including the incremental cost of repositioning flights associated with such use). Mr. Connolly was not obligated under his aircraft time share agreement with the Company to reimburse the Company for any of the $171,975 of incremental costs (such as fuel and incidentals, landing and parking fees, airport taxes and catering costs) because the reimbursable portion (Mr. Connolly is not obligated to reimburse for fixed costs that would be incurred in any event to operate the company aircraft such as aircraft purchase costs, maintenance, insurance and flight crew salaries) amounted to $109,039 (which was less than the $150,000 reimbursement threshold under his agreement). See “Other Fiscal 2023 Compensation—Security Policy” above.

(b)
For Column 2, * notation in lieu of a dollar amount indicates that the named executive officer received the benefit but at an incremental cost to us of less than $25,000.

(c)
Reflects the qualified 401(k) plan contributions and the Voluntary Deferred Comp Plan (VDCP) (as further described below) contributions by Conagra. See the discussion under “Nonqualified Deferred Compensation—Fiscal 2023.”

Named Executive Officer	Company Contributions to Qualified 401(k) Plan ($)	Company Contributions to VDCP ($)
Mr. Connolly	27,160	280,326
Mr. Marberger	29,129	103,737
Mr. McGough	29,510	105,952
Mr. Serrao	28,402	75,983
Ms. Brock	27,058	47,641
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GRANTS OF PLAN-BASED AWARDS—FISCAL 2023
The following table presents information about grants of plan-based awards (equity and non-equity) made during fiscal 2023 to the named executive officers. All equity-based grants were made under the shareholder approved 2014 Stock Plan.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Connolly	—	—	2,305,289	4,610,577	—	—	—	—	—
	7/20/2022	—	—	—	—	274,036	548,072	—	9,078,813
	7/20/2022	—	—	—	—	—	—	182,691	5,365,635
Mr. Marberger	—	—	760,646	1,521,292	—	—	—	—	—
	7/20/2022	—	—	—	—	69,376	138,752	—	2,298,427
	7/20/2022	—	—	—	—	—	—	46,251	1,358,392
Mr. McGough	—	—	771,154	1,542,308	—	—	—	—	—
	7/20/2022	—	—	—	—	69,376	138,752	—	2,298,427
	7/20/2022	—	—	—	—	—	—	46,251	1,358,392
Mr. Serrao	—	—	568,039	1,136,077	—		—	—	—
	7/20/2022	—	—	—	—	53,767	107,534	—	1,781,301
	7/20/2022	—	—	—	—	—	—	35,844	1,052,738
Ms. Brock	—	—	401,846	803,693	—	—	—	—	—
	7/20/2022	—	—	—	—	34,688	69,376	—	1,149,213
	7/20/2022	—	—	—	—	—	—	23,125	679,181

(1)
Amounts reflect payout opportunities under the FY23 AIP discussed in our Compensation Discussion and Analysis. Actual payouts earned under the program for fiscal 2023 for all named executive officers can be found in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table—Fiscal 2023.”

(2)
Amounts reflect the Performance Share opportunities granted to our named executive officers in fiscal 2023 under our LTI Plan with a measurement period of fiscal 2023 to 2025 including the additional value awarded in fiscal 2023 described under “Long-Term Incentive Plan Overview—Fiscal 2023 LTI Target Opportunity and Additional Opportunity” under “Compensation Discussion and Analysis” above. For Mr. Connolly and Ms. Brock, the target number of Performance Shares awarded as additional value accounted for 121,408 and 17,344 shares, respectively. For each of Messrs. Marberger, McGough and Serrao the additional value accounted for 26,016 shares. The amount of Performance Shares earned, including any above-target payouts, will be determined in general based on our performance against goals set for each of the fiscal years during the performance period of fiscal 2023 to fiscal 2025. Final Performance Share payouts are subject to full negative discretion by the Committee. Further information about the Performance Shares can be found in the section headed “Compensation Discussion and Analysis—Long-Term Incentive Plan—Performance Shares.”

(3)
Amounts reflect the RSUs granted to our named executive officers in fiscal 2023 under our LTI Plan that generally vest after 3 years, including the additional value awarded in fiscal 2023 described under “Long-Term Incentive Plan Overview—Fiscal 2023 LTI Target Opportunity and Additional Opportunity” under “Compensation Discussion and Analysis” above. For Mr. Connolly and Ms. Brock, the number of RSUs awarded as additional value was 80,939 and 11,562, respectively. For each of Messrs. Marberger, McGough and Serrao the additional value accounted for 17,344 RSUs.

(4)
The grant date fair value of Performance Shares granted under our LTI Plan for relevant measurement periods is based on the probable (target) outcome for the relevant performance goals (computed in accordance with FASB ASC Topic 718), and reflects all of the performance years under the awards. These amounts are included in the “Stock Awards” column of the “Summary Compensation Table—Fiscal 2023.”

54 CONAGRA BRANDS 2023 PROXY STATEMENT

Executive Compensation Matters
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—FISCAL 2023
The following table lists all stock options, Performance Shares and RSUs awards outstanding as of May 28, 2023 for the named executive officers.
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(3)(4) ($)
Mr. Connolly	4/1/2015	806,150(1)	—	27.44	3/31/2025	—	—	—	—
	8/28/2015	283,111(1)	—	31.06	8/27/2025	—	—	—	—
	7/11/2016	273,309(1)	—	35.81	7/10/2026	—	—	—	—
	7/23/2020	—	—	—	—	53,353	1,858,819	—	—
	7/22/2021	—	—	—	—	60,068	2,092,769	—	—
	7/20/2022	—	—	—	—	182,691	6,364,954	—	—
	7/22/2021	—	—	—	—	—	—	384,796	13,406,293
	7/20/2022	—	—	—	—	—	—	563,310	19,625,720
Mr. Marberger	9/1/2016	69,248(1)	—	34.26	8/31/2026	—	—	—	—
	7/23/2020	—	—	—	—	11,015	383,763	—	—
	7/22/2021	—	—	—	—	14,266	497,027	—	—
	7/20/2022	—	—	—	—	46,251	1,611,385	—	—
	7/22/2021	—	—	—	—	—	—	91,388	3,183,958
	7/20/2022	—	—	—	—	—	—	142,610	4,968,532
Mr. McGough	7/14/2014	90,951(1)		23.00	7/13/2024	—	—	—	—
	8/28/2015	72,480(1)		31.06	8/27/2025	—	—	—	—
	7/11/2016	69,965(1)		35.81	7/10/2026	—	—	—	—
	7/23/2020	—	—	—	—	11,015	383,763	—	—
	7/22/2021	—	—	—	—	14,266	497,027	—	—
	7/20/2022	—	—	—	—	46,251	1,611,385	—	—
	7/22/2021	—	—	—	—	—	—	91,388	3,183,958
	7/20/2022	—	—	—	—	—	—	142,610	4,968,532
Mr. Serrao	8/28/2015	54,358(1)		31.06	8/27/2025	—	—	—	—
	7/11/2016	52,472(1)		35.81	7/10/2026	—	—	—	—
	7/23/2020	—	—	—	—	11,015	383,763	—	—
	7/22/2021	—	—	—	—	11,413	397,629	—	—
	7/20/2022	—	—	—	—	35,844	1,248,805	—	—
	7/22/2021	—	—	—	—	—	—	73,112	2,547,222
	7/20/2022	—	—	—	—	—	—	110,524	3,850,656
Ms. Brock	7/14/2014	15,444(1)	—	23.00	7/13/2024	—	—	—	—
	7/13/2015	35,252(1)	—	33.29	7/12/2025	—	—	—	—
	7/11/2016	34,986(1)	—	35.81	7/10/2026	—	—	—	—
	7/23/2020	—	—	—	—	5,507	191,864	—	—
	7/22/2021	—	—	—	—	5,706	198,797	—	—
	7/20/2022	—	—	—	—	23,125	805,675	—	—
	7/22/2021	—	—	—	—	—	—	36,556	1,273,611
	7/20/2022	—	—	—	—	—	—	71,304	2,484,231

(1)
Please note that all share amounts and (if applicable) exercise prices included in the tables in this “Executive Compensation” section

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Executive Compensation Matters
for awards granted prior to November 9, 2016 reflect the equitable adjustments to the Company’s outstanding equity awards that were made in connection with the spin-off of Lamb Weston.
(2)
Service-based RSUs generally vest in full on the third anniversary of the grant date.

(3)
The market value of unvested or unearned RSUs and Performance Shares is calculated using $34.84 per share, which was the closing market price of our common stock on the NYSE on the last trading day of fiscal 2023.

(4)
Reflects, on separate lines, as of May 28, 2023, the maximum number of shares that could be earned under the fiscal 2022 to 2024 and the fiscal 2023 to 2025 Performance Shares, plus accrued dividend equivalents. Generally, the Performance Shares are only earned to the extent we achieve the performance targets with respect to such awards. Fiscal 2022 to 2024 Performance Shares, plus dividend equivalents, will be distributed, if earned, following fiscal 2024, and fiscal 2023 to 2025 Performance Shares, plus dividend equivalents, will be distributed, if earned, following fiscal 2025.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2023
The following table summarizes the RSUs vested, the Performance Shares earned and the option awards exercised during fiscal 2023 for each of the named executive officers.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting ($)
Mr. Connolly	—	—	332,665	10,913,015
Mr. Marberger	—	—	69,206	2,270,771
Mr. McGough	66,405	874,567	69,206	2,270,771
Mr. Serrao	—	—	69,206	2,270,771
Ms. Brock	7,036	67,405	34,603	1,135,386

(1)
Please note that all share amounts and (if applicable) exercise prices included in the tables in this “Executive Compensation” section for awards granted prior to November 9, 2016 reflect the equitable adjustments to the Company’s outstanding equity awards that were made in connection with the spin-off of Lamb Weston.

(2)
Pursuant to the terms of the Performance Shares, dividend equivalents on earned shares, paid in additional shares of common stock, were also distributed to the named executive officers, specifically: 26,066 shares for Mr. Connolly; 5,381 shares for Messrs. Marberger, McGough and Serrao; and 2,691 shares for Ms. Brock.

PENSION BENEFITS—FISCAL 2023
Conagra Brands previously maintained a non-contributory defined benefit pension plan for eligible employees (the Qualified Pension). The Qualified Pension was closed to new participants who joined the Company on or after August 1, 2013. As a result, Messrs. Connolly, Marberger and Serrao are not eligible to participate. Of the named executive officers, Mr. McGough and Ms. Brock currently participate in this plan.
In the Qualified Pension, the pension benefit formula for the named executive officer participants is determined by adding two components:
•
A multiple—0.9%—of Average Monthly Earnings (up to the integration level) multiplied by years of credited service.

•
A multiple—1.3%—of Average Monthly Earnings (over the integration level) multiplied by years of credited service.

“Average Monthly Earnings” is the monthly average of the executive’s annual compensation from the Company, up to the IRS limit, for the highest five consecutive years of the final ten years of his or her service. Only salary and annual incentive payments (reported in the “Non-Equity Incentive Plan Compensation” column of the summary compensation table year to year) are considered for the named executive officers in computing Average Monthly Earnings. The integration level is calculated by the IRS by averaging the last 35 years of Social Security taxable wages, up to and including the year in which the executive’s employment ends.
Participants are vested in the pension benefit once they have five years of service with the Company; Mr. McGough and Ms. Brock are vested. Pension benefits become payable at age 65. There is no difference in the benefit formula upon an early retirement, and there is no payment election option that would impact the amount of annual benefits any of the named executive officers would receive. The Qualified Pension was frozen effective December 31, 2017. Credited service and Average Monthly Earnings were frozen as of such date.
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Executive Compensation Matters
Name	Plan Name(1)	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(3) ($)
Mr. Connolly(4)	Qualified Pension	—	—
Mr. Marberger(4)	Qualified Pension	—	—
Mr. McGough	Qualified Pension	10.9	294,424
Mr. Serrao(4)	Qualified Pension	—	—
Ms. Brock	Qualified Pension	13.9	449,261

(1)
Qualified Pension refers to the Conagra Brands, Inc. Pension Plan.

(2)
The number of years of credited service set forth above is calculated as of May 28, 2023, which is the pension plan measurement date used for financial statement reporting purposes. The number of years of credited service set forth above is less than the actual years of service of Mr. McGough and Ms. Brock due to the freezing of the Qualified Pension effective December 31, 2017. Actual years of service are as follows: 16.3 years for Mr. McGough and 19.3 Ms. Brock.

(3)
The valuation methodology and all material assumptions applied in quantifying the present value of the accumulated benefit are presented in Note 17 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2023.

(4)
Messrs. Connolly, Marberger and Serrao are not eligible to participate in the Qualified Pension.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL 2023
The table following this summary shows the nonqualified deferred compensation activity for each named executive officer during fiscal 2023. The amounts shown include amounts deferred under the Conagra Brands Retirement Income Savings Plan (Qualified CRISP), which is our qualified 401(k) plan, and the Conagra Brands, Inc. Voluntary Deferred Compensation Plan, as amended and restated (Voluntary Deferred Comp Plan).
Under our Qualified CRISP, which is a broad-based plan for employees, the Company will match 100% of the first 6% of salary and bonus the employee contributes to the plan and make an additional contribution of 3% of salary and annual incentive. Participants are provided a wide array of investment alternatives for their account balances.
Our Voluntary Deferred Comp Plan allows certain employees to defer receipt of between 6% to 50% of their salary, up to 90% of their annual incentive payment, or up to 90% of their salary plus annual incentive payment in excess of the IRS limit ($330,000 for calendar year 2023, and $305,000 for calendar year 2022). The investment alternatives for deferred amounts mirror those available under our Qualified CRISP. An election to participate in the plan must be timely filed with the Company in accordance with IRS requirements.
Our Voluntary Deferred Comp Plan also provides nonqualified matching contribution benefits. The plan provides for Company matching contributions and Company non-elective contributions for eligible participants associated with amounts of eligible compensation above IRS limits. The matching contribution is a dollar for dollar match, limited to 6% of eligible compensation earned by the participant and paid by the Company in excess of the IRS limit. The non-elective contribution is equal to 3% of an eligible participant’s eligible compensation in excess of the IRS limit. Matching contributions and non-elective contributions are credited on or about December 31st of each year.
The Voluntary Deferred Comp Plan also provides that, unless the Company determines otherwise with respect to a participant, the interest of each participant in his or her matching contributions and non-elective contributions will be immediately 100% vested.
With respect to distributions from the Voluntary Deferred Comp Plan, in general, amounts will be distributed in cash in a lump sum in January following the individual’s separation from service. Participants may also elect to receive their balances at certain other times, including in the January of the calendar year specified by the participant or 18 months following the occurrence of a change of control. Elections regarding the time and form of payment are intended to comply with Section 409A of the Code, and certain payments to executives meeting the definition of a “specified employee” under Section 409A will be delayed for six months after the date of the separation from service. Executives may make hardship withdrawals from the Voluntary Deferred Comp Plan under certain circumstances, but no hardship withdrawals were requested by executives during fiscal 2023.
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Name	Plan(1)	Executive Contributions in Last FY(2) ($)	Registrant Contributions in Last FY(3) ($)	Aggregate Earnings in Last FY(4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(5) ($)
Mr. Connolly	Voluntary Def Comp Plan	204,464	280,326	(2,889)	—	4,157,783
Mr. Marberger	Voluntary Def Comp Plan	79,806	103,737	28,473	—	1,832,877
Mr. McGough	Voluntary Def Comp Plan	206,756	105,952	10,213	—	3,018,668
Mr. Serrao	Voluntary Def Comp Plan	53,733	75,983	6,040	—	1,040,718
Ms. Brock	Voluntary Def Comp Plan	96,539	47,641	(401)	—	995,467

(1)
Voluntary Def Comp Plan refers to the Conagra Brands, Inc. Voluntary Deferred Compensation Plan, as amended.

(2)
The amounts reported are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table—Fiscal 2023.”

(3)
The amounts reported are included in the “All Other Compensation” column of the Summary Compensation Table—Fiscal 2023. These amounts, together with our match on executive contributions to the Qualified CRISP, are disclosed in the column labeled “Company Contribution to Defined Contribution Plans” in the table included as footnote 4 to the “Summary Compensation Table—Fiscal 2023.”

(4)
Our Voluntary Deferred Compensation Plan does not offer above market earnings (as defined by SEC rules). As a result, none of these earnings or losses are reflected in the “Summary Compensation Table—Fiscal 2023.”

(5)
The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Mr. Connolly, $3,142,015; Mr. Marberger, $1,500,728; Mr. McGough, $2,105,393; and Mr. Serrao, $658,005. Ms. Brock was not a named executive officer in prior years and therefore information for prior fiscal years is not included for her. These amounts reflect contributions only and do not include accumulated earnings or losses. The amount in this column includes the amount reflected in the “Executive Contributions in Last FY” and “Registrant Contributions in Last FY” columns.

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Potential Payments Upon Termination or Change of Control
Our named executive officers’ employment may be terminated under several possible scenarios. In some of these scenarios, our plans, agreements, and arrangements would provide severance benefits in varying amounts to the executive. Further, our plans, agreements, and arrangements would provide for certain benefits (or for the acceleration of certain benefits) upon a change of control. Severance and other benefits that are payable upon a termination of employment or upon a change of control are described below. In the event of an actual triggering event under any of the plans, agreements, and arrangements discussed in this section, all benefits would be paid to the executive in accordance with, and at times permitted by, Section 409A of the Code.
PLAN SUMMARIES
Severance Pay Plan
We maintain a severance pay plan (Severance Plan) that provides severance guidelines for all salaried employees. Any benefits payable under the program are at the sole and absolute discretion of Conagra Brands; for any particular employee, we may elect to provide severance as suggested by the Severance Plan or to provide benefits equal to, greater than or less than those provided in the Severance Plan’s guidelines. Messrs. Marberger, McGough, and Serrao and Ms. Brock are potentially covered by the Severance Plan, As described further below, Mr. Connolly is party to a letter agreement with us that, among other things, addresses his severance benefits. For information regarding the letter agreement with Mr. Connolly, see “Compensation Discussion and Analysis—Agreements with Named Executive Officers” above.
Under the Severance Plan, the severance guideline for individuals above a certain pay grade, including that of our named executive officers, is 52 weeks of salary continuation, plus one additional week of salary continuation for each year of continuous service prior to separation. The Severance Plan also provide that upon notice that the former employee has obtained new employment, we will provide him or her with a lump sum payment equal to 50% of the severance pay remaining; the other 50% would be forfeited. In addition, the Severance Plan’s guidelines provide for the provision during this period of the same type and level of health plan coverage that was in effect immediately prior to the named executive officer’s termination of employment, up to a maximum of 18 months.
If a named executive officer is entitled to receive a severance payment under a change of control agreement (described below), we are not required to make payments to him or her under the Severance Plan.
Agreement with Mr. Connolly
We are party to a letter agreement with Mr. Connolly that addresses matters such as his salary, participation in our annual and long-term incentive plans, and participation in health and welfare benefit plans and other benefit programs and arrangements. The letter agreement also addresses certain of Mr. Connolly’s severance benefits. For information regarding the letter agreement with Mr. Connolly, see “Compensation Discussion and Analysis—Agreements with Named Executive Officers” above.
A summary of Mr. Connolly’s severance benefits is provided below. Generally, any payments made under the letter agreement upon disability or as a result of a termination without cause or for good reason (other than certain benefits required by law) would be conditioned on Mr. Connolly first signing a release agreement in a form approved by us. Under any of the hypothetical termination scenarios below, Mr. Connolly would be paid his balance under our Voluntary Deferred Compensation Plan based on his advance elections. See also “Change of Control Program” below.
We have included retirement as a hypothetical scenario in the table below because Mr. Connolly is eligible for retirement treatment for certain awards.
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SALARY, AIP, STOCK OPTIONS, AND HEALTH AND WELFARE BENEFITS
Compensation Element	Involuntary Termination with Cause	Involuntary Termination without Cause or Voluntary Termination with Good Reason	Voluntary Termination without Good Reason	Death or Disability	Retirement(1)
Salary	• Paid through month of termination	• Paid through month of termination • Also paid a lump sum equal to 2x annual salary	• Paid through month of termination	• Paid through month of event	• Paid through month of termination
Annual Incentive Plan	• Not eligible for payment	• Paid no less than a prorated award for year of termination based on actual results, plus a lump sum equal to 2x target for year of termination	• Not eligible for payment	• Paid no less than a prorated award for the year of event based on actual results	• Paid a prorated award for the year of retirement based on actual results
Health and Welfare Benefits	• Paid in accordance with plan provisions	• Company will pay monthly COBRA premium for up to 24 months after termination of employment • Other benefits paid in accordance with plan provisions	• Paid in accordance with plan provisions	• Paid in accordance with plan provisions	• Paid in accordance with plan provisions
Stock Options	• Options terminate • Unexercised options lapse
•
Sign-on options remain exercisable until the earlier of 3 years after termination or the expiration date of the options

•
Other vested options remain exercisable for 90 days (or until earlier expiration date)

•
Unvested options are forfeited

			• Vested options, including vested sign-on options, remain exercisable for 90 days (or until earlier expiration date) • Unvested options are forfeited	• Death: Options fully vest and remain exercisable for 3 years after event (or until earlier expiration date) • Disability: Options vest on a prorated basis	• Vested options remain exercisable for 3 years after retirement (or until earlier expiration date)

(1)
Since attainting age 57, Mr. Connolly has been eligible for “Normal Retirement” upon a termination of employment under our letter agreement with Mr. Connolly.

PERFORMANCE SHARES AND RSUS: RETIREMENT
(in all other scenarios, these awards are paid in accordance with plan provisions described below)
Performance Shares and RSUs
•
For awards granted on or after July 17, 2018 that provide for full vesting (Normal Retirement) upon termination due to Retirement, awards will continue to vest in accordance with the normal vesting schedule applicable to such award, as long as the Retirement does not occur within 2 years of a change of control (in which case the change of control provisions apply).

Annual Incentive Plan
Except as otherwise be required by law (or a specific agreement with us), a participant forfeits his or her AIP award if he or she fails to be an active employee at the end of the fiscal year in the absence of one of the following events:
•
Involuntary termination due to position elimination: If a participant’s position is involuntarily eliminated such that the employee is eligible for severance, he or she is eligible for a prorated AIP award based on the number of days the individual was eligible to participate in the plan and actual performance.

•
Termination due to retirement: If a participant retires during a fiscal year after reaching age 65, after reaching age 55 with at least 10 years of service, or after reaching age 60 with at least 5 years of service, the participant is eligible for a prorated AIP award based on the number of days the individual was eligible to participate in the plan and actual performance. Pursuant to the terms of his letter agreement, Mr. Connolly is eligible for this retirement treatment having reached age 57.

•
Termination due to death: Any AIP payment for which a participant would have been eligible would be prorated based on the number of days the individual was eligible to participate in the plan to the date of the participant’s death, based on actual performance.

Any prorated award made to a former participant is paid after the end of the fiscal year and when payments are made to other participants.
60 CONAGRA BRANDS 2023 PROXY STATEMENT

Executive Compensation Matters
The change of control agreements, described below, govern the payment of annual incentive awards in the event of a change of control.
LTI Plan—Performance Shares
The following terms of the outstanding Performance Shares govern the impact of specific separation events:
•
Involuntary termination: If a participant experiences an involuntary termination of employment that results in severance or supplemental unemployment payments from us, the participant’s awards will vest based on actual performance for the full performance period, and be paid on a prorated basis, based on the days of service completed during the performance period.

•
Termination due to disability: If a participant experiences a termination due to disability, the participant will receive a pro rata share of the award that would have been earned for the full performance period at the “target” level. The proration calculation will be based on the days served as of the participant’s termination date.

•
Termination due to retirement: If a participant terminates his or her employment via normal retirement or early retirement (as each term is defined in the award or an individual agreement with the participant), the participant’s awards will vest based on actual performance for the full performance period (but, in the case of early retirement, the award will be prorated based on days of service during the performance period).

•
Termination due to death: The award will vest in full at the target level.

•
Change of Control: In the event of a change of control (as defined for the Performance Shares), the earned portion of a participant’s award will be determined as of the change of control, using a share valuation methodology further described in the award and based on the greater of target performance and actual performance through the end of our fiscal period that ends immediately prior to the change of control (the “Performance Share Change of Control Value”).

If no replacement award meeting the requirements set forth for the Performance Shares is provided following a change of control, a participant will vest in a cash payment equal to the Performance Share Change of Control Value. If a qualifying replacement award is provided, it will generally take the form of a time-based, stock-settled award with a value equal to the Performance Share Change of Control Value and will vest, subject to continued employment, at the end of the performance period applicable to the original Performance Shares. Following a change of control, a replacement award will also vest in full if the participant dies or, within two years of the change of control, terminates employment due to normal or early retirement, is terminated without cause (as defined for the Performance Shares) or resigns for good reason (as defined for the Performance Shares), or is terminated due to disability.
•
Termination other than as described above: The participant forfeits all Performance Shares granted that had not been paid at the date of termination, whether or not the Performance Shares are earned as of such date. The Committee has the discretion to pay out some or all of the forfeited Performance Shares if (i) they would have been earned based on performance and (ii) the Committee deems such a payout appropriate and in our best interests. Such Performance Shares will be distributed to the participant at the same time they are distributed to other participants who remain employed.

Long-Term Incentive Plan—RSUs
The following terms generally govern the impact of a separation from us on outstanding RSUs:
•
Involuntary termination: RSUs will vest pro rata based on days of service completed during the vesting period if a participant is terminated due to a divestiture or an involuntary termination that results in severance or supplemental unemployment payments from us.

•
Termination due to disability or early retirement: On termination due to disability or early retirement (as defined in the award agreement), all unvested RSUs vest pro rata based on days of service completed during the vesting period. For participants other than Mr. Connolly, RSUs are accelerated. For Mr. Connolly’s awards, the pro rata vesting would occur generally on the normal vesting schedule for the award.

•
Termination due to normal retirement: On termination due to normal retirement (as defined in the award agreement), all unvested RSUs fully vest. For participants other than Mr. Connolly, RSUs are accelerated. For Mr. Connolly’s awards, the pro rata vesting would occur generally on the normal vesting schedule for the award.

•
Termination due to death: All unvested RSUs vest in full.

•
Change of Control: Each of the agreements evidencing outstanding awards of RSUs provide for double-trigger vesting, requiring both a change of control event and a qualifying termination of employment (or a failure of the surviving Company to provide a replacement award) to trigger vesting.

•
Termination other than as described above: The participant forfeits all RSUs unvested at the date of termination.

CONAGRA BRANDS 2023 PROXY STATEMENT 61

Executive Compensation Matters
Retirement Benefits
Each of our Qualified Pension and Voluntary Deferred Comp Plan contains provisions relating to the termination of the participant’s employment. These payments are described more fully in the disclosure provided in connection with the “Pension Benefits—Fiscal 2023” and “Nonqualified Deferred Compensation—Fiscal 2023” sections of this Proxy Statement.
Change of Control Program
The change of control program for senior executives is designed to encourage management to continue performing its responsibilities in the event of a pending or potential change of control. During fiscal 2023, this program covered each of the named executive officers. The terms of our applicable stock plan and award agreements govern the treatment of equity awards upon a change of control.
Generally, a change of control under these agreements occurs if one of the following events occurs:
•
Individuals who constitute the Board (the Incumbent Board), cease for any reason to constitute at least a majority of the Board. Anyone who becomes a director and whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board is considered a member of the Incumbent Board.

•
Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were our shareholders immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated Company.

•
A liquidation or dissolution of Conagra Brands or the sale of all or substantially all of our assets.

The change of control agreements provide that upon a change of control, we may (at the sole and absolute discretion of the Board or the Committee) pay each named executive officer all or a prorated portion of the executive’s short- and/or long-term incentive for the year in which the change of control occurs.
With respect to severance, the change of control agreements are double-trigger arrangements, requiring both a change of control event and a qualifying termination of employment to trigger benefits. A qualifying termination event occurs if, within three years after a change of control:
(1)
the executive’s employment is involuntarily terminated without “cause,” or

(2)
the executive terminates his or her employment for “good reason.”

Executives entitled to severance benefits under a change of control agreement forfeit any severance compensation and benefits under our severance pay plan guidelines and receive the following (subject to execution of a release of claims in favor of us):
•
a lump sum cash payment equal to a multiple of the executive’s base salary and annual bonus (calculated using the executive’s highest annual bonus for the three fiscal years preceding the change of control or the executive’s target bonus percentage as of the date the change of control agreement is executed, whichever is greater). The multiples are three for Mr. Connolly and two for Messrs. Marberger, McGough, and Serrao, and Ms. Brock.

•
continuation for three years (for agreements in place prior to July 2011) or two years (for agreements in place after July 2011) of medical, dental, disability, basic and supplemental life insurance to the extent such benefits remain in effect for other executives, with premiums paid by the executive at the rate required of other executive employees (or, for medical and dental benefits, the COBRA rate). Conagra Brands must pay the executive a single lump sum payment equal to an amount to offset taxes (for agreements in place prior to July 2011) plus the executive’s estimated cost to participate in the medical and dental plans.

•
a supplemental benefit under our Voluntary Deferred Comp Plan equal to three times (for agreements in place prior to July 2011) or one time (for agreements in place after July 2011) the maximum company contribution that the executive could have received under the Qualified CRISP and Voluntary Deferred Comp Plan in the year in which the change of control occurs.

•
outplacement assistance not exceeding $30,000.

Generally, a termination for “cause” under the agreement requires (as further described in the change of control agreements):
(1)
the willful and continued failure by the executive to substantially perform his or her duties,

(2)
the willful engaging by the executive in conduct that is demonstrably and materially injurious to us, or

(3)
the executive’s conviction of a felony or misdemeanor that impairs his or her ability substantially to perform duties for us.

62 CONAGRA BRANDS 2023 PROXY STATEMENT

Executive Compensation Matters
A right of the executive to terminate with “good reason” following a change of control is generally triggered by:
(1)
any failure of Conagra Brands to comply with and satisfy the terms of the change of control agreement,

(2)
a significant involuntary reduction of the authority, duties, or responsibilities held by the executive immediately prior to the change of control,

(3)
any involuntary removal of the executive from an officer position held by the executive immediately prior to the change of control, except in connection with promotions,

(4)
any involuntary reduction in the aggregate compensation level of the executive,

(5)
requiring the executive to become based at a new location, or

(6)
requiring the executive to undertake substantially greater amounts of business travel.

Certain payments to a “specified employee” within the meaning of Section 409A of the Code will be delayed for six months after the date of the separation from service.
For agreements in place prior to July 2011, the agreements also entitle each executive to an additional payment, if necessary, to make the executive whole as a result of any excise and related taxes imposed by the Code on any change of control benefits received. If the safe harbor amount at which the excise tax is imposed is not exceeded by more than 10%, the benefits will instead be reduced to avoid the excise tax. Following a review of market practices in July 2011, the Committee adopted a policy that any future change of control benefits should be structured without any excise tax gross-up protection. None of the NEO’s agreements contains an excise tax gross-up. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups in the future is inappropriate relative to best executive pay practices.
Each change of control agreement terminates, in the absence of a change of control, when the executive’s employment as our full-time employee is terminated or the executive enters into a written separation agreement with us. In addition, we may unilaterally terminate each agreement prior to a change of control following six months prior written notice to the executive.
SUMMARY OF POSSIBLE BENEFITS
In the disclosure below, the first table summarizes estimated incremental amounts payable upon termination under various hypothetical scenarios. A second table summarizes estimated incremental amounts payable upon a hypothetical change of control and upon termination following a change of control. We have not included amounts payable regardless of the occurrence of the relevant triggering event. For example, we excluded accumulated balances in retirement plans when a terminating event would do nothing more than create a right to a payment of the balance. We also excluded death benefits where the executive would pay the premium.
The data in the tables assumes the following for all named executive officers:
•
each triggering event occurred on May 28, 2023 (the last business day of fiscal 2023), and the per share price of our common stock was $34.84 (the closing price of our stock on the NYSE on May 28, 2023);

•
with respect to salary continuation, if an executive did not have a right to salary continuation under a stand-alone agreement with us, the severance pay plan guidelines applied;

•
with respect to the AIP, awards were earned at target levels, and where the Committee had discretionary authority to award a payout, except in the cases of involuntary termination with cause and voluntary termination without good reason, it exercised that authority (including in the change of control scenario);

•
with respect to the AIP and equity awards, in the case of an involuntary termination not for cause without a change of control, the termination was due to a position elimination or another termination event on the last business day of fiscal 2023 that would have resulted in severance compensation;

•
with respect to Performance Shares, awards were earned at target levels (these amounts also include a cash value of dividend equivalents on the number of shares assumed to have been earned);

•
with respect to equity awards in the change of control scenario, a replacement award was provided;

•
with respect to Performance Shares in the change of control scenario, the Committee exercised any applicable discretionary authority to award a pro rata payout and did so at target levels; and

•
in the disability scenarios, the disabling event lasted one year into the future.

CONAGRA BRANDS 2023 PROXY STATEMENT 63

Executive Compensation Matters
Amounts Payable Upon Termination
For all named executive officers, no payments would be made in the event of involuntary termination with cause or involuntary termination without good reason (if not retirement eligible).
Name	Compensation Element	Involuntary without Cause or Voluntary with Good Reason ($)	Death ($)	Disability ($)	Retirement ($)
Mr. Connolly	Lump Sum Severance	7,287,500	—	—	—
	Annual Incentive Plan	2,318,750	2,318,750	2,318,750	2,318,750
	Performance Shares	14,426,904	22,843,074	14,426,904	23,878,619
	Accelerated RSUs	4,864,535	10,316,542	4,864,535	10,316,542
	Benefits Continuation	50,203	—	—	—
	Death Benefits	—	1,000,000	—	—
	Disability Benefits	—	—	737,500	—
	Outplacement	7,500	—	—	—
	Total	28,955,392	36,478,366	22,347,689	36,513,912
Mr. Marberger	Salary Continuation	853,269	—	—	—
	Annual Incentive Plan	765,000	765,000	765,000	—
	Performance Shares	3,290,223	5,388,394	3,290,223	—
	Accelerated RSUs	1,128,955	2,492,175	1,128,955	—
	Benefits Continuation	21,307	—	—	—
	Death Benefits	—	1,000,000	—	—
	Disability Benefits	—	—	457,500	—
	Outplacement	7,500	—	—	—
	Total	6,066,255	9,645,569	5,641,678	0
Mr. McGough	Salary Continuation	1,013,462	—	—	—
	Annual Incentive Plan	775,000	775,000	775,000	775,000
	Performance Shares	3,290,223	5,388,394	3,290,223	3,290,223
	Accelerated RSUs	1,128,955	2,492,175	1,128,955	1,128,955
	Benefits Continuation	13,746	—	—	—
	Death Benefits	—	1,000,000	—	—
	Disability Benefits	—	—	462,500	—
	Outplacement	7,500	—	—	—
	Total	6,228,885	9,655,569	5,656,678	5,194,178
Mr. Serrao	Salary Continuation	720,481	—	—	—
	Annual Incentive Plan	571,500	571,500	571,500	—
	Performance Shares	2,864,978	4,503,390	2,864,978	—
	Accelerated RSUs	964,545	2,030,197	964,545	—
	Benefits Continuation	21,307	—	—	—
	Death Benefits	—	1,000,000	—	—
	Disability Benefits	—	—	392,500	—
	Outplacement	7,500	—	—	—
	Total	5,150,312	8,105,087	4,793,524	0
Ms. Brock	Salary Continuation	696,346	—	—	—
	Annual Incentive Plan	408,000	408,000	408,000	408,000
	Performance Shares	1,533,964	2,533,824	1,533,964	2,656,710
	Accelerated RSUs	533,818	1,196,336	533,818	1,196,336
	Benefits Continuation	13,746	—	—	—
	Death Benefits	—	1,000,000	—	—
	Disability Benefits	—	—	330,000	—
	Outplacement	7,500	—	—	—
	Total	3,193,375	5,138,160	2,805,783	4,261,046
64 CONAGRA BRANDS 2023 PROXY STATEMENT

Executive Compensation Matters
Amounts Payable Upon Change of Control
In the table that follows, if, following a change of control, any of Messrs. Marberger, McGough, or Serrao, or Ms. Brock was terminated for “Cause” or voluntarily terminated employment without “Good Reason,” the individual would not receive any benefits incremental to those shown in the “No Termination” column. Mr. Connolly would be entitled to salary continuation through the end of the month of the event.
Name	Compensation Element	No Termination ($)	Change of Control and: Involuntary without Cause or Voluntary with Good Reason ($)
Mr. Connolly	Lump Sum Severance	—	3,975,000
	Annual Incentive Plan	2,318,750	7,948,905
	Performance Shares	—	22,843,074
	Accelerated RSUs	—	10,316,542
	Benefits Continuation	—	50,203
	Death/Disability Benefits	—	6,903
	Outplacement	—	30,000
	Qualified and Nonqualified Benefit	—	340,982
	Total	2,318,750	45,511,609
Mr. Marberger	Lump Sum Salary	—	1,530,000
	Annual Incentive Plan	765,000	1,994,428
	Performance Shares	—	5,388,394
	Accelerated RSUs	—	2,492,175
	Benefits Continuation	—	50,203
	Death/Disability Benefits	—	6,903
	Outplacement	—	30,000
	Qualified and Nonqualified Benefit	—	148,838
	Total	765,000	11,640,941
Mr. McGough	Lump Sum Salary	—	1,550,000
	Annual Incentive Plan	775,000	1,877,175
	Performance Shares	—	5,388,394
	Accelerated RSUs	—	2,492,175
	Benefits Continuation	—	32,267
	Death/Disability Benefits	—	6,903
	Outplacement	—	30,000
	Qualified and Nonqualified Benefit	—	140,265
	Total	775,000	11,517,178
Mr. Serrao	Lump Sum Salary	—	1,270,000
	Annual Incentive Plan	571,500	1,539,312
	Performance Shares	—	4,503,390
	Accelerated RSUs	—	2,030,196
	Benefits Continuation	—	50,203
	Death/Disability Benefits	—	6,903
	Outplacement	—	30,000
	Qualified and Nonqualified Benefit	—	109,001
	Total	571,500	9,539,005
Ms. Brock	Lump Sum Salary	—	1,020,000
	Annual Incentive Plan	408,000	958,924
	Performance Shares	—	2,533,824
	Accelerated RSUs	—	1,196,336
	Benefits Continuation	—	32,267
	Death/Disability Benefits	—	6,903
	Outplacement	—	30,000
	Qualified and Nonqualified Benefit	—	82,133
	Total	408,000	5,860,387
CONAGRA BRANDS 2023 PROXY STATEMENT 65

Executive Compensation Matters
CEO Pay Ratio
For fiscal 2023, the ratio of the annual total compensation of our CEO, Mr. Connolly (CEO Compensation), to the median of the annual total compensation of all our consolidated subsidiary employees other than Mr. Connolly (Median Annual Compensation), was 316 to 1. For purposes of this pay ratio disclosure, CEO Compensation was determined to be $18,720,100, which represents the total compensation reported for Mr. Connolly under the “Summary Compensation Table—Fiscal 2023.” Median Annual Compensation for the identified median employee was determined to be $59,177.
MEDIAN EMPLOYEE METHODOLOGY
Solely for the purpose of this disclosure, we identified our “median employee” by examining our total employee population as of March 9, 2023 (Determination Date). We included all full-time, part-time, seasonal, and temporary employees of Conagra Brands and our consolidated subsidiaries. We excluded independent contractors and “leased” workers. Our analysis identified 18,959 individuals as of the Determination Date.
The median employee at Conagra Brands is employed in a manufacturing facility in the United States and has a job function of Operator.
Additional information on the employee population at Conagra includes the following (as of the March 9, 2023 Determination Date):
•
88.9% employed in the United States; 11.1% in international locations

•
76.5% employed full time, 0.2% employed part time, 23.2% employed seasonally/temporarily

•
82.0% based in manufacturing facilities

MEDIAN ANNUAL COMPENSATION METHODOLOGY
To determine Median Annual Compensation, we generally reviewed compensation for the period beginning on March 10, 2022 and ending on March 9, 2023. As permitted by applicable SEC rules, we excluded from the compensation measurement under the “de minimis” exemption the compensation of 572 individuals (all of the individuals in each of India (564 individuals), Panama (5 individuals), and the Philippines (3 individuals) as of the Determination Date).
We measured Median Annual Compensation by totaling, for each employee other than Mr. Connolly, base earnings (salary, hourly wages, and overtime, as applicable) and annual cash incentives paid during the measurement period. We did not use any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year (due to start dates, disability status, or similar factors). In determining the Median Annual Compensation, we generally annualized the total compensation for such individuals other than seasonal employees (but avoided creating full-time equivalencies) based on reasonable assumptions and estimates relating to our employee compensation program.
Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive “compensation actually paid” and certain financial performance of the Company. The Committee does not utilize compensation actually paid as the basis for making compensation decisions. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.”
Fiscal Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Company Selected Measure: Adj. EPS Growth Rate(5) (%)
					Total Shareholder Return (TSR), Conagra ($)	TSR (S&P 500 Packaged Foods Index) ($)
2023	18,720,100	34,136,713	4,441,115	7,374,702	109.00	98.54	683.2	17.4
2022	11,947,054	(3,340,307)	3,114,508	97,264	90.24	104.74	888.2	(10.6)
2021	11,770,023	24,533,340	3,160,545	5,570,560	112.72	118.79	1,300.9	15.2
66 CONAGRA BRANDS 2023 PROXY STATEMENT

Executive Compensation Matters
The PEO and NEOs included in the above compensation columns reflect the following:
Fiscal Year	PEO	NEOs
2023	Sean Connolly	Dave Marberger, Tom McGough, Darren Serrao, Charisse Brock
2022	Sean Connolly	Dave Marberger, Tom McGough, Darren Serrao, Alexandre Eboli
2021	Sean Connolly	Dave Marberger, Tom McGough, Darren Serrao, Colleen Batcheler

(1)
The amounts reported in this column reflect the total compensation reported for Conagra Brands’ principal executive officer (PEO), Mr. Connolly, for each corresponding year in the “Total” column of the Summary Compensation Table (Total compensation). Refer to the “Compensation of Executive Officers—Summary Compensation Table.”

(2)
The amounts reported in this column represent the compensation actually paid (or CAP) to Mr. Connolly in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned or paid to Mr. Connolly during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments shown in footnote 4 below were made to Mr. Connolly’s Total compensation for each year to determine the CAP.

(3)
The amounts reported in this column reflect the average Total compensation reported for the non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the “Compensation of Executive Officers—Summary Compensation Table.”

(4)
The amounts reported in this column represent the average of CAP for the non-PEO NEOs in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned or paid to such non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the below adjustments were made to the average Total compensation for the non-PEO NEOs for each year to determine the CAP. Additionally, for 2021, the amounts for non-PEO NEOs reflect a deduction of $7,402 for the change in actuarial present value of actuarial pension plans from the Total compensation and no amount was added for the actuarially determined service cost for services rendered by the applicable non-PEO NEO during 2021 as defined in FASB ASC Topic 715 because the applicable plan is frozen.

Fiscal Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Stock Awards for PEO(a) ($)	Equity Award Adjustments for PEO(b) ($)	Compensation Actually Paid to PEO ($)
2023	18,720,100	(14,444,447)	29,861,060	34,136,713
2022	11,947,054	(7,976,396)	(7,310,965)	(3,340,307)
2021	11,770,023	(7,722,276)	20,485,593	24,533,340
Fiscal Year	Reported Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Reported Average Value of Stock Awards for Non-PEO NEOs(a) ($)	Average Equity Award Adjustments for Non-PEO NEOs(b) ($)	Compensation Actually Paid to Non-PEO NEOs(4) ($)
2023	4,441,115	(2,994,018)	5,927,605	7,374,702
2022	3,114,508	(1,641,750)	(1,375,495)	97,264
2021	3,160,545	(1,594,274)	4,004,289	5,570,560

(a)
The reported value of equity awards represents the grant date fair value of equity awards as reported in the Stock Awards column in the Summary Compensation Table for the applicable year. The Company has not granted option awards since 2016.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction) of the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year. For awards granted in prior years that vest in the applicable year, the amount of change in fair value as of the vesting date (from the end of the prior fiscal year) is included. The dollar value of any dividends paid on stock awards in the applicable year of the vesting date that are not otherwise reflected in the fair value or included in any other component of total compensation for the applicable year is included. These adjustments are:

Equity Award Adjustments for PEO:
Fiscal Year	+ Year End Fair Value of Equity Awards Granted in the Year ($)	+/- Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	+ Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	+/- Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	- Fair Value at the End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	+ Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments for the PEO ($)
2023	18,175,106	11,572,195	0	113,759	0	0	29,861,060
2022	7,964,984	(15,178,481)	0	(902,309)	0	804,841	(7,310,965)
2021	10,143,368	8,725,831	0	716,484	0	899,909	20,485,593
CONAGRA BRANDS 2023 PROXY STATEMENT 67

Executive Compensation Matters
Average Equity Award Adjustments for Non-PEO NEOs:
Fiscal Year	+ Year End Fair Value of Equity Awards Granted in the Year ($)	+/- Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	+ Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	+/- Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	- Fair Value at the End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	+ Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments for the Non- PEO NEOs ($)
2023	3,767,302	2,152,983	0	7,320	0	0	5,927,605
2022	1,611,869	(2,968,240)	0	(176,982)	0	157,858	(1,375,495)
2021	2,094,110	1,547,880	0	162,958	0	199,340	4,004,289

(5)
Adjusted EPS Growth Rate, our Company-Selected Measure, is calculated as described in the “Compensation Discussion and Analysis” above.

TABULAR LIST
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program reflects our pay-for-performance philosophy. The metrics that we use for our executive awards are selected based on an objective of incentivizing our NEOs to increase the value for our shareholders. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:
Financial Performance Measures
Adjusted EPS (growth)
Adjusted Net Sales (growth)
Adjusted Operating Income
ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As described in more detail in the section “Compensation Discussion and Analysis” above, our executive compensation program reflects our pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, not all performance measures are presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore we do not specifically align our performance measures with CAP (as computed in accordance with SEC rules) for a particular year.
In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
COMPENSATION ACTUALLY PAID VS TSR
68 CONAGRA BRANDS 2023 PROXY STATEMENT

Executive Compensation Matters
COMPENSATION ACTUALLY PAID VS NET INCOME
COMPENSATION ACTUALLY PAID VS ADJ. EPS Growth Rate1
In addition, on a voluntary basis, we are providing the following additional description of the relationship between compensation actually paid and another financial performance measure used in our executive compensation program, Adjusted Operating Income:1
COMPENSATION ACTUALLY PAID VS ADJ. OPERATING INCOME1
(1)
Adjusted EPS Growth Rate and Adjusted Operating Income are calculated as described in the “Compensation Discussion and Analysis” above.

CONAGRA BRANDS 2023 PROXY STATEMENT 69

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
General
We are asking shareholders to approve the Conagra Brands, Inc. 2023 Stock Plan, which we refer to as the 2023 Stock Plan. The Board of Directors, upon recommendation of the HR Committee (in this section, the Committee), approved the 2023 Stock Plan on July 20, 2023, subject to shareholder approval.
The Board approved the 2023 Stock Plan and recommends a vote in favor of its approval because of the critical role that stock incentives play in aligning manager and shareholder interests and advancing the Committee’s pay for performance agenda. As discussed in the “Compensation Discussion and Analysis,” a significant portion of the compensation paid to our named executive officers is in the form of stock-based awards, which we believe helps achieve a pay for performance link between our officers’ compensation interests and our shareholders’ investment interests. The Committee also approves the issuance of stock-based awards to a broad array of managers throughout the Company. Our Board members also receive stock-based awards as a part of their compensation. During fiscal 2023, approximately 753 participants were granted awards under our current equity plan. We believe that stock incentives can motivate performance by encouraging managers and directors to make decisions that increase the value of the Company, and thus their own wealth. Stock incentives also enable the Company to attract and retain the services of a high-caliber management team.
Our current stock plan, the 2014 Stock Plan will expire September 19, 2024, such that we will not be able to issue any new awards under the 2014 Stock Plan after this date. Accordingly, the Board approved the 2023 Stock Plan to succeed the 2014 Plan and provide for a new pool of shares available for issuance to our executive officers, managers and directors. As of May 28, 2023, 37,420,695 shares of common stock remain available for grant under the 2014 Plan.
The 2023 Stock Plan authorizes the issuance of up to 17,400,000 shares of Conagra Brands common stock (or about 3.7% of our outstanding common stock as of May 28, 2023), plus certain other shares that may be added back to the 2023 Stock Plan as described further below.
If the 2023 Stock Plan is approved by our shareholders, it will become effective on the day of the Annual Meeting. It will succeed the 2014 Stock Plan and no further awards will be made under the 2014 Stock Plan. Outstanding awards under the 2014 Stock Plan will continue in effect in accordance with their terms. If the 2023 Stock Plan is not approved by our shareholders, no awards will be made under the 2023 Stock Plan and the 2014 Plan will remain in effect in accordance with its terms. In addition, our ability to make grants under the 2014 Stock Plan will expire September 19, 2024.
The following summary of the material provisions of the 2023 Stock Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2023 Stock Plan, a copy of which is set forth as Appendix A to this Proxy Statement. In evaluating this proposal 4, shareholders should consider all factors set forth under this proposal 4.
Why We Believe You Should Vote for this Proposal 4
The 2023 Stock Plan authorizes the Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (SARs), restricted stock, RSUs, performance shares, and other stock-based awards for the purpose of fostering and promoting our long-term financial success and increasing shareholder value. Some of the key features of the 2023 Stock Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate and retain highly qualified employees and directors. The ability to provide equity-based awards under the 2023 Stock Plan is a critical component to achieving this success. We would be at a distinct competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain our officers, other employees, and non-employee directors.
The use of our stock as part of our compensation program fosters a pay for performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates directors and employees to appropriately focus on actions that enhance shareholder value because they will share in that value enhancement through improved stock price performance. Our equity compensation also effectively retains our directors, executives and other employees and promotes a focus on sustained enhancement of shareholder value because our equity compensation awards can be subject to vesting and/or performance criteria.
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Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
While 37,420,695 shares of common stock remain available for grant under the 2014 Stock Plan as of May 28, 2023, because the 2014 Stock Plan expires in September 2024, if the 2023 Stock Plan is not approved, we may be compelled to significantly increase the cash component of our non-employee director and employee compensation after such expiration date, which may not necessarily align director or employee compensation interests with the investment interests of our shareholders. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses.
Factors We Considered in Determining the Number of Shares for the 2023 Stock Plan
If the 2023 Stock Plan is approved, the aggregate number of shares of common stock that will be reserved and available for issuance pursuant to awards under the 2023 Stock Plan (2023 Plan Share Limit) will be 17,400,000, plus shares subject to awards under the 2014 Stock Plan and other predecessor plans (collectively, Prior Plan) that are outstanding as of the effective date of the 2023 Stock Plan that are cancelled, terminate, lapse, expire, are forfeited, otherwise become unexercisable or are settled for cash (in whole or in part) according to their terms.
In determining the number of shares to request for approval under the 2023 Stock Plan, our management team worked with the Committee and its independent consultant, FW Cook, to evaluate a number of factors, including the potential overhang or dilution associated with the Prior Plan and the 2023 Stock Plan, our recent share usage (commonly referred to as “burn rate”) and criteria expected to be utilized by institutional proxy advisor firms in evaluating our proposal for the 2023 Stock Plan.
OVERHANG AND DILUTION
The following aggregated information regarding potential overhang and dilution is as of May 28, 2023.
As of that date, there were 477,022,783 of our shares of common stock outstanding.
Under the Prior Plan
•
Total shares subject to outstanding awards under the Prior Plan: 6,688,514 shares (or less than 1.5% of our outstanding shares). Comprised of:

◦
Outstanding performance shares, assuming that the outstanding awards achieve targeted performance: 1,574,918 shares (or less than 1% of our outstanding shares)

◦
Outstanding stock options: 2,297,492 shares (or less than 1% of our outstanding shares) (our outstanding stock options have a weighted average exercise price of $30.86 and an average remaining term of 2.3 years)

◦
Other unvested “full value” awards: 2,816,104 shares (or less than 1% of our outstanding shares). Of the 2,816,104 shares, 100% are share settled and none are cash settled “full value” awards

◦
Outstanding SARs: None

•
Total shares available for future awards under the 2014 Plan: 37,420,695 shares (or about 7.8% of our outstanding shares).

The total number of shares subject to outstanding awards under the Prior Plan (6,688,514 shares), plus the total number of shares available for future awards under the 2014 Stock Plan (37,420,695 shares), represents a potential overhang or dilution to our shareholders of approximately 9.38%.
Under the 2023 Stock Plan
Proposed total shares available for issuance under the 2023 Stock Plan: 17,400,000 shares (or about 3.7% of our outstanding shares). However, for any awards granted under the 2014 Stock Plan after May 28, 2023 until the effective date of the 2023 Stock Plan, we will reduce the initial share pool under the 2023 Stock Plan on a share per share basis.
Total Potential Overhang or Dilution under Prior Plan and Proposed 2023 Stock Plan
The total shares subject to outstanding awards under the Prior Plan (6,688,514 shares), plus the total proposed shares available for issuance under the 2023 Stock Plan (17,400,000 shares), represent a total potential overhang or dilution of 24,088,514 shares (or approximately 5.1%).
Based on the closing price on the NYSE for our common stock on May 26, 2023 of $34.84 per share, the aggregate market value as of May 28, 2023 of the 17,400,000 shares requested for issuance under the 2023 Stock Plan was about $606.2 million. In fiscal 2021, fiscal 2022, and fiscal 2023, we granted awards under the 2014 Stock Plan covering approximately 1.4 million shares, 1.6 million shares and 2.3 million shares, respectively, assuming targeted performance achievement for performance-based awards.
CONAGRA BRANDS 2023 PROXY STATEMENT 71

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
Burn Rate
Burn rate is generally calculated as the number of shares granted over a set period divided by the weighted average number of shares outstanding, and generally demonstrates how quickly a company uses available shares. The following table provides our average three-year burn rate under the 2014 Stock Plan:
	Fiscal 2021	Fiscal 2022	Fiscal 2023
Stock Options Granted	0	0	0
Full Value Shares (RSU and Performance) Granted	1,409,524	1,627,328	2,300,917
Total Shares Granted	1,409,524	1,627,328	2,300,917
Basic Weighted Average Common Shares Outstanding	485,840,071	480,336,619	478,899,102
Annual Burn Rate	0.29%	0.34%	0.48%
Average Three-Year Burn Rate			0.37%
If the 2023 Stock Plan is approved, we intend to utilize the shares authorized to continue our practice of incentivizing key individuals through annual equity grants. We currently anticipate that the shares requested in connection with the approval of the 2023 Plan will last for approximately 7 years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted in under “2023 Stock Plan Highlights” below and elsewhere, our Committee would retain full discretion under the 2023 Stock Plan to determine the number and amount of awards to be granted under the 2023 Stock Plan, subject to the terms of the 2023 Stock Plan, and future benefits that may be received by participants under the 2023 Stock Plan are not determinable at this time.
We believe that we have demonstrated a commitment to thoughtful and responsible equity compensation practices. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been disciplined and mindful of shareholder interests.
2023 Stock Plan Highlights
NO REPRICING WITHOUT SHAREHOLDER APPROVAL
The repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2023 Stock Plan or a “Change of Control” (as defined below)) is prohibited without shareholder approval under the 2023 Stock Plan.
CHANGE OF CONTROL DEFINITION
The 2023 Stock Plan includes a definition of “Change of Control.” Generally, unless otherwise prescribed by the Committee in an award agreement, a Change of Control will be deemed to have occurred if:
•
individuals who as of the effective date of the 2023 Stock Plan constituted our Board (Incumbent Board) cease for any reason to constitute at least a majority of our Board, unless their replacements are approved as described in the 2023 Stock Plan;

•
we consummate a reorganization, merger or consolidation, in each case, with respect to which persons who were our shareholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the voting power of the resulting entity;

•
there is a liquidation or dissolution of our Company; or

•
we sell all or substantially all of our assets.

“DOUBLE-TRIGGER” CHANGE OF CONTROL VESTING FOR STOCK OPTIONS AND RSUS
The Committee intends to adopt award agreements for stock option and RSU grants under the 2023 Stock Plan that provide for “double-trigger” change of control acceleration treatment (specifically, that vesting or exercisability of awards granted under the 2023 Stock Plan will accelerate in the event of a Change of Control and either:
(1)
within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason, or

(2)
such awards are not assumed, continued, or converted into replacement awards in a manner described in the applicable award agreement).

72 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
If these awards are assumed, continued, or converted by a successor in connection with a Change of Control, such awards will not automatically vest and pay out solely as a result of the Change of Control.
REASONABLE 2023 STOCK PLAN LIMITS
Subject to adjustment as described in the 2023 Stock Plan, total awards under the 2023 Stock Plan may not exceed the 2023 Plan Share Limit. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.
The 2023 Stock Plan also provides that, subject to adjustment as described in the 2023 Stock Plan:
•
the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options (ISOs), will not exceed 17,400,000 shares of common stock;

•
awards that do not comply with the applicable minimum vesting periods provided for in the 2023 Stock Plan (as further described below) will not result in the issuance or transfer of more than 5% of the maximum number of shares of common stock available under the 2023 Stock Plan; and

•
no awards will be granted to any one participant who is a non-employee director in any fiscal year under the 2023 Stock Plan that will cause the total compensation in cash and equity paid to such participant for such service to exceed $1,000,000 for such fiscal year.

ALLOWANCES FOR CONVERSION AWARDS AND ASSUMED PLANS
Common stock issued or transferred under awards granted under the 2023 Stock Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, performance shares, or other stock or stock-based awards held by participants of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other 2023 Stock Plan limits described above if certain 2023 Stock Plan requirements are met. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2023 Stock Plan, under circumstances further described in the 2023 Stock Plan, but will not count against the aggregate share limit or other 2023 Stock Plan limits described above.
PLAN RESERVE USE LIMITATIONS
The 2023 Stock Plan also provides that shares subject to any awards granted under the 2023 Stock Plan that are cancelled, terminate, lapse, expire, are forfeited, otherwise become unexercisable, or are settled for cash (in whole or in part), to the extent of such cancellation, termination, lapse, expiration, forfeiture, unexercisability, or cash settlement, will again be available under the 2023 Stock Plan. However, the following shares of common stock will not be added back to the aggregate share limit under the 2023 Stock Plan:
(1)
shares used to pay the exercise price of an outstanding award;

(2)
shares used to pay withholding taxes related to outstanding stock option or SAR awards; or

(3)
shares not issued or delivered as a result of the net settlement of an outstanding SAR.

If withholding tax liabilities arising from an award other than a stock option or SAR are satisfied by tendering shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall added back to the aggregate share limit under the 2023 Stock Plan, but only to the extent such withholding tax liabilities do not exceed minimum amounts of taxes required to be withheld; provided, however, that such recycling of shares for tax withholding purposes is limited to 10 years from the date of shareholder approval of the 2023 Stock Plan if such recycling involves shares that have actually been issued by the Company.
MINIMUM VESTING PERIODS
A maximum of 5% of the shares of common stock available under the 2023 Stock Plan may be issued as restricted stock, RSUs, performance shares or other stock-based awards having no minimum vesting period. Subject to the foregoing, and except as otherwise provided for by the Committee with respect to the termination of employment or service, death or disability of a participant or a Change of Control of us, no performance-based award shall provide for a performance period less twelve months and no time-vested award shall provide for vesting in less than twelve months from the grant date of the award.
NO DISCOUNTED STOCK OPTIONS OR SARS
The 2023 Stock Plan also provides that, except with respect to converted, assumed or substituted awards or as otherwise described in the 2023 Stock Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.
CONAGRA BRANDS 2023 PROXY STATEMENT 73

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
NO DIVIDENDS PAID ON UNEARNED PERFORMANCE OR TIME-BASED AWARDS
The 2023 Stock Plan provides that no dividend equivalents or other distributions on shares of common stock underlying awards subject to performance goals or time requirements will be paid until, and paid contingent only upon, the attainment of the applicable performance goals or lapse of restrictions.
NO EVERGREEN PROVISION
There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2023 Stock Plan can be automatically replenished.
NO AUTOMATIC GRANTS
The 2023 Stock Plan does not provide for “reload” or other automatic grants to participants.
NO TAX GROSS-UPS
The 2023 Stock Plan does not provide for any tax gross-ups.
CLAWBACK
Awards issued under the 2023 Stock Plan are subject to applicable forfeiture and repayment obligations under applicable clawback provisions.
Summary of the Other Provisions of the 2023 Stock Plan
Below is a summary of the other material features of the 2023 Stock Plan.
ADMINISTRATION AND DELEGATION
The Committee will administer the 2023 Stock Plan and its determinations will be binding on all participants. The Committee may delegate any or all of its powers to one or more of its members. Subject to applicable law, the Committee may also delegate to any individual officer of the Company the authority to grant awards under the 2023 Stock Plan on the same basis as the Committee, although the officer cannot use this authority to grant awards to Section 16 officers, directors or more than 10% beneficial owners, or to himself or herself.
ELIGIBILITY
The 2023 Stock Plan authorizes the Committee to make awards to employees of Conagra Brands and its subsidiaries, and to non-employee directors of Conagra Brands and certain qualifying consultants. On this basis, as of the Record Date, there were approximately 18,600 such employees and 9 non-employee Directors eligible to participate in the 2023 Stock Plan. The basis for participation in the 2023 Stock Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion. The number of actual grantees will vary from year to year. During fiscal 2023, approximately 775 participants were granted awards under the 2014 Stock Plan. Based on this, we expect that approximately 775 participants will actually be considered to receive awards under the 2023 Stock Plan. The number of options and other awards, if any, that an individual will be entitled to receive under the 2023 Stock Plan will be at the discretion of the Committee and therefore cannot be determined in advance.
AUTHORIZED SHARES
The maximum number of shares of Conagra Brands’ common stock, $5.00 par value, that may be issued under the 2023 Stock Plan will be 17,400,000, plus shares subject to awards under the Prior Plan that are outstanding as of the effective date of the 2023 Stock Plan that are cancelled, terminate, lapse, expire, are forfeited, otherwise become unexercisable or are settled for cash (in whole or in part) according to its terms.
ADJUSTMENTS TO AWARDS
The 2023 Stock Plan requires that if there is a stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange or other similar corporate transaction or event (as described in the 2023 Stock Plan), appropriate adjustments must be made by the Committee in the number and type of shares available for future issuance under the 2023 Stock Plan and plan share limits and related provisions, and in the number, prices and dollar value (as applicable) for all awards outstanding before the event, subject to certain limitations described in the 2023
74 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
Stock Plan. Also, if one of these events or a Change of Control occurs, the Committee may provide in substitution for outstanding awards such alternative consideration (including cash) as it determines in good faith is equitable, subject to certain 2023 Stock Plan limitations, and the Committee may require in connection therewith the surrender of all replaced awards. In addition, for each stock option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event described in this paragraph, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such award.
Except in connection with certain corporate transactions or events described in the paragraph above and other limited circumstances described in the 2023 Stock Plan, to prohibit the repricing of “underwater” stock options and SARs, the exercise price of an outstanding stock option or SAR may not be reduced, and outstanding stock options and SARs may not be cancelled in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs, without shareholder approval.
DIVIDEND EQUIVALENTS
No dividends or dividend equivalents may be paid on stock options or SARs under the 2023 Stock Plan.
For restricted stock, RSUs, performance shares and other stock-based awards, the 2023 Stock Plan allows the Committee to provide, at its discretion and at the time of grant, for dividends or dividend equivalents to be accumulated and paid to the participant. However, dividend equivalents or other distributions on common stock underlying such awards with restrictions that lapse as a result of the passage of time or the achievement of one or more performance goals (which may include the performance goals discussed below) will be deferred until and paid contingent upon the lapse of such restrictions and achievement of the applicable performance goals.
STOCK OPTIONS
The Committee may grant nonqualified options and options qualifying as ISOs. Except with respect to adjustments or converted, assumed or substituted awards as described in the 2023 Stock Plan, the option price of nonqualified stock options and incentive stock options will be not less than the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options will be required to meet certain requirements of the Code and only participants who are employees will be eligible to receive ISOs.
The 2023 Stock Plan allows the Committee to determine the method or methods of payment to be allowed for the exercise of stock options, and to provide for automatic stock option exercises. These methods may include payment in cash, withholding shares otherwise issuable on exercise of the option or by delivering other shares of common stock.
Stock options may not be granted under the 2023 Stock Plan in consideration for a participant’s delivery of Conagra Brands stock as payment of the exercise price of or taxes due on any other stock option. In other words, no reload options are permitted.
The 2023 Stock Plan requires that the Committee fix the term of each option, but the term may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options can be made exercisable in installments, and the exercisability of options may be accelerated by the Committee, including in the event of death, retirement, disability, termination of employment or Change of Control. The Committee intends to accelerate the exercisability of options only in special circumstances. Unless provided otherwise in the option agreement, the Committee expects that the exercisability of outstanding options under the 2023 Stock Plan will be accelerated in the event of a Change of Control only where either:
(1)
within a specified period following such Change of Control the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason, or

(2)
such stock options are not assumed, continued or converted into replacement awards in a manner described in the award agreement.

STOCK APPRECIATION RIGHTS
The 2023 Stock Plan authorizes the Committee to grant SARs, which may be granted in conjunction with an option or separately from any option. Each SAR granted in tandem with an option can be exercised only to the extent that the corresponding option is exercised, and the SAR will terminate upon termination or exercise of the corresponding option. Upon the exercise of a SAR granted in tandem with an option, the corresponding option will terminate. SARs granted separately from options can be granted on the terms and conditions established by the Committee. Except with respect to adjustments or converted, assumed or substituted awards as described in the 2023 Stock Plan, the exercise price of SARs will be not less than the fair market value of the common stock on the date of grant.
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Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
SARs may be made exercisable in installments, and the exercisability of SARs may be accelerated by the Committee, including in the event of death, retirement, disability or Change of Control. The Committee intends to accelerate the exercisability of SARs only in special circumstances. However, the 2023 Stock Plan does not permit the term of a SAR to exceed ten years from the date of grant. The 2023 Stock Plan allows the Committee to determine the method or methods of payment to be allowed for the exercise of a SAR, and to provide for automatic SAR exercises. Unless provided otherwise in the SAR agreement, the Committee expects that the exercisability of outstanding SARs under the 2023 Stock Plan will be accelerated in the event of a Change of Control only where either:
(1)
within a specified period following such Change of Control the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason, or

(2)
such SARs are not assumed, continued or converted into replacement awards in a manner described in the award agreement. Additionally, no reload SARs are permitted.

RESTRICTED STOCK
The 2023 Stock Plan authorizes the Committee to grant awards of restricted stock, with such restrictions on vesting as the Committee may determine. Restrictions can relate to, among other things, continued employment with us, individual performance or Conagra Brands’ financial performance.
The Committee has the right to accelerate the vesting of restricted stock awards and to waive any restrictions to vesting, including in the event of death, retirement, disability or Change of Control, subject to certain potential limitations described in the 2023 Stock Plan. The Committee intends to grant acceleration or waiver of restricted stock restrictions only in special circumstances. Unless provided otherwise in the restricted stock agreement, the Committee expects that the vesting of outstanding restricted stock that is not subject to performance goals under the 2023 Stock Plan will be accelerated in the event of a Change of Control only where either:
(1)
within a specified period following such Change of Control the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason, or

(2)
such restricted stock is not assumed, continued or converted into replacement awards in a manner described in the award agreement.

OTHER STOCK-BASED AWARDS
The 2023 Stock Plan authorizes the Committee to grant awards (other stock-based awards) to participants that are denominated or payable in, valued in whole or in part by reference to, or are otherwise based on the fair market value of Conagra Brands’ common stock on such terms as the Committee may determine. Such awards may include RSUs, which may be settled in Conagra Brands’ common stock or otherwise, Performance Shares which are the subject of one or more performance goals, stock awards or deferred stock units. Performance goals may be based on the attainment by the Company, or by one or more subsidiaries, divisions, departments, regions, functions, or other organizational units of Conagra Brands of one or more, or a combination of performance goals that may include but are not limited to the following:

•
Cash flow

•
Free cash flow

•
Operating cash flow

•
Earnings

•
Market share

•
Economic value added

•
Achievement of annual operating budget

•
Profits

•
Profit contribution margins

•
Profit before taxes

•
Profit after taxes

•
Operating profit

•
Measures related to acquisitions or divestitures

•
Return on assets

•
Return on equity

•
Return on invested capital

•
Net sales

•
Gross sales

•
Sales volume

•
Stock price

•
Total shareholder return

•
Dividend ratio

•
Price-to-earnings ratio

•
Expense targets

•
Operating efficiency

•
Customer satisfaction metrics

•
Working capital targets

•
Achievement of product innovation and/or development targets

•
Formation or dissolution of joint ventures

•
Return on investment

•
Corporate bond ratings

•
Debt to equity or leverage ratios

Performance goals may be based on growth, may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, may be made relative to an index or one or more of the performance goals themselves, may be based on or otherwise employ comparisons based on internal targets or the past performance of Conagra Brands, and, in the case of earnings-based measures, may be compared to capital, shareholders’ equity, shares outstanding, investments, assets or net assets.
Subject to certain potential limitations described in the 2023 Stock Plan, the Committee has the right to accelerate the vesting of other stock-based awards, including in the event of death, retirement, disability or Change of Control. Unless
76 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
provided otherwise in the RSU agreement, the Committee expects that the vesting of outstanding RSUs under the 2023 Stock Plan will be accelerated in the event of a Change of Control only where either:
(1)
within a specified period following such Change of Control the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason, or

(2)
such RSU is not assumed, continued or converted into replacement awards in a manner described in the award agreement.

DIRECTOR AWARDS
The Board will approve awards, or formulae for awards, to eligible directors, subject to the individual director limit described above.
TAX WITHHOLDING
The Committee may permit a participant to satisfy all withholding tax requirements through the delivery to Conagra Brands of previously acquired shares of common stock or by having shares otherwise issuable under the 2023 Stock Plan withheld by Conagra Brands. Alternatively, participants may satisfy any tax withholding requirements by remitting cash or a check.
OTHER INFORMATION
Except as permitted by the Committee, awards under the 2023 Stock Plan are not transferable except by will or under the laws of descent and distribution. However, in no event will any award granted under the 2023 Stock Plan be transferred for value. Awards may also be granted subject to certain detrimental activity and recapture provisions as specified in the 2023 Stock Plan or by the Committee.
The Board may terminate the 2023 Stock Plan at any time (subject to certain limitations described in the 2023 Stock Plan), but such termination will not materially and adversely affect any award then outstanding without written participant consent, unless specifically permitted under the 2023 Stock Plan. Unless earlier terminated by action of the Board, awards may be granted under the 2023 Stock Plan until September 14, 2033, but awards granted prior to that date will continue in effect until they expire in accordance with their original terms.
The Board may amend the 2023 Stock Plan as it deems advisable, subject to certain limitations described in the 2023 Stock Plan. Subject to certain adjustment provisions in the 2023 Stock Plan, amendments that materially:
(1)
modify the requirements for participation in the 2023 Stock Plan,

(2)
increase the number of shares of Conagra Brands common stock subject to issuance under the 2023 Stock Plan,

(3)
change the minimum exercise price for stock options as provided in the 2023 Stock Plan, or

(4)
extend the term of the 2023 Stock Plan, must be submitted to shareholders for approval.

Further, to the extent not inconsistent with the terms of the 2023 Stock Plan, the Committee may amend the terms of an outstanding award from time to time in a manner that is not materially adverse to the participant without the consent of such participant.
As described in the 2023 Stock Plan, under certain circumstances, the exercise period for stock options and SARs may be extended (but not past the expiration date for such award) until the next “window period” occurs under our securities trading policy. In addition, we are not required to issue any fractional shares under the 2023 Stock Plan.
U.S. Federal Income Tax Consequences
The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2023 Stock Plan based on federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2023 Stock Plan participants, is not intended to be complete and does not address the application of the Medicare contribution tax, nor does it address the application of federal taxes other than income taxes (such as Social Security taxes), state, local or foreign tax consequences.
This summary is general in nature and does not discuss all of the various rules and regulations that may apply to each award and we are not in a position to guarantee any particular tax result.
CONAGRA BRANDS 2023 PROXY STATEMENT 77

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
TAX CONSEQUENCES TO PARTICIPANTS
Nonqualified Stock Options
In general:
(1)
no income will be recognized by an optionee at the time a nonqualified stock option is granted;

(2)
at the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares of common stock, if unrestricted, on the date of exercise; and

(3)
at the time of sale of shares of common stock acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares of common stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held.

Incentive Stock Options
No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares of common stock is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of common stock to the optionee, then upon sale of such shares of common stock, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares of common stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs
No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.
Restricted Stock
The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares of common stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (which we refer to as the Restrictions). However, a recipient may instead elect under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares of common stock (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
RSUs
No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Performance Shares
No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.
78 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 4: Approval of the Conagra Brands, Inc. 2023 Stock Plan
TAX CONSEQUENCES TO US OR OUR SUBSIDIARIES
To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not disallowed or otherwise limited under the Code.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2023 Stock Plan because the grant and actual payout of awards under the 2023 Stock Plan are subject to the discretion of the plan administrator.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2023 Stock Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable regarding approval of the 2023 Stock Plan by our shareholders.
Our Board recommends that you vote FOR this proposal 4.
Equity Compensation Plan Information
The following table provides information about shares of our common stock that may be issued upon the exercise of options, warrants, and rights under existing equity compensation plans as of our most recent fiscal year-end, May 28, 2023.
	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	6,891,413	30.86	37,420,695
Equity plans not approved by security holders	—	—	—
Total	6,891,413	30.86	37,420,695

(1)
Column (a) represents shares underlying outstanding awards that have been granted under the terms of the 2014 Stock Plan (as amended effective December 11, 2017) and the Conagra Brands, Inc. 2009 Stock Plan. Table amounts are comprised of 1,574,918 shares that could be issued under performance shares (assuming target achievement); 2,816,104 RSUs; 202,899 share units representing stock equivalents in deferred compensation plans; and 2,297,492 shares issuable pursuant to outstanding stock options.

The performance shares are earned and common stock issued if pre-set financial objectives are met. The number of shares issued may be equal to, less than, or greater than the number of outstanding performance shares included in column (1), depending on actual performance; thus, this amount may overstate actual dilution. The RSUs vest and are payable in common stock on a one-to-one basis after expiration of the time periods set forth in the related agreements. The share units representing stock equivalents in the deferred compensation plans are settled in common stock on a one-to-one basis upon distribution on the schedules selected by the participants.
Column (b) reflects the weighted-average exercise price of stock options, and does not take into account performance shares, RSUs, or deferral interests, as such awards have no exercise price.
Column (c) reflects securities available for future awards under the 2014 Stock Plan, including for awards other than options and rights.
CONAGRA BRANDS 2023 PROXY STATEMENT 79

Proposal 5: Ratification of the Appointment of KPMG LLP as our Independent Auditor for Fiscal 2024
Engagement of Independent Auditors
The Audit / Finance Committee has sole authority to appoint, retain, compensate, oversee, and terminate our independent auditor. In addition, the Audit / Finance Committee evaluates and ensures the rotation of the lead audit partner at our independent auditor and will, if it deems it advisable, consider the rotation of the audit firm.
The Audit / Finance Committee has appointed KPMG LLP, an independent registered public accounting firm, as our independent auditor for fiscal 2024 to conduct the audit of our financial statements. KPMG LLP has conducted the audits of our financial statements since fiscal 2006. Since that time, five different partners of the firm have served as the audit lead. The Audit / Finance Committee and the Board request that the shareholders ratify this appointment.
Representatives from KPMG LLP are expected to be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If shareholders do not ratify the appointment of KPMG LLP as our independent auditor, the Audit / Finance Committee will reconsider the appointment. Even if the appointment of KPMG LLP is ratified, the Audit / Finance Committee may appoint a different independent auditor at any time if, in its discretion, it determines that such a change would be in the Company’s and its shareholders’ best interests.
Independent Accountant Fees
Fees billed by KPMG LLP for services provided for fiscal 2023 and 2022 were as follows:
Fees for KPMG LLP Services	Fiscal 2023 ($)	Fiscal 2022 ($)
Audit Fees(1)	5,386,000	5,189,000
Audit-Related Fees(2)	57,000	46,000
Tax Fees(3)	21,000	36,000
All Other Fees(4)	9,000	9,000
Total Fees	5,473,000	5,280,000

(1)
Audit Fees. Audit fees consist of the audits of our annual financial statements, the reviews of our quarterly financial statements and foreign statutory audits.

(2)
Audit-Related Fees. In fiscal 2023 and 2022, audit-related fees consisted of a pension plan audit, a compilation engagement, and other attestation services.

(3)
Tax Fees. In fiscal 2023 and 2022, tax fees consisted of tax consultation and tax compliance services.

(4)
All Other Fees. In fiscal 2023 and 2022, other fees consisted of fees for access to an online accounting tool and training platform.

Audit / Finance Committee Pre-Approval Policy
The Audit / Finance Committee pre-approves all audit and non-audit services performed by our independent auditor. The Audit / Finance Committee will periodically grant a general pre-approval of categories of audit and non-audit services. Any other services must be specifically approved by the Audit / Finance Committee, and any proposed services exceeding pre-approved cost levels must be specifically pre-approved by the Audit / Finance Committee. In periods between Audit / Finance Committee meetings, the Chair of the Audit / Finance Committee has been delegated authority from the Audit / Finance Committee to pre-approve additional services; any such pre-approvals are subsequently communicated to the full Audit / Finance Committee at its next meeting.
The Audit / Finance Committee approved 100% of the services performed by KPMG LLP that were billed as Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees during fiscal 2023 and 2022.
Our Board recommends that you vote FOR this proposal 5, the ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2024.
80 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 5: Ratification of the Appointment of KPMG LLP as our Independent Auditor for Fiscal 2024
Audit / Finance Committee Report
The Audit / Finance Committee assists the Board in fulfilling its oversight responsibilities by reviewing:
(1)
the integrity of the financial statements of the Company,

(2)
the qualifications, independence and performance of the Company’s independent auditor and internal audit department,

(3)
the compliance by the Company with legal and regulatory requirements, and

(4)
the Company’s perspectives on financing strategies and capital structure, in light of its strategic long-range plans.

The Audit / Finance Committee acts under a written charter, adopted by the Board, a copy of which is available on our website.
Management is responsible for the Company’s financial reporting process and internal controls. Our independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and assessing the effectiveness of the Company’s internal control over financial reporting. The Audit / Finance Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board.
The Audit / Finance Committee has sole authority to appoint, retain, compensate, oversee, and terminate our independent auditor. The Audit / Finance Committee reviews the Company’s annual audited financial statements, quarterly financial statements, and other filings with the SEC. The Audit / Finance Committee reviews reports on various matters, including:
(1)
critical accounting policies of the Company;

(2)
material written communications between our independent auditor and management;

(3)
our independent auditor’s internal quality-control procedures;

(4)
significant changes in the Company’s selection or application of accounting principles; and

(5)
the effect of regulatory and accounting initiatives on the financial statements of the Company.

The Audit / Finance Committee also has the authority to conduct investigations within the scope of its responsibilities and to retain legal, accounting, and other advisors to assist the Audit / Finance Committee in its functions.
During the last fiscal year, the Audit / Finance Committee met and held discussions with representatives of Conagra Brands’ management, its internal audit staff, and KPMG LLP, Conagra Brands’ independent auditor. Representatives of management, the internal audit staff, and our independent auditor have unrestricted access to the Audit / Finance Committee and periodically meet privately with the Audit / Finance Committee. The Audit / Finance Committee reviewed and discussed with the Company’s management and KPMG LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
The Audit / Finance Committee also discussed with our independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit / Finance Committee also reviewed and discussed with KPMG LLP its independence and, as part of that review, received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit / Finance Committee concerning independence from Conagra Brands. The Audit / Finance Committee also considered whether the provision of non-audit services provided by KPMG LLP to the Company during fiscal 2023 was compatible with the auditor’s independence.
Based on these reviews and discussions and the report of our independent auditor, the Audit / Finance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2023 for filing with the SEC.
CONAGRA BRANDS, INC. AUDIT / FINANCE COMMITTEE

Melissa Lora, Chair	Thomas “Tony” K. Brown	Emanuel “Manny” Chirico	George Dowdie	Denise A. Paulonis
CONAGRA BRANDS 2023 PROXY STATEMENT 81

Proposal 6: Shareholder Proposal Requesting a Shareholder Right to Call a Special Shareholder Meeting
The following shareholder proposal will be voted upon at the Annual Meeting if such proposal is properly presented at the Annual Meeting by or on behalf of the shareholder proponent. Shareholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. The Company has been advised that Mr. John Chevedden, as the proxy for Mr. Kenneth Steiner, beneficial owner of at least 500 shares of the Company’s common stock, whose address is 14 Stoner Avenue, 2M, Great Neck, New York 11021-2100, intends to present the proposal set forth below. As required by SEC rules, the proposal and supporting statement are presented below in the form received from the shareholder proponent. The Board and the Company are not responsible for the contents of the following shareholder proposal or supporting statement. The graphic below was provided by the shareholder proponent and not the Company.
Proposal 6–Adopt a Shareholder Right to Call a Special Shareholder Meeting
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting (or the lowest percentage according to state law) regardless of length of stock ownership also in accordance with state law. And to enable street name shareholders and non street name shareholder to have as much equal rights in calling for a special shareholder meeting as allowed by state law.
Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.
Management will have an incentive to genuinely engage with shareholders instead of stonewalling if shareholders have a realistic Plan B option of calling a special shareholder meeting. Often the management of a company will claim that shareholders have multiple means to communicate with management–but in most cases these are low impact means that are as effective as mailing a post card to the CEO. A reasonable shareholder right to call a special shareholder meeting is an important step for effective shareholder engagement with management.
It is more important to have a shareholder right to call for a special due to our severely restricted right to act by written consent. The Conagra board, under the leadership of Ms. Joie Grego (former chair of the Conagra Governance Committee), adopted a so-called shareholder right to act by written consent but only after being prodded by our overwhelming 85% vote in 2021 for a written consent shareholder proposal. However the form of written consent adopted by the Board is a major disappointment since it so restricted that it is next to useless.
In order to initiate written consent 25% of Conagra shares must submit bulletproof paperwork to take the first baby step of requesting a record date for written consent. Plus the 25% of shares requirement cannot include any street name shareholders.
Since the 25% of shares must not include any street name shareholders, the Conagra Board has the addresses of each shareholder who completed the written consent paperwork. The Board is then free (at shareholder expense) to flood these record holder shareholders with junk mail type messages to urge them to revoke their written consent paperwork.
Any effort to act by written consent is thus easily killed in the crib since this so-called right to act by written consent is infected with a powerful deterrent against even thinking of getting started.
Please vote yes to help make up for our useless right to act by written consent:
Adopt a Shareholder Right to Call a Special Shareholder Meeting—Proposal 6
82 CONAGRA BRANDS 2023 PROXY STATEMENT

Proposal 6: Shareholder Proposal Requesting a Shareholder Right to Call a Special Shareholder Meeting
Statement of Opposition
After careful consideration, the Board has concluded that this proposal is not in the best interests of the Company and its shareholders. The Board recommends a vote AGAINST this proposal for the following reasons:
•
Conagra Brands has instituted strong corporate governance practices that promote Board accountability and protect shareholder interests.

•
Special meetings are costly, disruptive, and have the potential for shareholder misuse.

•
Conagra Brands provides multiple channels for shareholders to raise matters.

•
The proposal is inconsistent with market practice.

Conagra Brands has instituted strong corporate governance practices that promote Board accountability and protect shareholder interests.
The Board regularly reviews the Company’s corporate governance practices. The Board believes that the Company’s existing governance structure is in line with best practices, promotes director accountability, and protects shareholders’ interests. As further described in this Proxy Statement, Conagra Brands’ corporate governance structure includes:
•
Independent Board: Nine of the Company’s 10 current Board members are independent.

•
Independent Key Committees: Each of the Board’s three key standing committees—the Audit / Finance Committee, the HR Committee, and the Nominating and Corporate Governance Committee are comprised solely of independent directors.

•
Independent Board Leadership: The Company maintains separate CEO and Board Chair roles, and the Board Chair is an independent director.

•
Annual Election of Directors: The Company’s directors stand for election on an annual basis.

•
Proxy Access: Shareholders may nominate directors through the existing proxy access right that is consistent with market practice.

•
Majority Voting Standard: The Company has a majority voting standard for uncontested elections of directors and a director resignation policy.

•
Retirement Policy: No director may be nominated to a new term if he or she would be over age 75 at the time of the election.

•
Board Communication: Shareholders may contact any of the Company’s directors individually, any committee of the Board, the independent directors as a group, the Chair of the Board, or the Board generally, through various means as described in this Proxy Statement and on our website.

•
Shareholder Right to Act by Written Consent: Shareholders may act by written consent in accordance with the Company’s Certificate of Incorporation and Bylaws.

Special meetings are costly, disruptive, and have the potential for shareholder misuse.
Special meetings are extraordinary events and convening a special shareholder meeting requires a substantial commitment of time, effort, and resources by the Company, regardless of whether the meeting is held in person or virtually. The Company must incur significant expenses to prepare, print, and distribute to shareholders the legally-required disclosure documents related to the special meeting, solicit proxies, tabulate votes, and, for a virtual meeting, engage a service provider to host the meeting online. The Board and management must also divert time and resources that would otherwise be dedicated to operating the business to preparing for and conducting the special meeting.
The Board believes that special meetings should only be held to cover extraordinary matters that are considered by the Board to be so significant or urgent that they require consideration by the shareholders outside of an annual meeting. The Bylaws allow special meetings of shareholders to be called by the Board Chair, the CEO, or a majority of the entire Board. The Board believes that this provides the Company with the flexibility to convene special shareholder meetings when the Board Chair, the CEO, or a majority of the entire Board, with the directors acting as fiduciaries, believes it would be in the best interests of the Company and its shareholders. Adopting a right for shareholders of 10% of the Company’s outstanding stock to call a special meeting could require the Company to dedicate a significant amount of time and corporate resources to a special meeting even if up to 90% of shareholders are not in favor of calling the meeting. This would enable a small minority of shareholders or even a single shareholder to call unnecessary or duplicative meetings for less significant matters, which would be costly and disruptive to the Company. The Board believes that maintaining the rights of the Board Chair, the CEO, or a majority of the entire Board to call a special meeting protects the Company against waste of corporate resources and disruption associated with convening an unnecessary special meeting.
CONAGRA BRANDS 2023 PROXY STATEMENT 83

Proposal 6: Shareholder Proposal Requesting a Shareholder Right to Call a Special Shareholder Meeting
Conagra Brands provides multiple channels for shareholders to raise matters.
The Company provides multiple channels for shareholders to raise matters, including the right to nominate and elect directors through proxy access, the right to act by written consent, the submission of shareholder proposals, regular engagement with shareholders, and the ability to communicate directly with any of the Company’s directors individually, any committee of the Board, the independent directors as a group, the Chair of the Board, or the Board generally. Additionally, 100% of our directors attended our 2022 Annual Shareholders Meeting and we expect 100% will attend the 2023 Annual Shareholders Meeting. The Company’s ongoing engagement with shareholders is an open and constructive forum for shareholders to express concerns, allows the Company to understand the priorities and perspectives of its shareholders, and enables Conagra Brands to effectively address the issues that matter most to its shareholders. Through these engagements, the Company receives input, provides additional information, and addresses questions on the Company’s corporate strategy, executive compensation programs, corporate governance, and other topics of interest to shareholders.
The proposal is inconsistent with market practice.
As of June 2023, only approximately 17% of S&P 500 companies provided shareholders with a right to call special shareholder meetings with a threshold at 10%, as requested in the proposal. The Company monitors trends in corporate governance and compares and evaluates new developments against Conagra Brands’ current practices. The Company’s review of current market practice shows that among the S&P 500 companies that provide shareholders with a right to call special shareholder meetings (currently, approximately 73% of the S&P 500), approximately 77% set the threshold at or above 15%. Accordingly, the Board believes that the 10% threshold requested by the proposal is inconsistent with market practice.
Board Recommendation.
After careful consideration of this proposal, the Board has determined that the adoption of the special meeting right requested by the shareholder proposal is not in the best interests of Conagra Brands and its shareholders at this time. The Board believes that the Company’s existing corporate governance policies promote accountability, protect shareholder interests, and provide shareholders with a meaningful ability to voice their opinions, such that implementing this proposal is unnecessary and unwarranted. Furthermore, the Board believes that the 10% threshold requested in the proposal is inconsistent with market practice and potentially costly, wasteful, and disruptive to the Company and its focus on growing shareholder value.
Our Board recommends that you vote AGAINST this proposal 6, the shareholder proposal requesting a shareholder right to call a special shareholder meeting.
84 CONAGRA BRANDS 2023 PROXY STATEMENT

Information on Stock Ownership
Voting Securities of Directors, Officers, and Greater than 5% Owners
The table below shows the shares of Conagra Brands common stock beneficially owned as of July 25, 2023 by:
(1)
beneficial owners of more than 5% of our outstanding common stock,

(2)
our current directors and director nominees,

(3)
our named executive officers, and

(4)
all current directors, director nominees and executive officers as a group.

As discussed elsewhere in this Proxy Statement, our directors and executive officers are committed to owning stock in Conagra Brands. Both groups have stock ownership requirements that preclude them from selling any Conagra Brands common stock in the market (other than to cover the cost of any stock option exercise price and, in the case of executive officers, statutory tax withholding) until they have enough shares to meet and maintain their stock ownership guidelines pre- and post-sale.
To better show the financial stake of our directors in the Company, we have included a “Share Units” column in the table. The column, which is not required under SEC rules, shows the right to receive shares of common stock by the non-employee directors upon the vesting of their RSUs, the receipt of which has been deferred and reflected as stock equivalents through the Conagra Brands, Inc. Directors’ Deferred Compensation Plan. Although these stock equivalents will ultimately be settled in shares of common stock, they currently have no voting rights and will not be settled within 60 days of July 25, 2023. None of our executive officers has any deferred share units.
Name	Number of Shares of Common Stock Owned(1) (#)	Right to Acquire Shares of Common Stock(2) (#)	Percent of Class(3) (%)	Share Units (#)
5% Owners
The Vanguard Group, Inc.(4)	56,959,935	—	11.92%	N/A
BlackRock, Inc.(5)	45,177,290	—	9.45%	N/A
T. Rowe Price Associates, Inc.(6)	27,152,930	—	5.68%	N/A
State Street Corporation(7)	24,729,387	—	5.17%	N/A
Directors and Executive Officers
Anil Arora	36,653	—	*	4,916
Charisse Brock	115,565	85,682	*	N/A
Thomas “Tony” K. Brown	36,236	—	*	—
Emanuel “Manny” Chirico	46,065	—	*	11,194
Sean M. Connolly	1,025,084	1,362,570	*	N/A
George Dowdie	11,075	—	*	—
Francisco Fraga	—	—	*	—
Fran Horowitz	14,056	—	*	—
Richard H. Lenny	155,666	—	*	25,696
Melissa Lora	28,467	—	*	23,596
Ruth Ann Marshall	154,795	—	*	146,373
Denise A. Paulonis	8,852	4,091	*	—
David S. Marberger	183,483	69,248	*	N/A
Thomas M. McGough(8)	258,090	233,396	*	N/A
Darren C. Serrao	161,540	106,830	*	N/A
All Directors, Director Nominees and Current Executive Officers as a Group (18 people)	2,282,919	1,929,085	*	211,776

*
Represents less than 1% of common stock outstanding.

(1)
For executive officers and directors, reflects shares that have been acquired through one or more of the following:

CONAGRA BRANDS 2023 PROXY STATEMENT 85

Information on Stock Ownership
(a)
open market purchases,

(b)
vesting or exercise of share-based awards, and

(c)
crediting to defined contribution plan accounts.

(2)
Reflects shares that the individual has the right to acquire within 60 days of July 25, 2023 through the exercise of stock options or the vesting of RSUs listed below. The “All Directors and Current Executive Officers as a Group” calculation includes 67,268 options for current executive officers not individually named in this table.

Name	Vest Date	Shares Vesting
Alexandre O. Eboli	8/2/2023	5,107
Denise A. Paulonis	9/1/2023	4,091

(3)
Based on 477,866,785 shares of Conagra Brands common stock issued and outstanding as of July 25, 2023.

(4)
Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, which Schedule 13G/A specifies that The Vanguard Group has shared voting power with respect to 687,093 shares, sole dispositive power with respect to 54,918,997 shares, and shared dispositive power with respect to 2,040,938 shares. The Vanguard Group’s address is listed on the Schedule 13G/A as: 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 24, 2023, which Schedule 13G specifies that BlackRock, Inc. has sole voting power with respect to 41,344,025 shares and sole dispositive power with respect to 45,177,290 shares. BlackRock, Inc.’s address is listed on the Schedule 13G as: 55 East 52nd Street, New York, NY 10055.

(6)
Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2023, which Schedule 13G specifies that T. Rowe Price Associates, Inc. has sole voting power with respect to 15,123,011 shares and sole dispositive power with respect to 27,152,930 shares. T. Rowe Price Associates, Inc.’s address is listed on the Schedule 13G as: 100 E. Pratt Street, Baltimore, MD 21202.

(7)
Based on a Schedule 13G filed by State Street Corporation with the SEC on February 6, 2023, which Schedule 13G specifies that State Street Corporation has shared voting power with respect to 22,105,292 shares and shared dispositive power with respect to 24,679,313 shares. State Street’s address is listed on the Schedule 13G as: One Lincoln Street, Boston, MA 02111.

(8)
For Mr. McGough, includes shares held by his spouse, who resides with him.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and changes in beneficial ownership of our common stock. The Company files certain Section 16(a) reports on behalf of the directors and executive officers, and directors, executive officers, and greater than 10% owners are required to furnish us with copies of all Section 16(a) forms that are filed on their behalf. Based solely on a review of copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal 2023, all required reports were filed on behalf of our directors and executive officers on a timely basis, other than, due to an administrative error, (i) one Form 4 filing reporting three transactions relating to a new grant of RSUs, the vesting of a prior grant of RSUs, and related tax withholding for each of Carey Bartell, Charisse Brock, Sean Connolly, David Marberger, Thomas McGough, Darren Serrao, and Robert Wise, and (ii) one Form 4 filing reporting one transaction relating to a new grant of RSUs for Alexandre Eboli were filed late on July 26, 2022.
86 CONAGRA BRANDS 2023 PROXY STATEMENT

Additional Information about the Meeting
When	Where	Record Date
Thursday, September 14, 2023 Noon CDT	Online at www.virtualshareholder meeting.com/CAG2023	Shareholders of record of our common stock as of the close of business on July 25, 2023 are entitled to notice, are entitled to notice, and to vote at, the meeting
Virtual Meeting Format
We have decided to hold the Annual Meeting virtually again this year. There will not be a physical location for the Annual Meeting and you will not be able to attend in person. In addition to supporting the health and well-being of our shareholders, Board members, employees, and their families, we believe that hosting a virtual Annual Meeting:
•
enables shareholders to attend and participate fully and equally,

•
improves meeting efficiency and our ability to effectively communicate and engage with our shareholders, regardless of their holdings, resources, or physical location, and

•
provides for cost savings.

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Shareholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CAG2023.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin promptly at Noon CDT. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at Noon CDT.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 11:30 a.m. CDT on September 14, 2023 through the conclusion of the Annual Meeting.
Voting
Shareholders of record as of the close of business on July 25, 2023, the record date, are entitled to attend, participate in, and to vote at the Annual Meeting and at any postponements or adjournments of the Annual Meeting. On July 25, 2023, there were 477,866,785 voting shares of common stock, par value $5.00 per share, of Conagra Brands, issued and outstanding. Each share of common stock is entitled to one vote for each director to be elected and one vote for each of the other matters to be voted on.
Your vote is very important. Even if you plan to attend and participate in the Annual Meeting, please promptly vote your shares in advance.
VOTING BEFORE THE ANNUAL MEETING
If you hold shares of common stock of Conagra Brands in your own name (known as ownership “of record”) on the books of our transfer agent, you are a registered shareholder. If a broker, bank, or other nominee holds your shares (also known as ownership in “street name”), you are a beneficial owner. Registered shareholders (including those who hold shares in our ESPP) and beneficial owners may vote their shares in advance of the Annual Meeting using one of the following methods:
CONAGRA BRANDS 2023 PROXY STATEMENT 87

Additional Information about the Meeting
By Mail	By Internet	By Telephone	By Mobile Device
If you received paper copies of our proxy materials, by completing, signing, dating, and returning (in the postage-paid envelope provided) the enclosed proxy card or voting instruction form	Go to www.proxyvote.com and follow the instructions	Call (toll-free, 24/7): • (800) 690-6903 (registered shareholders and ESPP participants) • (800) 454-8683 (beneficial owners) and follow the recorded instructions	Scan the QR code using your mobile device to go to www.proxyvote.com
Internet and telephone voting are available through 11:59 p.m. Eastern Time on September 13, 2023 for registered shareholders, beneficial owners, and shares held in the ESPP. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form for internet and telephone voting.
If you hold shares in the ESPP, your proxy card serves as voting instructions for the shares credited to your plan account and such shares must be voted prior to the Annual Meeting. The trustee for the ESPP must receive your voting instructions by 11:59 p.m. Eastern Time on September 13, 2023. If the plan trustee does not receive your instructions by that time, the trustee will vote the shares held by the ESPP in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received.
REVOKING A PROXY
You can revoke your proxy at any time before your shares are voted if you:
(1)
are the owner of “record” of your shares and submit a written revocation to our Corporate Secretary at or before the Annual Meeting:

Mail to:	Conagra Brands, Inc. Attn: Corporate Secretary 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654

(2)
submit a timely later-dated proxy (or voting instruction form if you hold shares through a broker, bank, or nominee),

(3)
provide timely subsequent internet or telephone voting instructions, or

(4)
vote online during the Annual Meeting.

VOTING DURING THE ANNUAL MEETING
Registered shareholders (other than those who hold shares in the ESPP) and beneficial owners may also vote online during the Annual Meeting. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form to log in to the virtual meeting platform at www.virtualshareholder meeting.com/CAG2023. Voting electronically during the Annual Meeting will replace any previous votes.
Participants in the ESPP may attend and participate in the Annual Meeting but will not be able to vote shares held in the ESPP electronically online during the Annual Meeting. ESPP participants must vote in advance of the 2023 Annual Meeting using one of the methods described above.
Presenting Questions during the Virtual Meeting
Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CAG2023, typing your question into the “Ask a Question” field, and clicking “Submit.”
Questions pertinent to the Annual Meeting that comply with the meeting Rules of Conduct will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including, but not limited to, those related to employment or product issues, are not pertinent to Annual Meeting matters and therefore will be answered only at the discretion of the meeting’s Chair. Any questions pertinent to Annual Meeting matters that cannot be answered during the
88 CONAGRA BRANDS 2023 PROXY STATEMENT

Additional Information about the Meeting
Annual Meeting due to time constraints will be posted and answered on our Investor Relations website, www.conagrabrands.com/investor-relations, as soon as practical after the Annual Meeting.
Additional information regarding the ability of shareholders to ask questions during the Annual Meeting and related Rules of Conduct will be available at www.virtualshareholdermeeting.com/CAG2023.
Vote Requirements
QUORUM: SHARES NECESSARY TO CONDUCT THE BUSINESS OF THE MEETING
To conduct the business of the Annual Meeting, a majority of the shares of common stock outstanding and entitled to vote on the record date must be present in person or by proxy at the Annual Meeting.
The inspector of elections intends to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved. The inspector will also treat proxies held in “street name” by brokers where the broker indicates that it does not have authority to vote on one or more of the proposals coming before the meeting (broker non-votes) as “present” for purposes of determining whether a quorum has been achieved.
VOTE REQUIRED TO APPROVE VOTING ITEMS
The below table indicates, for each proposal described in this proxy statement, how our Board has recommended that our shareholders vote, what vote is required and how votes will be counted.
Proposal		Board Recommendation	Voting Options	Voting Requirement	Abstentions and Broker Non-Votes
1	Election of directors	Vote FOR ALL	“For” “Against” or “Abstain” on each nominee	Majority of the votes cast for each nominee*	Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.
2	Advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation	Vote for 1 YEAR	1 Year 2 Years 3 Years or Abstain	Majority of the votes cast The Board expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote.	Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.
3	Advisory vote to approve named executive officer compensation	Vote FOR	“For” “Against” or “Abstain”	Majority of the votes cast	Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.
4	Approval of the Conagra Brands, Inc. 2023 Stock Plan	Vote FOR	“For” “Against” or “Abstain”	Majority of the votes cast	Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.
5	Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2024	Vote FOR	“For” “Against” or “Abstain”	Majority of the votes cast
Abstentions are not treated as votes cast and therefore will not affect the outcome of the vote. Because the ratification of the appointment of KPMG LLP as our independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to this matter.

6	Shareholder proposal requesting a shareholder right to call a special shareholder meeting, if properly presented	Vote AGAINST	“For” “Against” or “Abstain”	Majority of the votes cast	Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.

*
An incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast in the election is required

CONAGRA BRANDS 2023 PROXY STATEMENT 89

Additional Information about the Meeting
promptly to tender his or her resignation to the Board, and the resignation will be accepted or rejected by the Board as more fully described in the “Corporate Governance” section of this Proxy Statement.
The shares represented by valid proxies received by internet, by telephone, or by mail and not properly revoked will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted:
Vote	Proposal
FOR ALL	1	Election of directors
1 YEAR	2	Advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation
FOR	3	Advisory vote to approve named executive officer compensation
FOR	4	Approval of the Conagra Brands, Inc. 2023 Stock Plan
FOR	5	Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2024
AGAINST	6	Shareholder proposal requesting a shareholder right to call a special shareholder meeting, if properly presented
Proxy Solicitation
We have engaged Innisfree M&A Incorporated as our proxy solicitor for the Annual Meeting at an estimated cost of approximately $20,000 plus disbursements. Our directors, officers, and other employees may also solicit proxies in the ordinary course of their employment. Conagra Brands will bear the cost of the solicitation, including the cost of reimbursing brokerage houses and other custodians for their expenses in sending proxy materials to you.
Multiple Shareholders Sharing an Address
Pursuant to SEC rules, only one copy of the Notice of Internet Availability of Proxy Materials, Annual Report, and Proxy Statement is being delivered to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies. We believe these rules benefit everyone by eliminating duplicate mailings that shareholders living at the same address receive, and by reducing our printing and mailing costs. Shareholders living at the same address will continue to receive individual proxy cards for each registered account. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report, and Proxy Statement to any shareholder residing at an address to which only one copy was mailed. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household for the Annual Meeting or for future meetings, please contact our agent, Broadridge:
(866) 540-7095
Broadridge Householding Department 51 Mercedes Way Edgewood, New York 1171
Broadridge will remove you from the householding program within 30 days after it receives your request, at which point you will begin receiving an individual copy of the proxy materials for each registered account. You can also contact Broadridge at the telephone number or address above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Our 2024 Annual Meeting of Shareholders
SHAREHOLDER PROPOSALS TO BE INCLUDED IN OUR 2024 PROXY STATEMENT
To be considered for inclusion in next year’s Proxy Statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than April 6, 2024.
If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a candidate for election as a director included in the proxy materials (a proxy access nominee) for the 2024 Annual Meeting of Shareholders (2024 Annual Meeting),
90 CONAGRA BRANDS 2023 PROXY STATEMENT

Additional Information about the Meeting
such nomination shall conform to the applicable requirements set forth in our Bylaws and any applicable SEC regulations concerning the submission and content of proxy access nominations, and must be submitted not earlier than March 7, 2024 and not later than the close of business on April 6, 2024. Such requirements include, without limitation, providing information about the proposed director nominee and the nominating shareholder that is required to be included in a proxy statement under SEC and NYSE rules, any statement by the nominating shareholder about the proposed director nominee to be included in the proxy statement, and any other information that Conagra Brands or the Board requests and determines to include in the proxy statement relating to the proposed director nominee.
Address any proposals to the Corporate Secretary:
Conagra Brands, Inc. Attn: Corporate Secretary 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654
corporate.secretary@conagra.com
OTHER SHAREHOLDER PROPOSALS TO BE PRESENTED AT OUR 2024 ANNUAL MEETING
Our Bylaws provide that any shareholder proposal, including the nomination of directors, that is sought to be presented directly at the 2024 Annual Meeting but not submitted for inclusion in the Proxy Statement for the 2024 Annual Meeting must be received in writing at our principal executive offices no earlier than May 17, 2024, nor later than June 16, 2024. If the date of the 2024 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the Annual Meeting, then the notice must be received not earlier than the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the tenth day following the first public announcement of the 2024 Annual Meeting date. Our Bylaws also specify the information that must accompany the notice.
Address proposals to the Corporate Secretary:
Conagra Brands, Inc. Attn: Corporate Secretary 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654
The proxy card for the 2024 Annual Meeting will give us discretionary authority with respect to all shareholder proposals properly brought before the 2024 Annual Meeting that are not included in the Proxy Statement for the 2024 Annual Meeting.
UNIVERSAL PROXY RULES FOR DIRECTOR NOMINATIONS
In addition to satisfying the foregoing requirements under the Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Conagra Brands’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than Conagra Brands’ nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Conagra at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2024 Annual Meeting, no later than July 16, 2024). However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by Conagra Brands.
CONAGRA BRANDS 2023 PROXY STATEMENT 91

Additional Information about the Meeting
ABILITY OF SHAREHOLDERS TO NOMINATE DIRECTORS VIA PROXY ACCESS OR ADVANCE NOTICE
Shareholders wishing to submit candidates for election as directors must notify our Corporate Secretary in writing by delivering or mailing a notice to our principal executive offices at:
Conagra Brands, Inc. 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654
Such submissions must comply with the requirements set forth in our Bylaws, including advance notice procedures.
If a shareholder or group of shareholders wishes to nominate a candidate directly, they may also do so in accordance with the provisions set forth in our Bylaws. Specifically, our Bylaws permit any shareholder, or group of up to 20 shareholders collectively owning 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials director nominees for election to the Board. A shareholder or shareholders, as applicable, can nominate up to the greater of:
•
20% of the total number of directors on the Board, rounding down to the nearest whole number, and

•
two directors,

all in accordance with the requirements set forth more fully in our Bylaws.
Under our Bylaws, requests to include shareholder-nominated candidates for director in our proxy materials through this process must be received no earlier than 150 days and no later than 120 days prior to the first anniversary of the date on which our definitive proxy statement for the prior year’s annual meeting of shareholders was first released to shareholders.
92 CONAGRA BRANDS 2023 PROXY STATEMENT

Frequently Searched Information

Board Leadership, Structure and Composition
Independent Board Chair	Yes	p. 21
Lead independent director if CEO and Board Chair positions combined	Yes	p. 21
Audit / Finance Committee independence	100%	p. 17
Human Resources Committee independence	100%	p. 17
Nominating and Corporate Governance Committee independence	100%	p. 18
# of director nominees	11	p. 3
Nominee independence	91%	p. 4
Average nominee age	62	p. 4
Average nominee tenure	5.9	p. 4
Racial/Ethnic diversity of nominees	36%	p. 4
Gender diversity of nominees	36%	p. 4
Female committee Chairs	2	p. 4
Total diversity of nominees based on gender, racial and ethnic diversity	73%	p. 4
Board Operations
Regularly scheduled board and committee meetings	Yes	p. 18
Regularly scheduled executive sessions of independent directors	Yes	p. 18
Continuing director education	Yes	p. 18
New director onboarding	Yes	p. 19
New committee member onboarding	Yes	p. 19
Comprehensive board materials and briefing sessions for board and committees	Yes	p. 18
Director attendance	>75%	p. 27
Governance Policies
Director renomination age limit	75	p. 10
Resignation policy (if director fails to receive majority vote)	Yes	p. 18
Classified board	No	p. 18
Overboarded directors	None	p. 18
Director elections	Annual	p. 18
Annual Board and committee self-evaluations	Yes	p. 27
Annual individual director evaluations	Yes	p. 27
Shareholder Rights
One share, one vote	Yes	p. 87
Dual class, common stock	No	p. 87
Poison pill	No	p. 18
Cumulative voting	No	p. 87
Majority vote requirement	Yes	p. 83
Shareholder action by written consent	Yes	p. 18
Shareholder right to call a special meeting	No	p. 83
Proxy Access Bylaw provision	Yes	p. 92
Compensation-related Policies
Clawback policy	Yes	p. 50
Stock ownership guidelines for directors, CEO, and senior executives	Yes	p. 29 p. 45
Policy against hedging or pledging of Company stock	Yes	p. 50

CONAGRA BRANDS 2023 PROXY STATEMENT 93

Frequently Searched Information
Links to Other Information
Report of Independent Registered Public Accounting Firm, KPMG	https://www.conagrabrands.com/investor-relations/financial-reports/annual-reports
Restated Certificate of Incorporation	https://www.sec.gov/Archives/edgar/data/23217/000119312522251382/d392327dex31.htm
Amended and Restated Bylaws	https://www.sec.gov/Archives/edgar/data/23217/000119312522251382/d392327dex32.htm
Code of Conduct for directors, CEO, senior officers, and employees	https://www.conagrabrands.com/files/code-of-conduct
Corporate Governance Principles	https://www.conagrabrands.com/investor-relations/ corporate-governance/principles
Code of Ethics for Senior Corporate Officers	https://www.conagrabrands.com/investor-relations/ corporate-governance/code-of-ethics
Exclusive Forum Bylaw provision	https://www.sec.gov/Archives/edgar/data/23217/000119312522251382/d392327dex32.htm
Audit / Finance Committee Charter	https://www.conagrabrands.com/investor-relations/ corporate-governance/audit-finance
Human Resources Committee Charter	https://www.conagrabrands.com/investor-relations/ corporate-governance/human-resources-charter
Nominating and Corporate Governance Committee Charter	https://www.conagrabrands.com/investor-relations/ corporate-governance/nominating-and-corporate-governance-committee
Political Activity Disclosure	https://www.conagrabrands.com/investor-relations/ corporate-governance/political-activity-disclosure
Citizenship Report	https://www.conagrabrands.com/our-company/ corporate-social-responsibility/citizenship-reports
Our brands	https://www.conagrabrands.com/brands
CDP responses—Climate, Forest and Water	https://www.conagrabrands.com/our-company/ corporate-social-responsibility
EEO-1 Report	https://www.conagrabrands.com/files/conagra-eeo-1
Supplier Code of Conduct	https://www.conagrabrands.com/files/supplier-code-of-conduct
Contact information—Board of Directors	https://www.conagrabrands.com/investor-relations/ corporate-governance/board-contact
Contact information—Audit / Finance Committee including procedure for reporting concerns or complaints	https://www.conagrabrands.com/investor-relations/ corporate-governance/audit-finance-committee-contact
Contact information—Investor Relations	https://www.conagrabrands.com/investor-relations/ contact-information
Contact information—transfer agent	https://www.conagrabrands.com/investor-relations/ contact-information
Website references above are provided for convenience only, and the content on the referenced websites is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.
94 CONAGRA BRANDS 2023 PROXY STATEMENT

Appendix A
Conagra Brands, Inc. 2023 Stock Plan
SECTION 1
Name and Purpose
1.1
Name. The name of the plan shall be the Conagra Brands, Inc. 2023 Stock Plan (the “Plan”).

1.2
Purpose of Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase shareholder value by:

(a)
motivating performance by means of stock incentives,

(b)
encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and

(c)
enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2
Definitions
2.1
Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended. Any reference to a particular section of the Act shall include all successor sections and shall also be deemed to include all related regulations, rules and interpretations.
“Agreement” means the agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of one or more Awards granted to a Participant under the Plan. An Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Share or Other Stock-Based Award granted under the Plan, including Awards combining two or more types of the foregoing Awards in a single grant.
“Board” means the Board of Directors of Conagra Brands, Inc.
“Change of Control” means, except as may be otherwise prescribed by the Committee in an Agreement, the occurrence of any of the following events:
(a)
Individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a member of the Board subsequent to the effective date of this Plan whose election, or nomination for the election by the Company’s shareholders, was approved by a vote of at least a majority of the Board members then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board as of the effective date of this Plan;

(b)
Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of Conagra Brands, Inc. immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the Voting Power of the reorganized, merged or consolidated entity;

(c)
A liquidation or dissolution of Conagra Brands, Inc.; or

(d)
The sale of all or substantially all of the assets of Conagra Brands, Inc.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include all successor sections and shall also be deemed to include all related regulations, rules and interpretations.
“Committee” means the Human Resources Committee of the Board or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan.
“Company” means Conagra Brands, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.
“Eligible Director” means a person who is serving as a member of the Board and who is not an Employee.
“Employee” means any employee of the Company.
CONAGRA BRANDS 2023 PROXY STATEMENT A-1

Appendix A
“Executive Incentive Plan” means the Conagra Brands Executive Incentive Plan, as in effect from time to time, or any successor plan.
“Fair Market Value” means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are principally traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value means the closing price on the immediately preceding date on which Stock transactions were so reported. The Committee is authorized to adopt another Fair Market Value pricing method, provided such method is stated in the Agreement, and is in compliance with the fair market value pricing rules set forth in Code Section 409A.
“Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Code Section 422 or any successor provision.
“Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option or (ii) a Nonqualified Stock Option.
“Other Stock-Based Award” means an award of a share of Stock or a unit of Stock to a Participant (including, without limitation, deferred stock units granted in lieu of all or a portion of a Participant’s compensation or bonus) that is denominated or payable in, valued in whole or in part by reference to, or is otherwise based on the Fair Market Value of, a share of Stock, in each case subject to such terms and conditions as the Committee may determine.
“Participant” means any Employee, Eligible Director, or consultant (provided that such person satisfies the Form S-8 definition of an “employee”) designated by the Committee to participate in the Plan.
“Performance Share” means an award for which the grant, issuance, retention, vesting and/or settlement is subject to the satisfaction of one or more of the performance criteria established by the Committee or under the Executive Incentive Plan, if applicable.
“Plan” means this Conagra Brands, Inc. 2023 Stock Plan, as in effect from time to time.
“Prior Plan” means the Conagra Brands, Inc. 2014 Stock Plan or any predecessor plan thereto.
“Recycled Prior Plan Shares” means any shares of Stock subject to an award under the Prior Plan which are eligible for recycling under the terms of the Prior Plan.
“Restricted Stock” means a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.
“Restricted Stock Unit” means the right to receive or vest with respect to one or more shares of Stock (or as otherwise determined by the Committee), subject to such terms and conditions as the Committee may establish.
“Stock” means the Common Stock of Conagra Brands, Inc., par value $5.00 per share.
“Stock Appreciation Right” or “SAR” means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, or a combination of the foregoing, as determined by the Committee, equal to the excess of (i) the aggregate Fair Market Value, as of the date such SAR is exercised, of the number shares of Stock covered by the SAR being exercised over (ii) the aggregate exercise price of such SAR.
“Subsidiary” means any corporation, partnership, joint venture or other entity in which Conagra Brands, Inc. owns, directly or indirectly, 25% or more of the voting power or of the capital interest or profits interest (within the meaning of Code Section 414(c)) of such entity.
“Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board in the case of Conagra Brands, Inc., or members of the board of directors or similar body in the case of another entity.
2.2
Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3
Eligibility and Participation
The only persons eligible to participate in the Plan shall be those Participants selected by the Committee or a Committee designee to whom such authority has been delegated pursuant to Section 4.4.
SECTION 4
Powers of the Committee
4.1
Committee Members. Subject to Section 4.4, the Plan shall be administered by the Committee comprised of no fewer than two members of the Board. Each Committee member shall satisfy the requirements for:

(a)
an “independent director” for purposes of the Company’s Corporate Governance Principles,

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(b)
an “independent director” under any rules and regulations of the stock exchange or other recognized market or quotation system on which the Stock is principally traded or quoted at the relevant time, and

(c)
a “non-employee director” for purposes of Rule 16b-3 under the Act. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan (with such recusals as may be appropriate) that would otherwise be the responsibility of the Committee.

4.2
Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, the number of shares of Stock subject to each Award, and the terms and conditions of any and all such Awards. Awards granted by the Committee need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or other factors the Committee deems appropriate.

4.3
Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

4.4
Delegation by Committee. To the full extent permitted by law and the rules of any exchange on which the shares of Stock are traded, the Committee may, at any time and from time to time:

(a)
delegate to one or more of its members any or all of its responsibilities and powers, including all responsibilities and authority described under Sections 4.2 and 4.3;

(b)
delegate to any individual officer of the Company the authority to grant Awards under the Plan on the same basis as the Committee (although such officer cannot use this authority to grant awards to an employee who is an officer, Eligible Director, or more than 10% beneficial owner of any class of Conagra Brands, Inc.’s equity securities that is registered pursuant to Section 12 of the Act, as determined by the Committee in accordance with Section 16 of the Act, or himself or herself); and

(c)
grant authority to Employees or designate Employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

4.5
International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)
determine which Participants (if any) employed by the Company outside the United States are eligible to participate in the Plan,

(b)
modify the terms and conditions of any Awards made to such Participants, and

(c)
establish subplans and modified Option exercise procedures and other Award terms and procedures to the extent such actions may be necessary or advisable.

No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
SECTION 5
Stock Subject to Plan
5.1
Number. Subject to the provisions of Sections 5.4 and 5.5, the number of shares of Stock subject to Awards under the Plan may not exceed (i) 17,400,000 shares of Stock, plus (ii) Recycled Prior Plan Shares.

5.2
Limit on Incentive Stock Options. Notwithstanding anything in this Section 5, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 5.5 of this Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 17,400,000.

5.3
Other Limits. Notwithstanding anything in this Section 5 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 5.5, no awards will be granted to any one participant who is a non-employee Director in any fiscal year under the 2023 Stock Plan that will cause the total compensation in cash and equity paid to such participant for such service to exceed $1,000,000 in such fiscal year.

5.4
Cancelled, Terminated, Forfeited or Surrendered Awards. Any shares of Stock subject to an Award that for any reason is cancelled, is terminated, lapses, expires, is forfeited, becomes unexercisable for any other reason or is settled

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for cash (in whole or in part) will, to the extent of such cancellation, termination, lapse, expiration, forfeiture, non-exercisability or cash settlement, again be available for Awards under the Plan; provided, however, that the following shares of Stock may not again be made available for issuance of Awards under the Plan:
(a)
shares used to pay the exercise price of an outstanding Award,

(b)
shares used to pay withholding taxes related to an outstanding Option or SAR Award, or

(c)
shares not issued or delivered as a result of the net settlement of an outstanding SAR.

In the event withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall again be available for Awards under the Plan, but only to the extent such withholding tax liabilities do not exceed minimum amounts of taxes required to be withheld; provided, however, that such recycling of shares for tax withholding purposes is limited to 10 years from the date of shareholder approval of the Plan if such recycling involves shares that have actually been issued by the Company.
5.5
Adjustment in Capitalization. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend, or any corporate transaction such as a reorganization, reclassification, merger, consolidation, combination or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of Conagra Brands, Inc., or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of Conagra Brands, Inc. or of any other corporation being received by the holders of outstanding shares of Stock), or a material change in the market value of the outstanding shares of Stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, to any Award terms including adjustment in:

(a)
the number and type of shares of Stock (or other property) available for the grant of Awards, and the share limits and related provisions, under Section 5,

(b)
the number and type of shares (or other property) and exercise price with respect to outstanding Options and SARs, and

(c)
the number, prices and dollar value, plus any other Award terms, of other outstanding Awards; provided, however, that any adjustment to the number specified in Section 5.2 will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event described in this Section 5.5 or a Change of Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. Any adjustment by the Committee shall be conclusive and binding for all purposes of the Plan.
5.6
Dividend Equivalent Rights. No dividends or dividend equivalents shall be paid on Options or SARs. The Committee may at the time of the grant of a Restricted Stock, Restricted Stock Unit, Performance Share, or Other Stock-Based Award provide that any dividends declared on common stock or dividend equivalents be either:

(a)
accumulated for the benefit of the Participant and paid to the Participant after the expiration of any restrictions and/or achievement of applicable performance goals, or

(b)
not paid or accumulated.

5.7
Assumed, Converted or Substitute Awards. Notwithstanding anything in this Plan to the contrary:

(a)
Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other stock or stock-based awards held by participants of an entity engaging in a corporate acquisition or merger transaction with the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Code Section 409A. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)
In the event that a company acquired by the Company or with which the Company merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition

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or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company prior to such acquisition or merger.
(c)
Any shares of Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 5.7(a) or 5.7(b) above will not count against the limits contained in Section 5 of the Plan, provided in each case that the requirements for the exemption for mergers and acquisitions under rules and regulations of the stock exchange or other recognized market or quotation system on which the Stock is principally traded or quoted at the relevant time are met. In addition, no shares of Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of the Company under Sections 5.7(a) and 5.7(b) above will be added to the aggregate plan limit contained in Section 5.1 of the Plan.

5.8
Certain Limitations on Awards. Except as set forth in the following sentence, or as specified by the Committee in an Award with respect to the occurrence of a Change of Control, death, disability or termination of employment or service, no performance-based Award shall be based on a performance period of less than one year, and no Award that is conditioned on continued employment or the passage of time shall provide for vesting in less than one year. Notwithstanding the foregoing, a maximum of 5% of the aggregate number of shares of Stock available for issuance under this Plan may be issued without regard to such one-year minimum performance or vesting requirement. The limitations of this Section 9.5 shall not apply to Awards under Section 5.7 of this Plan.

SECTION 6
Stock Options
6.1
Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types:

(a)
Incentive Stock Options, and

(b)
Nonqualified Stock Options.

Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option, including in the event of death, retirement, disability, termination of employment or service, or Change of Control, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Only Participants who are Employees shall be eligible to receive Incentive Stock Options.
6.2
Option Price. Subject to adjustments to an exercise price permitted pursuant to Section 5.5 or as permitted under Section 5.7, Nonqualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

6.3
Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted. In addition, the Committee may provide in any Agreement for the automatic exercise of an Option upon such terms and conditions as established by the Committee.

6.4
Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment:

(a)
by tendering, by either actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise, or

(b)
by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. Subject to applicable law, the Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any withholding taxes resulting from such exercise. The Committee may approve other methods of payment. As soon as practicable after receipt of a notice of exercise and full payment of the exercise price, the Company shall deliver to the Participant, either by electronic means or by stock certificate or certificates, the acquired shares of Stock.

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Appendix A
6.5
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, except with respect to the Committee’s discretion to terminate or adjust awards under Section 5.5, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Code Section 421. Incentive Stock Options may only be granted to Participants who are Employees.

6.6
No Reload Grants. Options shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option or SAR.

SECTION 7
Director Awards
7.1
Director Awards. Any Award, or formula for granting an Award, under the Plan to Eligible Directors shall be approved by the Board and subject to any director compensation limits adopted by the Board. With respect to Awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board.

SECTION 8
Stock Appreciation Rights
8.1
SARs In Tandem with Options. SARs may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each SAR granted in tandem with an Option shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any SAR granted in tandem with an Option, the corresponding Option shall terminate.

8.2
Other SARs. SARs may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

8.3
SAR Price. Subject to adjustments to an exercise price permitted pursuant to Section 5.5 or as permitted under Section 5.7, SARs granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the SAR is granted.

8.4
Exercise of SARs. SARs awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, and the Committee may provide for the earlier exercisability of such SARs, including in the event of the retirement, death or disability of the Participant or a Change of Control. Notwithstanding the foregoing, no SAR shall be exercisable for more than ten years after the date on which it is granted. In addition, the Committee may provide in any Agreement for the automatic exercise of a SAR upon such terms and conditions as established by the Committee.

8.5
Payment. The Committee shall establish procedures governing the exercise of SARs, which shall require that notice of exercise be given and that the Participant satisfy any tax withholding requirements resulting from such exercise as provided in Section 11.4. As soon as practicable after receipt of a notice of exercise and full payment of any withholding taxes, the Company shall deliver to the Participant either by electronic means or by stock certificate or certificates the acquired shares of Stock.

8.6
No Reload Grants. SARs shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other SAR or Option.

SECTION 9
Restricted Stock; Other Stock-Based Awards; Certain Limitations on Awards
9.1
General. Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, and Performance Shares may be granted to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as shall be determined by the Committee.

9.2
Grant of Restricted Stock. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company or the Participant, or other restrictions, as the Committee may determine. The Committee may provide for the earlier termination of such restrictions, including in the event of the retirement, death or disability of the Participant or a Change of Control.

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9.3
Other Stock-Based Awards. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive or vest with respect to, one or more shares of Stock (or the equivalent cash value of such Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of one or more performance objectives. Such Other Stock-Based Awards may include Restricted Stock Units, Performance Shares, and Stock awards permitted under Sections 7.1 and 9.5. Notwithstanding anything to the contrary contained in this Plan, any grant of an Award under this Section 9.3 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such Other Stock-Based Award, including in the event of the retirement, death or disability of the Participant or a Change of Control.

(a)
Restricted Stock Unit. Settlement of a Restricted Stock Unit upon expiration of the deferral or vesting period shall be made in Stock or otherwise as determined by the Committee.

(b)
Performance Shares Generally. Each grant of Performance Shares shall be subject to the satisfaction of one or more of the performance goals established by the Committee with respect to the performance period established by the Committee. After the applicable performance period has ended, the Committee shall determine if all or any portion of the Performance Share is earned by a Participant. The earned portion of a Performance Share may be paid out in shares of Stock or cash, or a combination of the foregoing, as the Committee may determine.

9.4
Performance Goals. The performance goals selected by the Committee for any Awards may be based on one or more of the performance measures described in the non-exhaustive list in Section 9.4(b) below.

(a)
The specific performance goal(s) and measure(s) for each such Performance Share may be established by the Committee within 90 days after the commencement of the performance period to which the performance goal(s) and measure(s) relates or relate. Shares of Stock subject to such Performance Shares shall be payable following the completion of each performance period (unless deferred consistent with Code Section 409A), and only after certification in writing by the Committee that the specified performance goal(s) established under the Plan was or were achieved. Unless the Committee specifies otherwise in the terms of such a Performance Shares, payment shall be made on or before the later of (i) the fifteenth day of the third month that begins after the month containing the end of the applicable fiscal year (with the applicable fiscal year being the fiscal year containing the end of the performance period for which performance is certified), or (ii) the fifteenth day of the third month that begins after the end of the Participant’s tax year that contains the end of the performance period for which performance is certified. Such Performance Shares may be paid in cash or shares of Stock, or a combination of the foregoing, as determined by the Committee. In determining whether any performance goal was attained and whether any performance goal should be adjusted during a performance period, the rules in the Executive Incentive Plan and any specific adjustment criteria adopted by the Committee at the time of grant of such Performance Shares shall apply.

(b)
The performance measures for Performance Shares may include, but are not limited to, the following measures:

•
cash flow;

•
free cash flow;

•
operating cash flow;

•
earnings;

•
market share;

•
economic value added;

•
achievement of annual operating budget;

•
expense targets;

•
working capital targets;

•
the achievement of certain target levels of innovation and/or development of products;

•
profits;

•
profit contribution margins;

•
profits before taxes;

•
profits after taxes;

•
operating profit;

•
return on assets;

•
return on investment;

•
return on equity;

•
operating efficiency;

•
measures related to acquisitions or divestitures;

•
formation or dissolution of joint ventures;

•
corporate bond rating by credit agencies;

•
return on invested capital;

•
gross sales;

•
net sales;

•
sales volume;

•
stock price;

•
total shareholder return;

•
dividend ratio;

•
price-to-earnings ratio;

•
customer satisfaction metrics;

•
debt to equity or leverage ratios; or

•
financial performance measures determined by the Committee that are sufficiently similar to the foregoing.

(c)
If more than one individual performance measure is specified by the Committee in defining performance goals for a Performance Share, the Committee shall also specify, in writing, whether one, all or some other number of such performance goals must be attained in order for the performance measures to be met.

(d)
Each performance goal may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company. Each performance goal may be based upon growth, may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, may be made relative to an index or one or

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more of the performance goals themselves, may be based on or otherwise employ comparisons based on internal targets or the past performance of the Company and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, investments or assets or net assets.
(e)
Subject to any operating rules that may be adopted by the Committee, the Committee may make adjustments to the level of achievement of any performance goals to take into account unusual or nonrecurring items or events, including, but not limited to, the following:

•
restructuring charges (e.g., severance, contract termination fees, consulting fees);

•
mergers, acquisitions, or divestitures, including supporting costs;

•
material changes in business, operations, corporate or capital structure;

•
impairments and other write-offs;

•
the movement of an operation into discontinued operations after the start of the performance period;

•
foreign exchange or hedge-related gains and losses;

•
non-operating/non-cash gains/losses;

•
litigation or claim adjudication, judgments or settlements (whether positive or negative);

•
adjustments to prior year tax liabilities; and

•
the cumulative effects of accounting changes.

9.5
Section 83(b) Election. The Committee may provide in an Award Agreement that the Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning an Award, the Participant shall be required to promptly file a copy of such election with the Company.

SECTION 10
Amendment, Modification, and Termination of Plan
10.1
General. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 10.1. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code Section 409A to become subject to Section 409A. Furthermore, except as provided under Section 5.5, and for purposes of applicable stock exchange rules, the Board may not make any amendment which would materially:

(a)
modify the requirements for participation in the Plan,

(b)
increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1,

(c)
change the minimum exercise price for stock options or SARs as provided in Section 6.2 and Section 8.3, or

(d)
extend the term of the Plan, in each case without the approval of a majority of the outstanding shares of Stock entitled to vote thereon.

Except as specifically provided in the Plan or except to the minimum extent necessary to comply with applicable law, no amendment or modification of the Plan shall materially and adversely affect the rights of any Participant with respect to a previously granted Award without the written consent of the Participant.
10.2
Amendment of Agreement.

(a)
If permitted by Code Section 409A, the Committee may, at any time, amend the terms of outstanding Awards in a manner not inconsistent with the terms of the Plan; provided, however, that except as provided in Section 5.5 or in connection with a Change in Control, or except to the minimum extent necessary to comply with applicable law, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend the terms of an outstanding Award in a manner that is not unfavorable to the Participant without the consent of such Participant.

(b)
Except for adjustments as provided in Section 5.5 or in connection with a Change of Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, without approval of the Company’s shareholders. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 5.5 of the Plan.

10.3
Detrimental Activity and Recapture Provisions. All Awards shall be subject to the Committee’s right to cancel such Awards and/or to impose forfeitures to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002. Subject to other terms and conditions as may be specified in an Agreement, if the Committee determines that a present or former Employee or Eligible Director has:

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(a)
used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company,

(b)
breached any contract with or violated any fiduciary obligation to the Company, or

(c)
engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that Employee or Eligible Director to forfeit his or her outstanding Awards under the Plan.

In addition, notwithstanding anything in this Plan to the contrary, any Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Act, and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may be traded.
SECTION 11
Miscellaneous Provisions
11.1
Nontransferability of Awards. Except as otherwise provided by the Committee, no Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event will any Award granted under the Plan be transferred for value.

11.2
Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant and will be effective only when filed in writing with the Company during the Participant’s lifetime. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant’s surviving spouse, if any, or otherwise by the Participant’s estate.

11.3
No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No individual shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

11.4
Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. Unless not permitted by the Committee at the time of the grant of an Award, a Participant may elect, subject to such conditions as the Committee shall impose, including but not limited to conditions and restrictions intended to comply with securities laws, Company policies regarding trading in securities and intended accounting treatment, to satisfy any tax withholding:

(a)
by having shares of Stock otherwise issuable under the Plan withheld by the Company or by delivering to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s statutory minimum applicable withholding tax obligation associated with the transaction, or

(b)
by remitting cash or a check.

Subject to any rules established by the Company, the Participant may engage in additional tax withholding above the statutory minimum applicable withholding requirements, up to the maximum amount permissible regarding the Award, in accordance with applicable law, provided that (x) such additional tax withholding is specifically authorized by the Committee, (y) such additional tax withholding does not cause adverse accounting consequences for the Company, and (z) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to such transaction.
11.5
Special Rule Related to Securities Trading Policy. The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees and Eligible Directors are prohibited from trading Stock or other securities of the Company except during certain “window periods” as described in the Policy. If, under the terms of the Agreement, the last day on which an Option or SAR can be exercised falls on a date that is not, in the opinion of counsel to the Company, within a window period permitted by the Policy, the applicable exercise period shall automatically be extended by this Section 11.5 until the second business day of, in the opinion of counsel to the Company, a window period under the Policy, but in no event beyond the expiration date of the Options or SARs. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure when possible without extending the exercise period beyond the expiration date that in no event shall the term of any Option or SAR expire except during a window period.

11.6
Recoupment or Clawback. Notwithstanding any other provisions in this Plan or an Agreement, the Committee may cancel any Award to a Participant, require reimbursement of any such Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any recoupment or clawback policies adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank

CONAGRA BRANDS 2023 PROXY STATEMENT A-9

Appendix A
Wall Street Reform and Consumer Protection Act and the requirements of any national securities exchange or system upon which Shares are then listed or traded, or to comport with good corporate governance practices, as such policies may be amended from time to time. By accepting an Award under this Plan, each Participant agrees to be bound by the recoupment or clawback policy, as in effect or as may be adopted or modified from time to time by the Company in its discretion. No recovery of compensation under such a recoupment or clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
11.7
Agreements with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Each grant of an Award to a Participant shall be evidenced by an Agreement in such form as is determined by the Committee (or, subject to applicable law, its designee pursuant to Section 4.4) setting forth the terms and conditions of such Award.

11.8
Company Intent. The Company intends that the Plan and any grants thereunder comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan or Agreements shall be interpreted to give effect to such intention. With respect to Participants covered by the Company’s Executive Incentive Plan and to the extent not inconsistent with the terms of this Plan, the provisions of the Company’s Executive Incentive Plan shall apply to Awards under this Plan.

11.9
Unfunded Plan. This Plan shall be unfunded. Bookkeeping accounts may be established with respect to Participants who are granted Awards under the Plan, but any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards.

11.10
Fractional Shares. The Company shall not be required to issue any fractional shares of Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

11.11
Code Section 409A. Unless the Committee expressly determines otherwise, Awards are intended to be exempt from Code Section 409A as stock rights or short-term deferrals and, accordingly, the terms of any Awards shall be construed and administered to preserve such exemption (including with respect to the time of payment following a Change of Control). To the extent that Section 409A applies to a particular Award granted under the Plan (notwithstanding the preceding sentence), then the terms of the Award shall be construed and administered to permit the Award to comply with Section 409A, including, if necessary, by delaying the payment of any Award payable upon separation from service to a Participant who is a “specified employee” (as defined in Code Section 409A and determined consistently for all Company arrangements that are subject to Code Section 409A), for a period of six months and one day after such Participant’s separation from service (as defined in Code Section 409A, but treating the Company as constituting a single service recipient unless the Committee timely provides otherwise). In the event anyone is subject to income inclusion, additional interest or taxes, or any other adverse consequences under Code Section 409A (Non-compliance), then neither the Company, the Committee, the Board nor its or their employees, designees, agents or contractors shall be liable to any Participant or other persons in connection with any Non-compliance, except to the extent the Non-compliance was the direct result of any Company action or failure to act that was undertaken in bad faith.

11.12
Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no Awards shall be granted or payment made or shares of Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

11.13
No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, neither the Company, the Board nor the Committee represents or warrants the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

11.14
Effective Date/Termination. The Plan was adopted by the Board of Directors on July 20, 2023 and shall be effective upon its approval by the Company’s shareholders at the 2023 annual shareholders’ meeting. No Award shall be granted under the Plan on or after the 10th anniversary of the effective date of the Plan, or such earlier date as may be determined by the Board, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. No termination of the Plan shall adversely affect any Award previously granted.

11.15
Prior Plan. Upon shareholder approval of the Plan pursuant to Section 11.14, no new awards will be granted under the Prior Plan.

11.16
Governing Law. The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

A-10 CONAGRA BRANDS 2023 PROXY STATEMENT

Appendix B
Reconciliation of GAAP and Non-GAAP Information
This Proxy Statement contains certain non-GAAP financial measures, including organic net sales, adjusted earnings per share from continuing operations, net leverage ratio and adjusted operating margin. Management considers GAAP financial measures as well as non-GAAP financial measures in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance, and financial measures as calculated in accordance with GAAP. Please see our Annual Report on Form 10-K for the fiscal year ended May 28, 2023 for a reporting of our financial results in accordance with GAAP.
Certain of these non-GAAP measures, such as net leverage ratio, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expenses, the impact of the extinguishment of debt, the impact of foreign exchange, the impact of acquisitions and divestitures, hedging gains and losses, impairment charges, the impact of legacy legal contingencies, and the impact of unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
The following information is provided to reconcile the non-GAAP financial measures disclosed in this Proxy Statement to their most directly comparable GAAP measures.
CONAGRA BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES
(IN MILLIONS)
Organic Net Sales
FY23
Net Sales	$12,277.0
Impact of foreign exchange	20.9
Organic Net Sales	$12,297.9
Year-over-year change—Net Sales	6.4%
Impact of foreign exchange (pp)	0.2
Organic Net Sales	6.6%
FY22
Net Sales	$11,535.9
Net Sales from divested businesses	—
Organic Net Sales	$11,535.9
CONAGRA BRANDS 2023 PROXY STATEMENT B-1

Appendix B
Adjusted Operating Margin and Adjusted EPS
FY23	Operating Profit(1)	Diluted EPS from Income Attributable to Conagra Brands, Inc. Common Stockholders
Reported	$1,075.3	$1.42
% of Net Sales	8.8%
Restructuring plans	13.1	0.02
Acquisitions and divestitures	8.4	0.01
Corporate hedging derivative losses (gains)	37.1	0.06
Fire related costs	13.4	0.02
Third-party vendor cybersecurity incident	4.4	0.01
Municipal water break costs	3.5	0.01
Impairment of businesses held for sale	26.7	0.04
Goodwill and brand impairment charges(2)	730.9	1.23
Legal matters	3.8	0.01
Valuation allowance adjustment	—	(0.06)
Adjusted	$1,916.6	$2.77
% of Net Sales	15.6%
Year-over-year % of net sales change—reported	(291) bps
Year-over-year % of net sales change—adjusted	125 bps
Year-over-year change—reported	(20.1)%	(22.8)%
Year-over-year change—adjusted	15.7%	17.4%
FY22	Operating Profit(1)	Diluted EPS from Income Attributable to Conagra Brands, Inc. Common Stockholders
Reported	$1,346.0	$1.84
% of Net Sales	11.7
Restructuring plans	49.0	0.08
Acquisitions and divestitures	2.4	—
Corporate hedging losses (gains)	(4.4)	(0.01)
Consulting fees on tax matters	2.8	—
Fire related costs	11.3	0.02
Impairment of businesses held for sale	70.1	0.13
Proceeds received from the sale of a legacy investment	(3.3)	(0.01)
Brand impairment charges(2)	209.0	0.33
Legal matters	(19.6)	(0.03)
Environmental matters	(6.5)	(0.01)
Unusual tax items	—	0.02
Adjusted	$1,656.8	$2.36
% of Net Sales	14.4%

(1)
Operating profit, also referred to as Operating Income, is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.

(2)
Includes charges related to consolidated joint ventures. These charges are recorded at 100% for all line items before Net income attributable to Conagra Brands, Inc. Net income attributable to Conagra Brands, Inc. excludes Net income (loss) attributable to noncontrolling interest.

B-2 CONAGRA BRANDS 2023 PROXY STATEMENT

Appendix B
Net Leverage Ratio
	FY23	FY22
Notes payable	$641.4	$184.3
Current installments of long-term debt	1,516.0	707.3
Senior long-term debt, excluding current installments	7,081.3	8,088.2
Total Debt	$9,238.7	$8,979.8
Less: Cash	93.9	83.3
Net Debt	$9,144.8	$8,896.5
	FY23	FY22
Net Debt	$9,144.8	$8,896.5
Net income attributable to Conagra Brands, Inc.	$683.6	$888.2
Add Back: Income tax expense	218.7	290.5
Income tax expense attributable to noncontrolling interests	(0.5)	—
Interest expense, net	409.6	379.9
Depreciation	313.1	316.1
Amortization	56.8	59.3
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$1,681.3	$1,934.0
Restructuring plans(1)	12.3	34.8
Acquisitions and divestitures	8.4	2.4
Corporate hedging derivative losses (gains)	37.1	(4.4)
Fire related costs	13.4	11.3
Municipal water break costs	3.5	—
Third-party vendor cybersecurity incident	4.4	—
Impairment of businesses held for sale	26.7	70.1
Legal matters	3.8	(19.6)
Environmental matter	—	(6.5)
Consulting fees on tax matters	—	2.8
Proceeds received from the sale of a legacy investment	—	(3.3)
Goodwill and brand impairment charges(2)	729.3	207.0
Adjusted EBITDA	$2,520.2	$2,228.6
Net Debt to Adjusted EBITDA(3)	3.63	3.99

(1)
Excludes comparability items related to depreciation.

(2)
Excludes comparability items attributable to noncontrolling interests.

(3)
The Company defines its net debt leverage ratio as net debt divided by adjusted EBITDA for the trailing twelve-month period.

CONAGRA BRANDS 2023 PROXY STATEMENT B-3

Corporate Social Responsibility Focus Areas

Good Food

We continuously strive to make safe, delicious and nutritious foods, while providing the information that consumers need to make educated food choices.

Better Planet

We're focused on reducing our impact on climate change, sustainable packaging & agriculture, preserving water resources and eliminating waste in our operations.

Responsible Sourcing

We approach the sourcing of ingredients and packaging materials with care and consideration.

Stronger Communities

We care deeply about our employees and the communities we live and work in. We make it a priority to invest in their growth, success & wellbeing.

Charitable Contributions

Feeding America	**16.7 Million Meals** (20.1 million lbs. of food)
Nourish Our Community Grants	**$350,000**
Total Volunteer Hours	**9,086 Hours**
Scholarship Recipients	**40**

Awards

Points of Light – The Civic 50

Human Rights Campaign Foundation – Best Places to Work 2022 for LGBTQ+ Equality – 100% Corporate Equality Index

DEI – Best Place to Work for Disability Inclusion 2022 – 100% Disability Equality Index

America's Greatest Workplaces for Diversity 2023 – Newsweek – Plant-A Insights Group

Annual Meeting and Important Voting Information

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Conagra is pleased to deliver proxy materials electronically via the internet. Electronic delivery allows Conagra to provide you with the information you need for the annual meeting, while reducing environmental impacts and costs.

At Conagra, we aim to do what's right for our consumers, our business, our employees, our communities, and the world. The health of the planet and availability of natural resources are intricately linked to our business. We're especially focused on reducing our impact on climate change, minimizing packaging waste, supporting regenerative agriculture, preserving water resources, and eliminating waste in our operations.

We encourage our shareholders to enroll in e-delivery:

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Scan the QR code

Combined with your adoption of electronic delivery of proxy materials, and the elimination of approximately 234,800 sets of proxy materials, we can ideally reduce the impact on the environment by:

using approximately 475 fewer tons of wood, or 2,850 fewer trees (44 acres offorest)	saving approximately 2.55 million gallons of water, or the equivalent offilling approximately 116 swimming pools
using approximately 3.04 billion fewer BTUs, or the equivalent of the amount of energy used by 3,610 residential refrigerators for one full year	eliminating approximately 140,000 pounds of solid waste
using approximately 2.14 million fewer pounds of greenhouse gases, including CO2, or the equivalent of 194 automobiles running for one year	reducing hazardous air pollutants by approximately 190 pounds

Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

222 W. Merchandise Mart PlazaSuite 1300Chicago, Illinois 60654 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode above1.Read the accompanying Proxy Statement and this proxy card. 2.Go to the Website www.proxyvote.com. 3.Follow the instructions. During The Meeting - Go to www.virtualshareholdermeeting.com/CAG2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-69031.Read the accompanying Proxy Statement and this proxy card. 2.Call toll free at 1-800-690-6903. 3.Follow the recorded instructions. VOTE BY MAIL1.Read the accompanying Proxy Statement and this proxy card. 2.Complete, sign, and date your proxy card. 3.Return your proxy card in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Phone or Internet, please do not mail this Proxy Card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V21135-P95968KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN
THIS PORTION ONLYCONAGRA BRANDS, INC.The Board of Directors recommends a vote FOR each of the following nominees for director:1.Election of DirectorsForAgainstAbstain1a.Anil Arora!!!1b.Thomas K. Brown!!!The Board of Directors recommends you vote 1 Year on1 Year2 Years3 YearsAbstainthe following proposal:1c.Emanuel Chirico!!!2.Advisory vote to approve the frequency of future!!!!advisory votes to approve named executive officercompensation1d.Sean M. Connolly!!!The Board of Directors recommends a vote FOR the followingForAgainstAbstainproposal:1e.George Dowdie!!!3.Advisory vote to approve named executive officer compensation!!!1f.Francisco J. Fraga!!!The Board of Directors recommends a vote FOR the followingForAgainstAbstainproposal:1g.Fran Horowitz!!!4.Approval of the Conagra Brands, Inc. 2023 Stock Plan!!!1h.Richard H. Lenny!!!The Board of Directors recommends a vote FOR the followingForAgainstAbstainproposal:1i.Melissa Lora!!!5.Ratification of the appointment of KPMG LLP as our independent!!!auditor for fiscal 20241j.Ruth Ann Marshall!!!The Board of Directors recommends a vote AGAINST the followingForAgainstAbstainproposal:1k.Denise A. Paulonis!!!6.Shareholder proposal requesting a shareholder right to call a special!!!shareholder meeting, if properly presentedNOTE: The shares will be voted as directed, or if no direction is indicated,as described on the reverse side of this proxy card.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Conagra Brands, Inc. 2023 Annual Meeting of ShareholdersThursday, September 14, 2023Noon CDTwww.virtualshareholdermeeting.com/CAG2023Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.V21136-P95968 PROXY - CONAGRA BRANDS, INC.Please vote and sign on reverse side.This Proxy is Solicited by the Board of Directors for theSeptember 14, 2023 Annual Meeting of Shareholders.The undersigned appoints each of Sean M. Connolly and Richard H. Lenny as proxies, with full power of substitution, to vote all shares of common stock of Conagra Brands, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR EACH NOMINEE LISTED IN ITEM 1, 1 YEAR UNDER ITEM 2, FOR ITEMS 3, 4, AND 5, AND AGAINST ITEM 6, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS IN CONNECTION WITH SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.If you wish to vote by mailing this proxy card, please mark the boxes accordingly, indicate the date, sign your name exactly as it appears on this card, and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give your full title as such. Information on telephonic and Internet voting is on the reverse side of this proxy card.You may also vote via telephone or the Internet. Please see the reverse side of this card for information about telephonic or Internet voting. Your telephone or Internet voting instruction authorizes the named proxies to vote these shares in the same manner as if you marked, signed, and returned this proxy card. Whether you vote by mail, telephone, or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 13, 2023.Continued and to be signed on reverse side

222 W. Merchandise Mart PlazaSuite 1300Chicago, Illinois 60654 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode above1.Read the accompanying Proxy Statement and this voting instruction card. 2.Go to the Website www.proxyvote.com. 3.Follow the instructions. During The Meeting - Go to www.virtualshareholdermeeting.com/CAG2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-69031.Read the accompanying Proxy Statement and this voting instruction card. 2.Call toll free at 1-800-690-6903. 3.Follow the recorded instructions. VOTE BY MAIL1.Read the accompanying Proxy Statement and this voting instruction card. 2.Complete, sign, and date your voting instruction card. 3.Return your voting instruction card in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Phone or Internet, please do not mail this Voting Instruction Card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V21137-P95968KEEP THIS PORTION FOR YOUR RECORDSTHIS VOTING INSTRUCTION
CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYCONAGRA BRANDS, INC.The Board of Directors recommends a vote FOR each of the following nominees for director:1.Election of DirectorsForAgainstAbstain1a.Anil Arora!!!1b.Thomas K. Brown!!!The Board of Directors recommends you vote 1 Year on1 Year2 Years3 YearsAbstainthe following proposal:1c.Emanuel Chirico!!!2.Advisory vote to approve the frequency of future!!!!advisory votes to approve named executive officercompensation1d.Sean M. Connolly!!!The Board of Directors recommends a vote FOR the followingForAgainstAbstainproposal:1e.George Dowdie!!!3.Advisory vote to approve named executive officer compensation!!!1f.Francisco J. Fraga!!!The Board of Directors recommends a vote FOR the followingForAgainstAbstainproposal:1g.Fran Horowitz!!!4.Approval of the Conagra Brands, Inc. 2023 Stock Plan!!!1h.Richard H. Lenny!!!The Board of Directors recommends a vote FOR the followingForAgainstAbstainproposal:1i.Melissa Lora!!!5.Ratification of the appointment of KPMG LLP as our independent!!!auditor for fiscal 20241j.Ruth Ann Marshall!!!The Board of Directors recommends a vote AGAINST the followingForAgainstAbstainproposal:1k.Denise A. Paulonis!!!6.Shareholder proposal requesting a shareholder right to call a special!!!shareholder meeting, if properly presentedNOTE: The shares will be voted as directed, or if no direction is indicated,as described on the reverse side of this voting instruction card.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Conagra Brands, Inc. 2023 Annual Meeting of ShareholdersThursday, September 14, 2023Noon CDTwww.virtualshareholdermeeting.com/CAG2023Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.V21138-P95968 VOTING INSTRUCTION CARD - CONAGRA BRANDS, INC.Please vote and sign on reverse side.This Voting Instruction Card is Solicited by the Board of Directors for theSeptember 14, 2023 Annual Meeting of Shareholders.As a participant in the Conagra Brands Employee Stock Purchase Plan (the "ESPP"), I hereby direct Computershare, as Trustee, to vote all shares of common stock I hold in this plan account in accordance with the instructions set forth on the reverse side.THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN YOUR INSTRUCTION CARD BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE TRUSTEE WILL VOTE THE SHARES FOR EACH NOMINEE LISTED IN ITEM 1, 1 YEAR UNDER ITEM 2, FOR ITEMS 3, 4, AND 5, AND AGAINST ITEM 6.If you wish to vote using this voting instruction card, please mark the boxes accordingly, sign your name exactly as it appears on this card, indicate the date, and return this card in the enclosed envelope. If you are a current or former employee of Conagra Brands, Inc. and have an interest in the ESPP, your proportionate interest as of July 25, 2023 is shown on this voting instruction card and the instructions you provide will determine how the Trustee will vote. If you do not vote, the Trustee will vote the shares in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received, unless contrary to applicable law.You may also vote via telephone or the Internet. Please see the reverse side of this card for information about telephonic or Internet voting. Your telephone or Internet voting instruction authorizes Computershare to vote these shares in the same manner as if you marked, signed, and returned this voting instruction card. Whether you vote by mail, telephone, or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 13, 2023.Continued and to be signed on reverse side